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VOYA INVESTMENT MANAGEMENT, LLC

VOYA INVESTMENT MANAGEMENT CO. LLC

VOYA ALTERNATIVE ASSET MANAGEMENT LLC

COMPLIANCE

POLICIES

AND

PROCEDURES

MANUAL

JULY 2018

This Manual supersedes all policies and procedures previously included in the Voya Investment Management, LLC Compliance Policies and Procedures Manual.  Voya Investment Management reserves the right to modify any provision in this manual at any time in the future.  Such changes will be distributed by an electronic communication or by other means, as appropriate.

CONTACTS

Questions regarding compliance issues should be directed to one of the Compliance Officers listed below.

Chief Compliance Officer:

Deborah Hammalian

Telephone:

(212) 309-6563

Email:

Deborah.Hammalian@voya.com

ATLANTA

Anita McClin

5780 Powers Ferry Road NW

Telephone:

(770) 690-5949

Atlanta, GA  30327-4349

Email:

Anita.McClin@voya.com

Eric Richner

Telephone:

(770) 690-5976

Email:

Eric.Richner@voya.com

Trudy Steele

Telephone:

(770) 690-5937

Email:

Trudy.Steel@voya.com

Teneisha Wilson

Telephone:

(770) 690-6748

Email:

Teneisha.Wilson@voya.com

Patti Uzzel

Telephone:

(770) 690-4591

Email:

Patti.Uzzel@voya.com

Kerris Wigfall

Telephone:

(770) 690-6745

Email:

Kerris.Wigfall@voya.com

WINDSOR

Brian Coroso

One Orange Way, C1-N

Telephone:

(860) 275-3558

Windsor, CT 06095

Email:

Brian.Coroso@voya.com

Steve Easton

Telephone:

(860) 275-2110

Email:

Stephen.Easton@voya.com

Stephen Hinck

Telephone:

(860) 275-2109

Email:

Stephen.Hinck@voya.com

James LeFebvre

Telephone:

(860) 275-2975

Email:

James.LeFebvre@voya.com

Monia Piacenti, MLCO

Telephone:

(860) 275-2139

Email:

Monia.Piacenti@voya.com

Madeline Russo

Telephone:

(860) 275-2169

Email:

Madeline.Russo@voya.com

NEW YORK

Lisa Anderson

230 Park Avenue

Telephone:

(212) 309-5931

New York, NY 10169

Email:

Lisa. Anderson@voya.com

Brenda DeBlasio

Telephone:

(212) 309-1733

Email:

Brenda.DeBlasio@voya.com

Donna DeCicco

Telephone:

(212) 309-6401

Email:

Donna.DeCicco@voya.com

Sal DiCostanzo

Telephone:

(212) 309-8446

Email:

Salvatore.DiCostanzo@voya.com

Dave Frederick

Telephone:

(212) 309-6454

Email:

Dave.Frederick@voya.com

Gen Lam

Telephone:

(212) 309-8406

Email:

Gen.Lam@voya.com

Judy Koh-Lyndon

Telephone:

(212) 309-1778

Email:

Judy.KohLyndon@voya.com

SCOTTSDALE

Brian Stevens

7337 E Doubletree Ranch Road

Telephone:

(480) 477-2204

Scottsdale, AZ 85258

Email:

Brian.Stevens@voya.com

LONDON

Olivier Struben

35 King Street

Telephone:

+44 207-767-1209

London

Email:

Olivier@Struben@voya.com

EC2V 8EH

Table of Contents

Contents

Introduction and General Policies

1

Section 1

Introduction

2

A.

General Standards

4

B.

Relations with Regulators

4

C.

Relations with Clients

4

D.

Client Complaints

5

E.

Duties Toward Voya IM – Conflicts of Interest

5

F.

Gifts and Entertainment

5

G.

Whistleblower Protections Policy

8

Section 2:  Registration and Filings

9

I.

Borrowing Money from Suppliers or Clients

9

II.

Other Duties

9

A.

Initial Registration with SEC

10

B.

Amendments

10

A.

Schedule 13G

10

B.

Schedule 13D

11

C.

Amendments

11

D.

Form 13F

11

E.

Form 13H

11

F.

Form PF

11

G.

Forms CPO-PQR

12

A.

Investment Adviser Representative (Agent) Registrations(s)

12

B.

Individual Registration

13

Section 3 – Account Opening and Maintenance

14

A.

General Requirements

14

B.

Wrap Fee Programs

14

C.

Limited Partnerships or Similar Investment Vehicles

14

D.

Mutual Funds

14

E.

Stable Value Funds

14

F.

Changes to Documents or Client Relationship

15

A.

Initial Delivery Requirements

15

B.

Annual Offer to Deliver

15

C.

Solicitation Arrangements

16

D.

Wrap Fee Programs

16

General

16

A.

Institutional Clients

16

B.

Wrap Fee Programs

16

C.

Mutual Funds

16

D.

Specialized Strategies

17

A.

General

18

B.

Performance Fees

18

1) Fulcrum Fees

18

2) “Qualified Purchaser” Private Investment Company

18

3) Foreign Persons

18

4) Sophisticated Clients: Rule 205-3

18

A.  State Requirements

19

Section 4 – Money Laundering

20

A. No Cash or Cash Equivalent Bearer Instruments

20

B. Client Due Diligence - “Know Your Customer”

21

C.

Beneficial Ownership Rule

21

D. Ongoing Monitoring

22

E. Consultation and Reporting

23

Section 5 – Electronic Communications

23

Section 6 – Marketing and Advertising Communications

25

A.

Rule 206(4)-1

25

B.

Global Investment Performance Standards

25

C.

FINRA Standards

25

D.

Use of Targeted Returns

25

A. Retail Investors

27

B. Private Marketing to Institutions and High Net Worth Investors

27

Section 7 – Employee Trading and Outside Business Activities

29

Section 8 – Confidential Information and Insider Trading

33

A.

Federal Securities Laws

33

B. “Material, Non-public” Information

33

C.  Information from “Immediate Family Members” and Others

34

D. Information from Clients or Third Parties (Use of Expert Networks)

34

E. Additional Restrictions for Senior Loan Employees

35

F. PIPE Activities

35

A. Document Control

35

B.  Restricted Lists

35

C. Regulation FD

36

A.

Creditors’ Committees

36

B.  Syndicated Loan and Similar Activities

37

A.

Restrictions

37

B.

Exceptions

38

Section 9 – Trading and Brokerage

40

A. General Policy

42

B. Soft Dollar Procedures

42

C. Types of Transactions

44

D. Directed Brokerage

44

E. Services or Products Outside of Section 28(e)

44

F. Disclosure

45

Section 10 – Proxy Voting

46

Section 11 – Custody of Client Assets

48

A. Registered Advisers

48

B. Unregistered Advisers

48

C. No Receipt of Client Assets

48

Section 12 – Books and Records

50

Section 13 - Cybersecurity

51

APPENDIX 1:

52

Voya IM GIFT & ENTERTAINMENT POLICY

52

1. Nominal Business Gifts and Business Entertainment

52

2. Reporting Procedures for Gifts and Entertainment

55

APPENDIX 2:

56

MEDIA INTERVIEW FORM

56

APPENDIX 3.A.

57

CODE OF ETHICS

57

APPENDIX 3.B.

69

SENIOR LOAN SUPPLEMENTAL CODE OF ETHICS

69

APPENDIX 4

72

PIPE TRANSACTIONS PROCEDURES

72

APPENDIX 5

74

PRIVACY POLICIES

74

APPENDIX 6

77

Voya IM Equity Trading Manual

77

Fixed Income Trading Manual

88

Senior Loan Group Policy

101

Investment Allocation and Trade Aggregation

101

APPENDIX 7

107

Portfolio Management Conflict Procedures

107

APPENDIX 8

110

Error Correction Policy and Procedures

110

APPENDIX 9A

113

SOFT DOLLAR SERVICE REQUEST FORM

113

APPENDIX 10

118

Directed Brokerage Policy and Procedures

118

APPENDIX 11

122

Proxy Voting Guidelines

122

APPENDIX 12

132

Books and Records to be Maintained in Connection with Business as a Registered Adviser

132

APPENDIX 13

140

Voya INVESTMENT TRUST CO.

140

Bank Secrecy Act Policies and Procedures

140

D.

Beneficial Ownership Rule

147

APPENDIX 14

161

Social Media Policy

161

APPENDIX 15

165

Stable Value Operating Policy

165

Introduction and General Policies

This Compliance Manual (“Manual”) sets forth the basic policies and procedures governing the investment advisory practices of the Voya businesses (“Voya IM” or the “Firm”), whether or not registered with the U.S. Securities and Exchange Commission (“SEC”). It should be noted that for regulatory or practical purposes, separate policies and procedures may have been established for a business unit (e.g. Voya Investment Trust Co. (“Voya Trust”). Likewise, Voya IM employees are covered by various compliance policies issued by Voya Financial, Inc. (“Voya”) or its affiliates.

As described more fully throughout, many of the procedures apply only to Registered Investment Advisers in the Voya IM structure. In addition, some of the procedures will have only limited application to certain business units operating in specialized markets or to an entity whose activities are generally limited to managing proprietary assets (“Voya IM Atlanta”). Voya IM employees are responsible for understanding all applicable manuals and policies and procedures. The Manual is designed to be a permanent resource that will be regularly reviewed and updated.

For the avoidance of doubt, the procedures and policies set out in this Manual will apply to Voya Investment Management (UK) Limited, where relevant, except where the rules of the UK Financial Conduct Authority (FCA) impose a specific requirement and/or where the FCA rules impose a higher standard on an authorised firm. Where specific FCA rules apply to Voya Investment Management (UK) Limited this is indicated in relevant text contained within a grey shaded box in the relevant section of the Manual, with further detail set out in the Voya Investment Management UK Compliance Manual.

UK requirements—structure of the UK regulatory regime and application of FCA rules

Please refer to the Voya UK Compliance Manual for details of the structure of the UK regulatory regime, the FCA’s objectives and principles for business and relevant training and competency requirement, to which Voya Investment Management (UK) Limited is subject.

Recent amendments to U.S. Commodity Futures Trading Commission (“CFTC”) rules have required Voya IM to register with the CFTC as a commodity pool operator (“CPO”) and/or commodity trading advisor (“CTA”).  The procedures and policies set out in this Manual will apply to Voya commodity pools, where relevant, except where the rules of the CFTC impose a specific requirement and/or where the CFTC rules impose a higher standard.

New policies, guidance, and amendments may also be issued by Voya IM’s CCO or other supervisory personnel outside of or before being formally incorporated into this Manual. Such communications are as valid and binding as the Manual’s written guidance and it is the responsibility of employees to be alert to notices sent by Compliance and to remain aware of all Company policies and procedures.

Section 1

Introduction

I.

Coverage and Defined Terms

The following Voya Entities are covered by the Manual:

Registered Investment Advisers:

Voya Investment Management Co. LLC (“Voya IM Co.”)
Voya Alternative Asset Management LLC (“Voya AAM”)
Voya  Investment Management LLC (“Voya IM Atlanta”)

Unregistered Investment Advisers:

Voya Realty
Voya Investment Trust Co. (“Voya Trust”)

UK Authorised Entity:

Voya Investment Management (UK) Limited

General Definitions:

“Account”

=

Any Account or portfolio managed by an Adviser
“Adviser”

=

Any investment adviser named above
“Advisers Act”

=

Investment Advisers Act of 1940
“CFAI”

=

CFA Institute (formerly, AIMR)

“CFTC”

=

Commodity Futures Trading Commission
“DOL”

=

Department of Labor
“ERISA”

=

Employee Retirement Income Security Act of 1974
“FINRA”

=

The Financial Industry Regulatory Authority (formerly, NASD)

“NFA”

=

National Futures Association
“RR”

=

Registered Representative
“SEC”

=

U.S. Securities and Exchange Commission
“1933 Act”

=

Securities Act of 1933
“1934 Act”

=

Securities Exchange Act of 1934
“1940 Act”

=

Investment Company Act of 1940

I.

General Philosophy

Voya IM is deeply committed to stewardship and service the preservation of the organization’s integrity and reputation and thus requires of all of its businesses an understanding of and strict compliance with the applicable laws, regulations and standards in each market in which it operates and on-going implementation and adherence to compliance policies and procedures.

Voya IM endeavours at all times to operate in conformity with federal and/or applicable state and foreign laws and to conduct its businesses in the highest ethical and professional manner. Voya IM understands that clients are best served when all personnel are informed as to the legal, technical and mechanical aspects of its business and have a good working knowledge of practices and policies suited to achieve client objectives, best practices and comply with the law.

We regularly revisit our Manual to ensure it reflects the highest legal and ethical standards in our industry. The Manual is designed to articulate our commitment to integrity and honesty in everything we do. While no single document can address every situation, the Manual provides clear guidance on critical issues.

This Manual is intended to:

(1)

provide Voya IM employees with an awareness of the legal and regulatory requirements governing investment adviser, CPA and CPO activities; and

(2)

set forth the policies and procedures designed to ensure that Voya IM’s operations meet those requirements.

Please refer to this Manual when conducting your daily activities. You are encouraged to raise questions or comments about the Manual. You will be required to periodically acknowledge that you have read and understood the requirements of this Manual.

II.

Responsibilities of Employees and Supervisors

It is the policy of the Firm that senior management of each business unit is ultimately responsible for the implementation of and adherence to compliance policies. Accordingly, Voya IM senior management is ultimately responsible for this Manual. It is expected that management will set a good example in instilling in to the Voya IM businesses a culture of compliance.

It is not Firm policy that ownership of compliance resides solely with senior management or the Compliance Department.  Instead, compliance is a responsibility that every Voya employee shares. It has often been said that one person can cause more harm to a company from a single bad decision than good to the company over the course of a career.  When facing a situation not covered by the Manual, we expect our employees to exercise good judgment and to seek guidance in resolving potential issues. In order to assist employees in staying abreast of Firm policies and procedures, each employee has continuous access to an online version of this Compliance Manual, as well as other relevant forms and useful resources, each of which are available on Voya IM’s Intranet site.

As the Manual is revised or supplemented from time to time, it is the responsibility of the Compliance Department to communicate such changes and for each employee to be familiar with any changes. Each officer, principal, manager, supervisor or any other person having managerial or supervisory responsibilities must ensure that personnel whom they supervise are familiar with and understand the contents of the Manual, and use it in their day-to-day activities.

III.

Sanctions

In the event any person subject to this Manual violates any provision, policy or procedure outlined herein, that individual may be subject to various sanctions, depending on the violation, including but not limited to a reprimand, financial penalty, suspension, termination of employment, and potentially civil or criminal liability.  Specific sanctions imposed will be determined on a case-by-case basis and will be based upon the infraction, the Chief Compliance Officer’s recommendation and, if necessary, a determination by one or more members of the Voya IM Executive Leadership Team.

IV.

Standards of Conduct

A.

General Standards

An Adviser is a fiduciary with respect to its advisory clients. Voya IM, because of the various types of clients to which it provides investment advice, is subject to various state and federal statutes, including the Advisers Act. The Advisers Act enhances the fiduciary nature of the relationships between investment advisers and their clients. Employees should scrupulously comply with the rules and regulation of the markets in which they operate.

Voya IM acts on behalf of various types of clients, including pension plans subject to ERISA, registered investment companies subject to the 1940 Act and commodity pools registered with the CFTC and NFA. Those statutes establish similar fiduciary principles incumbent upon advisers to such clients.

Voya IM’s overriding policy is to protect and place clients’ interests first, provide full and fair disclosure of all relevant facts and any potential or actual conflicts of interest, exercise loyalty and good faith, provide suitable advice and recommendations, and seek best execution of all client transactions.

Employees are expected to act in a professional and loyal manner towards both Voya IM and clients in accordance with the laws and regulations in force and the standards of conduct described in this Manual.  Such activity is consistent with the Firm’s overarching goal of being stewards of client’s assets and providing superior client service.  In the event an employee has any doubts in a given situation as to what action is appropriate, he or she should not hesitate to refer the matter to senior management or to the Compliance Department.

B.

Relations with Regulators

Voya IM’s businesses operate within highly regulated industries.  As such, employees are expected at all times to understand and abide by basic fiduciary principles and the policies and procedures described herein.  In the event any federal, state or self-regulatory organization contacts a Voya IM employee (either in writing or by telephone) or arrives for an inspection, the Chief Compliance Officer and/or General Counsel must be immediately notified.

C.

Relations with Clients

Employees should serve the interests of clients with professionalism, diligence and discretion, avoiding conflicts of interest where possible.

▪

Professionalism implies that requests received from clients should be answered in a thoughtful manner after due consideration of the facts of the request and the client’s particular requirements.

▪

Diligence means implementing instructions received from clients in due course, taking into account the nature and timing of each request.

▪

Employees should treat clients impartially, without giving unfair preference to any individual or group of individuals.

D.

Client Complaints

Each employee shall notify Compliance upon receipt of any written or oral client compliant.  Copies of all letters of complaint and memoranda describing all oral complaints, as well as the response (if any), must be maintained in the Compliance Log.  Compliance shall investigate and determine how to respond to client complaints.  Responses to client complaints may require the approval of the Law Department and/or senior management.

E.

Duties Toward Voya IM – Conflicts of Interest

Employees have an obligation of loyalty towards their employer; under no circumstances are they to use their professional position directly or indirectly for personal purposes by taking unfair advantage or by profiting in any other way from their professional position.  Employees should be extremely careful to avoid any personal conflict of interest with Voya, its affiliates, the Advisers, vendors with whom we do business, or clients.

Employees are reminded that they must give prior notice of, and receive approval for, any covered outside activity in which they may wish to engage. This includes, among other things, outside business interests, political activity and private securities transactions.

UK requirements - Conflicts of Interest

Please refer to the Voya UK Compliance Manual for an overview of the FCA’s conflicts of interest regime and its application to Voya Investment Management (UK) Limited.

F.

Gifts and Entertainment

1.

 General Prohibitions

Giving or receiving gifts in a business setting may give rise to an appearance of impropriety or raise a potential conflict of interest. As a general rule, employees should generally not give to or accept from a third party (e.g. client, broker, vendor) any gift or gratuity. However, gifts of nominal value are allowed.  Nominal gifts include gifts equal to or less than $100 per year per person as well as normal and customary business entertainment (e.g., business meals and entertainment where the person providing the entertainment is present) that is not “lavish”, the cost of which would be paid for by Voya IM as a reasonable business expense if not paid for by the third party. While “nominal value” and “lavish entertainment” are difficult to define, any gift or entertainment is not acceptable if an independent third party might think that the employee would be influenced in conducting business.  Gifts of an extraordinary or extravagant nature to an employee should be declined or returned in order to avoid compromising the reputation of the employee or Voya IM.

Notwithstanding the above, in an effort to mitigate potential issues, Voya IM generally prohibits any employee from giving or receiving any gift or participating in entertainment activities that, on a fair market value basis, exceed $300 per incident or $1,000 per year.  In order to monitor compliance, employees are required to regularly report the receipt of gifts and entertainment (via an internal reporting system which can be accessed at: http://giftandentertainment/  and regularly certify that they have complied with the Voya IM Gift and Entertainment Policy.

2.

Acceptable Gifts and Entertainment

Examples of acceptable gifts and/or entertainment include the following:

▪

Acceptance or giving of gifts, gratuities, amenities or favors based on family or personal relationships where the circumstances make it clear it is those relationships rather than the business of Voya IM which are the motivating factor.

▪

Acceptance or giving of advertising or promotional material of reasonable value, such as pens, pencils, note pads, key chains, calendars and similar items.

▪

Acceptance or giving of discounts or rebates on merchandise or services that do not exceed those available to arm’s-length clients.

▪

Acceptance or giving of gifts of reasonable value that are related to commonly recognized events or occasions, such as a promotion, wedding, retirement or holiday.

These principles also apply to relationships between employees and any official bodies or person.  Any act that might be interpreted as an attempt at bribery or undue influence is strictly prohibited.  If any direct or indirect financing is provided to political parties, foundations or associations, it must be given in full compliance with the laws in force and must take place under supervision of persons authorized to carry out this activity. Further, employees must comply with the firm’s policy on Political Contributions (as discussed more fully in Section 7 of this Manual).

3.

Charitable Contributions

Employees may make appropriate charitable contributions on behalf of the Voya IM.  However, care must be taken to ensure that the recipient is a bona fide charity and that there is no reason to believe that the charity itself may be operated directly or indirectly for the private benefit of a public official or an immediate family member.  Therefore, Employees must first obtain written approval from Management and Compliance before making any charitable contributions on behalf of the Voya IM.

4.

Payments to Labor Organizations, Union Officials and Related Trusts (Form LM-10)

Employees who plan to gift or entertain anyone affiliated with a public entity, including but not limited to state and municipal pension plans, have a special responsibility to both know and adhere to the policy stated above, and also to comply fully with additional policies, procedures, and restrictions placed on such employees by state statutes, municipal regulations or internal policies.  Public employees may be under an even more stringent restrictions or outright prohibitions with regard to receipt of meals and entertainment.  Any Voya IM employee seeking to entertain a public entity employee should first check with Compliance/Legal to see what, if any, additional restrictions may apply.  Compliance and Legal can assist in determining what such restrictions are prior to the gifting or entertaining of such individuals.

Under regulations of the DOL, Voya IM must file reports on Form LM-10 for payments above specified thresholds which are made to union officials or labor organizations (including trusts in which they have an interest).  These reports must be filed within 90 days after the end of Voya IM’s fiscal year.  A broad range of payments are subject to these reporting requirements, including:

▪

Meals;

▪

Travel expenses/reimbursements;

▪

Gifts;

▪

Tickets to events;

▪

Products or services;

▪

Social events;

▪

Fees to attend union-sponsored events; and

▪

Donations made to charities.

Filing is not required if the total value of payments to any one union, union official, union employee or union agent is $250 or less in any fiscal year and the payments are unrelated to the recipient’s status in a labor organization.  If the total amount of such payments to any one recipient exceeds $250, then all payments to the recipient must be reported.

Because there is no single method of calculating the value of certain payments (e.g., a reception where many persons attend), the payment to any one recipient may need to be estimated on a good faith basis (e.g., the pro rata per person cost of a meal or event, etc.).

5.

Anti-Bribery Policy

All employees are expressly prohibited from making, promising, offering or authorizing a payment of Anything of Value0F1, either directly or indirectly to a government official (including employees of state-owned companies) to influence any act or decision by such government official, or as an inducement to do or omit to do something in the conduct of business, which is dishonest, illegal or a breach of trust.

Under relevant anti-bribery legislation, the actions of third parties can also expose Voya IM to liability. All Voya IM employees must act in good faith to ensure that any entity or person acting on Voya IM’s behalf will not make, promise, offer or authorise a payment of anything of value, either directly or indirectly to a government official as an inducement to influence any act or decision by such government official, or as an inducement to do or omit to do something which is dishonest, illegal or a breach of trust, in the conduct of business.

As such, Voya IM generally restricts employees from providing gifts and/or entertainment to government officials.  However, under certain circumstances, expenditure for meals, entertainment and other normal social amenities for government officials may be permitted, provided it is not extravagant and otherwise complies with the laws and customs of the state or country in which the expenditure is incurred. Similarly, gifts may be given only if the gifts are of reasonable value and conform to laws and normal social customs in the recipient's state or country. Any employee seeking to provide gifts, entertainment, or social amenities to a government official should obtain prior authorization from their Executive Leadership Team  representative and from Compliance. This request should be submitted through PTA Connect which can be accessed at https://voya.ptaconnect.com/. Appropriate records to show compliance with the above rules must be maintained.

In certain circumstances, it may be appropriate to pay for the travel or lodging of government officials (or provide similar services) if it is directly related to a genuine business purpose. For example, it may be appropriate to provide travel and lodging expenses for a government official in connection with the promotion or demonstration of Voya IM products or services. Payment of any travel or lodging expenses in these circumstances should be made only if doing so is widely accepted, customarily practised and permissible under (local) laws and regulations. Cash payments are prohibited when paying for the travel expenses for a government official. Any employee seeking to pay travel and lodging expenses for a government official should obtain prior authorization from their Executive Leadership Team  representative and from Compliance. This request should be submitted through PTA Connect which can be accessed at https://voya.ptaconnect.com/. Appropriate records to show compliance with the above rules must be maintained. No expenses should be incurred or reimbursed for spouses or family members of government officials.

Notwithstanding the foregoing, any payment intended to directly or indirectly influence the outcome of a government official’s decision is expressly forbidden.

G.

Whistleblower Protections Policy

Voya IM aspires to the highest standards of business conduct and integrity. Consistent with these standards, Voya IM adheres to Voya Financial’ s (or the “Company”) Policy on Employees’ Reporting Obligations and Whistleblower Protections (“Policy”), which is designed to meet legal and regulatory requirements and industry-leading practices as well as protect the reputation of the Company.

All Employees should promptly report any known, suspected or potential violation of the Voya Financial Code of Business Conduct and Ethics (“Code”). This Policy applies to the Company and includes Voya Financial Inc., its successors and its direct and indirect subsidiaries. If you identify an actual or suspected breach of the Code, any of the Company’s internal policies or any law or regulation, including securities laws, applicable to the Company, you should promptly report it.  Information on all reporting and guidance options can be found in the Ethics Helpline, http://voya.net/website/Policies.nsf/byUID/AMEP-8K8GEW

Section 2:  Registration and Filings

I.

Borrowing Money from Suppliers or Clients

Employees may not borrow money from any of Voya IM’s suppliers, consultants or clients. However, the receipt of credit on customary terms in connection with the purchase of goods or services is not considered to be borrowing within the foregoing prohibition.  In addition, acceptance of loans from other banks or financial institutions on customary terms to finance proper and usual activities, such as home mortgage loans, is permitted except where prohibited by law.

II.

Other Duties

Employees of Voya IM must exercise discretion to protect the interests of clients as well as those of the firm. Employees must not disclose nor does use for personal purpose any proprietary information held by the Company, Voya IM or an Adviser pertaining to its clients, business methods or operation.

Employees are expected to understand that as fiduciaries they must consider actual or potential conflicts they (or their immediate family members) may have with clients, prospects, vendors and other third parties with whom an Advisor does or desires to do business and report the same to the Voya IM Compliance Department.

UK requirements – anti-bribery and corruption

Please refer to the Voya UK Compliance Manual for details on UK anti-bribery and corruption legislation and its application to Voya Investment Management (UK) Limited and Voya IM (where relevant).

I.

Registration with the SEC

The Advisers Act requires the registration of certain investment advisers with the SEC.  The Registered Investment Advisers (see page 1) must comply with the Advisers Act and the regulations under it.

A.

Initial Registration with SEC

An Adviser registers with the SEC by filing a Form ADV. It is critical that each Registered Investment Adviser’s Form ADV be complete, accurate and current as required by the SEC. To this end, an Adviser’s Form ADV is periodically amended. To ensure that an Adviser’s Form ADV is accurate, relevant portions should be reviewed by appropriate personnel.  In the event you notice what appears to be an omission or inaccuracy in a Form ADV, please bring it to the attention of the Law Department immediately.

B.

Amendments

For each Registered Investment Adviser, an Annual Updating Amendment to Form ADV must be filed within 90 days after the fiscal year end. At the same time, each Registered Investment Adviser’s Form ADV should also be updated to reflect any changes not already included. The Voya IM Law Department is responsible for filing a Registered Investment Adviser’s Form ADV, the Annual Updating Amendment and any other amendments to the Form ADV.

II.

Other Filings

An Adviser (including an unregistered Adviser) may need to file certain forms with the SEC or other regulatory authorities. In particular, the following forms may be required to be filed:

A.

Schedule 13G

Generally, “passive” beneficial owners of over 5% of a class of equity securities registered under the 1934 Act are required to file a Schedule 13G with the SEC.  For Registered Investment Advisers and other “qualified” institutional investors who acquire the securities in the ordinary course of business and not for the purpose of changing or influencing control of the issuer, the filing must be completed within 45 days of year-end (“qualified” institutional investors who acquire more than 10% must file Schedule 13G within 10 days of the end of the month in which they first exceed the 10% threshold).  Other passive investors, including unregistered investment advisers (“Other Passive Investors”), are also entitled to file on Schedule 13G (subject to the proviso below), but must file Schedule 13G within 10 calendar days of acquiring more than 5% of a class of registered security. Proviso: 1) any investor who acquires more than 5% of a class of registered securities for the purpose of changing or influencing control of the issuer; and 2) Other Passive Investors who acquire more than 20% of a class of registered securities, must file on Schedule 13D (described below).

“Beneficial ownership” is defined broadly, and an Adviser may be deemed to be the beneficial owner of shares held in client Accounts (and shares held in proprietary Accounts) if it has or shares either of the following:

▪

Voting power, which includes the power to vote or direct the voting of the shares; or

▪

Investment power, which includes the power to dispose or direct the disposition of such security.

In determining whether an Adviser or other investor has beneficial ownership of securities, the beneficial ownership by business units, divisions or subsidiaries normally is attributed to parent entities.  Any acquisitions of securities that may require a Schedule 13G (or Schedule 13D) filing should be brought to the attention of the Compliance Department immediately.  If an Adviser uses external counsel to prepare Schedule 13G (or Schedule 13D) filings, the Compliance Department should be alerted prior to the filing.

B.

Schedule 13D

               In general, investors who acquire more than 5% of a class of equity securities registered under the 1934 Act for the purpose of changing or influencing control of the Issuer, and Other Passive Investors who acquire more than 20% of a class of registered securities for any purpose, must file a Schedule 13D within 10 days of the transaction resulting in beneficial ownership exceeding the applicable threshold.

C.

 Amendments

Amendments to Schedules 13G and Schedule 13D showing ownership changes may be required at specified intervals.   The timing of such filings depends on the nature of the investor, purpose of ownership, and percent of registered securities beneficially owned. Further information is available from the Compliance Department.

D.

Form 13F

In general, Section 13(f) of the 1934 Act and the rules adopted to implement it require institutional investment managers with investment discretion over $100 million or more in equity securities traded on securities exchanges or the National Association of Securities Dealers Automated Quotation system (NASDAQ) to file quarterly reports with the SEC on Form 13F within 45 days of the end of each calendar quarter.

E.

Form 13H

The Larger Trader Reporting Rule 13h-1 defines a “Large Trader” as a person or entity that exercises investment discretion over one or more accounts and in relation to those accounts, effects transactions in NMS Securities, which in aggregate equals or exceeds (a) 2 million shares or $20 million in a calendar day; or (b) 20 million shares or $200 million in a calendar month.

Large Traders must comply with the Rule’s filing and disclosure requirements.  Once a Large Trader files its form 13H, it must make an annual filing within 45 days after the end of each calendar year, and also promptly following the end of a calendar quarter in the event that its current Form 13H filing becomes inaccurate. Each Large Trader must self-identify itself as a Large Trader to each registered broker-dealer effecting transactions on its behalf by providing each with the large trader identification number (LTID) obtained from the SEC and each account to which the LTID applies.

F.

Form PF

Private fund managers that manage at least $150 million in private fund assets, must file Form PF on an annual basis within 120 days after the end of each fiscal year.  The information they must provide includes information regarding fund size, leverage, investor types and concentration, liquidity and fund performance.  Smaller private fund advisers that manage hedge funds must also provide information about the fund strategy, counterparty credit risk, and use of trading and clearing mechanisms.

G.

Forms CPO-PQR

Private fund advisers that are also registered with the CFTC as either a CPO or CTA can file Form PF to meet certain CFTC reporting requirements, but these private fund advisers will also likely need to file Schedule A of Form CPO-PQR (for CPOs) or Schedule A of Form CTA-PR (for CTAs) with the CFTC.

III. Disclosure of Financial and Disciplinary Information

 Under the Advisers Act, certain material financial or disciplinary events affecting a Registered Investment Adviser may need to be disclosed to clients, either in conjunction with the Form ADV or separately. You should immediately contact the Law or Compliance Department if you become aware that Voya IM or an Adviser is or may be involved in any court proceedings, state or federal regulatory proceedings, or self-regulatory organization (e.g., FINRA) proceedings.

IV. Registration with the CFTC and NFA

Voya IM is registered as a Commodity Pool Operator (“CPO”) and Commodity Trading Adviser (“CTA”) in connection with the management of certain private funds engaging in futures and swaps transactions. Pursuant to these registrations, Voya IM is regulated by the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). Voya IM is subject to the disclosure, reporting and recordkeeping requirements of the Commodity Exchange Act (“CEA”) as applicable to level of its respective registrations.

V. Registrations in Foreign Jurisdictions

As part of a global financial services company, the activities of an Adviser or its employees may subject that Adviser and certain employees to the registration requirements of a regulatory body operating outside of the U.S. As such, employees should consult with the Law Department prior to engaging in marketing or sales activity outside of the U.S. on behalf of an Adviser.

VI. State Registrations

Registered Investment Advisers generally must make “Notice Filings” from time to time in those states where the Adviser has a place of business or provides advisory services. However, this requirement varies from state-to-state.  Notice filings typically include filing the Form ADV, submitting state filing fees and consenting to service of process.  The Registered Investment Advisers may also be required to identify specific “places of business” in each state where the Adviser makes a notice filing. As a state chartered trust company, Voya Trust Company, a limited purpose trust company, is required to maintain its registration with the State of Connecticut.

A.

Investment Adviser Representative (Agent) Registrations(s)

The Advisers Act generally provides that investment adviser representatives who have a place of business in a state may be subject to that state’s requirements. Many states have different definitions and may require among other things that these representatives be:

•

registered or licensed within the state;

•

qualified by examination (e.g., a Series 65 or 66) or experience; or

•

added to Form ADV (Schedule D).

Each Adviser’s state notice filings and investment adviser representative registrations expire so they need to be renewed on a timely basis.  Most states renew licenses on a calendar year basis.  Some states renew on an anniversary date or every other year.  The Compliance Department will maintain all state notice filings and investment adviser registrations for investment advisory representatives.  Accordingly, questions or comments about such filings or registrations should be directed to the Compliance Department.

B.

Individual Registration

Individuals engaging in investment advisory activities on behalf of certain Advisers may be subject to registration and licensing requirements, such as the FINRA Series 7, Series 65 or Series 66.  The requirements depend on the activities being conducted and in which state the employee is based.  All employees must satisfy any registration and licensing requirements that apply to their activities.  Further information is available from the Compliance Department. The Compliance Department maintains a roster of employees holding FINRA licenses and the states, if any, in which they are registered.

UK requirements - approved persons regime and FCA filing and notification requirements

Please refer to the Voya UK Compliance Manual, which details the FCA’s approved persons regime, along with FCA filing and notification requirements, as applicable to Voya Investment Management (UK) Limited.

Section 3 – Account Opening and Maintenance

I.  Introduction

 In accepting new clients, it is important that adequate documentation be obtained to determine whether the reputation of Voya, Voya IM or an Adviser may be jeopardized as well as to provide adequate legal support and protection for providing advisory services.  Moreover, some advisory clients have particular or specific requirements they will look to us to abide by, each of which needs to be fully understood and appreciated.

II. Client Documentation

A.

General Requirements

The products and services of the Advisers will be provided to prospective and existing clients in a manner that secures essential documents.  The documents required in a particular situation will depend on the particular product or Account involved. Except where the Voya IM Legal Department has given prior approval, all such documents should be secured prior to opening an Account.  A client service representative or other designated individual will be responsible for securing and maintaining all required documentation in a timely manner.

B.

Wrap Fee Programs

In certain circumstances, an Adviser will not have an advisory contract on a client-by-client basis due to the fact that it is a sub-adviser under a wrap fee program.  In these circumstances, the Adviser typically will have a “Master Advisory Agreement” or similar agreement with the wrap fee program sponsor which generally covers, among other things: advisory services provided; investment objectives, policies and restrictions; fees; and disclosure to and delivery of brochures to clients.

C.

Limited Partnerships or Similar Investment Vehicles

For certain investment vehicles, such as a limited partnership (“LP”), investors receive and review the LP agreement and/or similar offering documents.  For these types of investment vehicles, an executed LP agreement or subscription agreement must be obtained prior to investment. The LP agreement or subscription agreement must be reviewed and approved by the VAAM and such review must be documented. VAAM, as adviser to such investment vehicles, maintains procedures related to the dissemination of materials by its sales staff to prospective investors and clients. Such vehicles may also be offered through affiliated broker-dealers from time to time. Certain Voya IM employees are licensed representatives of Voya IM’s affiliated broker-dealer and are authorized to distribute certain private funds.

D.

Mutual Funds

Investors receive and review a Prospectus (and are entitled to receive a Statement of Additional Information) prior to investment.  The marketing and sales of mutual funds requires FINRA and state securities registrations. A copy of certain Voya funds’ prospectuses can be accessed at  Certain Voya IM employees are licensed representatives of Voya IM’s affiliated broker-dealer and are authorized to distribute Voya funds.

E.

Stable Value Funds

Voya IM has adopted a Stable Value Operating Policy that sets forth the standards and guidelines that apply to the operation of the stable value business for which Voya Life Insurance and

Annuity Company (“VLIAC”) issues an annuity contract or funding agreement to a contract holder, which provides benefit-responsive liquidity for certain participant-initiated transactions under an employee benefit plan and Voya IM, or its affiliate, provides investment management services for all or a portfolio of assets covered by the stable value contract.

VLIAC and Voya IM are subject to various state and federal laws and regulations with respect to the stable value business. In order to ensure that VLIAC and Voya IM comply with such laws and regulations, employees of VLIAC and Voya IM that support the stable value business, as identified in the Policy (see Appendix 15), are required to adhere to this Policy at all times.  Such employees are required to provide periodic certifications that they have read and complied with the provisions of the Policy.

F.

Changes to Documents or Client Relationship

In the event that there is a change to the documents governing an Account or a client requests a change in the way the Account is managed, these changes may need to be approved in advance by the applicable portfolio manager and the Compliance Department.  Changes to client guidelines must be in writing and maintained by Compliance.

III. Providing Clients with the “Brochure”

Each Registered Investment Adviser must provide all clients and prospective clients (other than prospective clients seeking to invest in a mutual fund) with a written disclosure document--Form ADV, Part 2A (the “brochure”). The main purpose of the brochure is to inform advisory clients of the Firm’s  advisory business, fees, practices, conflicts of interest and material affiliations.

A.

Initial Delivery Requirements

The brochure must be delivered to an advisory client or prospective advisory client (i) not less than 48 hours prior to entering into any written or oral investment advisory contract, or (ii) at the time of entering into any such contract, if the advisory client has a right to terminate the contract without penalty within five business days after entering into the contract. Dated copies of disclosure documents given to clients must be retained, along with other evidence establishing which document was distributed to clients on a given date.

B.

 Annual Offer to Deliver

Each Registered Investment Adviser must annually deliver the brochure to each advisory client (or offer in writing to deliver it upon written request).

Each year a Registered Investment Adviser must (i) deliver, within 120 days of the end of its fiscal year, to each client a free updated brochure that either includes a summary of material changes or is accompanied by a summary of material changes, or (ii) deliver to each client a summary of material changes that includes an offer to provide a copy of the updated brochure and information on how a client may obtain the brochure. As such, we must update the brochure: (i) each year at the time we file an annual updating amendment; and (ii) promptly whenever any information in the brochure becomes materially inaccurate.

 If a client requests the brochure, it must be mailed within seven days. Evidence of this annual offering, and the mailing of requested brochures, must be maintained. Employees looking to deliver the brochure should first consult with the Voya IM Law Department to ensure they are providing the most current form.

C.

 Solicitation Arrangements

In most third-party solicitation arrangements, an original, signed and dated acknowledgment of receipt of the Adviser’s brochure and the solicitor’s disclosure document are required to be maintained by the Adviser (See also Section VI, Payment of Referral Fees, below). Employees looking to deliver a brochure pursuant to a solicitation agreement should first consult with the Voya IM Legal Department to ensure they have the most current form.

D.

 Wrap Fee Programs

Where a Registered Investment Adviser participates as a sub-adviser under a wrap fee program, the brochure rule requirements (initial delivery and annual offer) may be delegated to an unaffiliated wrap program sponsor.  In these programs, the Registered Investment Adviser shall periodically (e.g., quarterly) obtain records from the wrap program sponsor regarding the initial delivery of the Adviser’s brochure and each calendar year shall request a list from the wrap program sponsor demonstrating that the required annual offer of the Adviser’s brochure has been made and confirming to which clients, if any, asked for and received the updated brochure.

IV. Suitability Determination

General

 According to the SEC and its staff, an Adviser’s fiduciary duty requires that it recommend only those investments that are suitable for a client, based on the client’s particular circumstances and situation. Each Adviser must obtain sufficient information regarding the client’s circumstances to be able to determine whether particular investments are suitable. In many situations, particularly those involving individuals or retail investors, this may require that the Adviser obtain relevant information about the client’s investment objectives, financial position, and ability to accept risk, and other assets and investments.

A.

Institutional Clients

For institutional clients, suitability obligations are generally considered met if the Adviser determines that the institution can evaluate risk independent of the Adviser and is exercising independent judgment in deciding to invest.

B.

Wrap Fee Programs

Generally, initial suitability determinations are the responsibility of the wrap fee program sponsor.  However, an Adviser to a wrap fee client must consider reasonable restrictions imposed by the client on the management of its Account.

C.

Mutual Funds

               For mutual fund clients, the suitability determinations are the responsibility of the broker-dealer making the recommendation to purchase fund shares to the prospect or client. The registered representative making a recommendation to purchase or sell (including exchanges) mutual fund shares to an institutional client (i.e. non-natural person with more than $10 million in investable assets) should consider, among other things, the customer’s capability to evaluate investment risk independently and the extent to which the customer is exercising independent judgment in evaluating the recommendation. Where there are reasonable grounds for concluding that the institutional customer is making independent investment decisions and is capable of independently evaluating investment risk, then the obligation to determine that a recommendation is suitable for a particular institutional customer is fulfilled.  Where a customer has delegated decision-making authority to an agent, such as an investment advisor or a consultant, this evaluation should be applied to the agent.

              A determination of capability to evaluate investment risk independently will depend on an examination of the customer’s capability to make its own investment decisions, including the resources available to the customer to make informed decisions.  Relevant considerations could include the:

▪

Use of one or more consultants;

▪

General level of experience of the institutional customer in financial markets and specific experience with the type of instruments under consideration;

▪

Customer’s ability to understand the economic features of the strategy involved;

▪

Customer’s ability to independently evaluate how market developments would affect the strategy; and

▪

Complexity of the strategy involved.

D.

Specialized Strategies

Some Advisers advise specialized vehicles designed for sophisticated clients.  In these cases, client suitability is determined by reference to the investment policy and/or investment guidelines as stated in each partnership agreement, offering memorandum, prospectus, pooled fund subscription agreement or other appropriate offering document.  Employees are responsible for determining the suitability of the various investment vehicles for each prospect or client. To the extent that any issues or uncertainties arise as to the issue of suitability, a compliance officer should be consulted immediately.

UK requirements – FCA client categorisation and suitability requirements

Please refer to the Voya UK Compliance Manual for the application of the FCA’s client categorisation and suitability rules to Voya Investment Management (UK) Limited.

V.   Anti-Money Laundering

               Voya IM and its senior management are firmly committed to supporting all laws and regulations designed to combat money laundering and financial crime. Voya has adopted an Anti-Money Laundering Framework in an effort to protect the organization against money laundering and terrorist financing. Certain investment advisers are subject to anti-money laundering requirements under the USA Patriot Act and Voya IM has adopted the anti-money laundering procedures set forth in Section 4 of this Manual.

              New accounts must be checked against various lists, including those disseminated by the Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) to ensure that an Adviser is not dealing with specially designated nationals, other persons or countries that are subject to sanctions or other persons on a company watch or restricted list (contact the Voya IM Compliance Department for further information). Employees must carefully consider applicable anti-money laundering requirements when opening accounts. Thereafter, clients should be periodically checked against various lists. Any questions must be addressed to the Firm’s Money Laundering Reporting Officer (the “MLRO”), listed on the Contacts page of this Manual, above, or any member of the Compliance Department.

VI. Advisory Fees

A.

General

In most cases, an Account’s advisory fees are based on the level of assets in the Account.  However, as noted below, in a number of situations, performance fees or incentive fees may be permissible. Certain accounts managed by Voya IM contain Most Favored Nations (“MFN”) clauses. A MFN provision states that the investment manager represents the fee the client is paying is the lowest fee the manager offers to similarly situated clients. Any new client that will receive a fee lower than the published fee schedule is compared against existing MFN clients in order to maintain the MFN client’s lowest fee clause. Any Account seeking a MFN provision must be pre-approved by the Legal Department.

In all cases, clients must receive full disclosure regarding advisory and other fees.

B.

Performance Fees

Section 205(a)(1) of the Advisers Act generally prohibits a registered Adviser from receiving a "performance fee" – i.e., a fee based on a share of the capital gains and appreciation of a client's funds.  As such, every performance fee structure must be approved by Senior Management prior to use in an RFP bid or a finals presentation and any advisory contract containing performance fees must be approved by the Law Department prior to execution and/or the effective date of the agreement. A contingency fee (e.g., a fee that is contingent upon some level of performance) would generally be viewed by the SEC as a performance fee.

However, the following types of performance fees are permitted:

1) Fulcrum Fees

     An Adviser to a registered investment company (mutual fund) and certain other entities with assets in excess of $1 million may impose an arrangement that provides for a fee averaged over a specified period of time that increases or decreases proportionately with the investment performance of the client’s Account in relation to the investment record of an appropriate securities index (e.g., the S&P 500 Index).

2) “Qualified Purchaser” Private Investment Company

     An advisory contract with a private investment company relying on the exception in Section 3(c)(7) of the 1940 Act -i.e., a private investment company selling its securities only to “qualified purchasers” and not making a public offering – may include a performance fee. “Qualified purchasers” include certain investors who have a prescribed net worth or level of sophistication.

3) Foreign Persons

     Performance fees may be included in advisory contracts with persons who are not residents of the United States.

4) Sophisticated Clients: Rule 205-3

     The Advisers Act also permits performance fee arrangements with certain “qualified” clients:

i.

a)

ERISA Plans

     In general, performance fee arrangements are permitted for ERISA Accounts

(including Accounts holding “plan assets”) if the following conditions are met:

▪

Investments generally are limited to securities with readily available market quotations and any portion of investments in securities without readily available market quotations are valued by independent third parties;

▪

The compensation formula takes into account both realized and unrealized gains and losses and income during a pre-established valuation period;

▪

The Adviser is registered under the Advisers Act and the arrangements are in compliance with Rule 205-3 under the Advisers Act; and

▪

The Accounts are substantial in size.

ii.

b)      “Qualified Clients”

     An Adviser can rely on Rule 205-3 only if the performance fee arrangement is with “qualified” clients. Qualified clients generally include:

▪

Natural persons or companies that have at least 1,000,000 under management with the Adviser immediately after entering into the contract;

▪

Natural persons or companies that the Adviser reasonably believes either have a net worth together, in the case of a natural person, with assets held jointly with a spouse of more than 2,100,000 at the time the advisory contract is entered or are “qualified purchasers” under the 1940 Act; or

▪

Natural persons who immediately before entering the advisory contract are either executive officers, directors, trustees, general partners (or serve in similar capacities) of the Adviser or employees of the Adviser who in their regular functions have participated in the Adviser’s or another company’s investment activities for at least 12 months.

VII. Payment of Referral Fees

In certain situations, an Adviser may want to pay referral fees or similar cash compensation to persons who solicit advisory clients.  These arrangements are permissible only if certain conditions are met.  No solicitation arrangement may be entered into without the prior approval of the Voya IM Legal Department.

Where an Adviser pays referral fees, the terms of the arrangement should be set forth in writing.

A.  State Requirements

An Adviser should notify any solicitor of those states in which the solicitor may solicit clients for the Adviser's services. In many states, individual solicitors may be required to register as investment adviser representatives of the Adviser for whom they are soliciting.

Section 4 – Money Laundering

I. Introduction

Money laundering generally encompasses dealing in the proceeds of a crime, dealing in funds to facilitate a crime, or concealing the source of illegally obtained money by subsequent transfers so that it appears to have originated from a legitimate source. Money laundering is not limited to cash transactions where “dirty money” is exchanged for “clean money,” but may occur in cash or non-cash transactions.

 Money laundering is illegal under governmental regulations in numerous jurisdictions around the world and is inconsistent with Voya IM’s commitment to stewardship and service, which is designed to have the Firm and each employee operate with the highest standards of professional and personal conduct.  Persons or institutions that violate money laundering laws and regulations can be punished by severe criminal and civil penalties, including imprisonment, fines, and seizure of individual or institutional assets.

Voya Trust operates subject to the Bank Secrecy Act (see Appendix 13), as amended by the USA Patriot Act, and regulations promulgated thereunder, OFAC Regulations and relevant Executive Orders and any other applicable laws.  Protecting Voya IM from being exploited by money laundering is the responsibility of every employee.  If you have any questions, please contact the MLRO (listed on the Contacts page of this Manual, above) or any member of the Compliance Department.

II.

Detection, Prevention, and Reporting of Money Laundering

It is the policy of Voya IM neither to participate nor otherwise to assist in money laundering. Any employee found to have assisted in money laundering, either knowingly or by disregarding plainly suspicious circumstances, may be subject to disciplinary action, including suspension or dismissal.

The following procedures have been established to ensure that employees know the true identity of their customers and take the appropriate steps to prevent funds that derive from illegitimate sources from being invested through Voya IM or the Advisers. Employees may not enter into a transaction if they suspect that Voya IM’s or the Advisers’ facilities would thereby be misused for illegal money laundering.

Supplemental procedures may be adopted by affiliated international offices to address particular issues that arise in those areas or under local money laundering laws and regulations. Employees, who conduct business in another office, even for a brief period, should familiarize themselves with any supplemental procedures and training requirements.

A. No Cash or Cash Equivalent Bearer Instruments

Money laundering often involves the placement of illegal cash proceeds into legitimate financial channels. To deter and monitor the movement of illegally obtained cash, many jurisdictions have instituted reporting and recordkeeping laws that require financial institutions to obtain detailed information about large cash transactions. These laws also prohibit the structuring of cash transactions for the purpose of evading reporting and recordkeeping requirements.

Each Advisor prohibits cash and cash equivalent transactions except where there has been prior written approval by the Compliance Department.  This policy prohibits customer transactions not only in cash but also in bearer instruments (such as money orders, cashier’s checks and traveler’s checks). Any Account cleared for cash or cash equivalent transactions should be closely monitored and may be subject to supplemental reporting and record keeping requirements.

B. Client Due Diligence - “Know Your Customer”

The best defence against money laundering is to know our clients and to document our efforts.  The best opportunity to safeguard against client-related money laundering arises at the beginning of the client relationship. Before starting a new client relationship, personnel must complete due diligence sufficient to know the client. The due diligence procedures necessary to know a potential client well enough to open an Account may vary, depending on the type of client (e.g., private or public corporation, individual, trust, etc.). At a minimum, before an Account is opened, employees must take reasonable steps to verify and document:

▪

The identity of the client and/or beneficial owner of the Account;

▪

The nature of the client’s and/or beneficial owner’s business;

▪

The source of the client’s and/or beneficial owner’s assets; and

▪

The intended purposes of the client’s and/or beneficial owner’s transactions.

C.

Beneficial Ownership Rule

FinCEN issued the Customer Due Diligence (“CDD”) Rule to amend existing BSA regulations in order to clarify and strengthen customer due diligence requirements for certain financial institutions. The CDD Rule outlines explicit customer due diligence requirements and imposes a new requirement for these financial institutions to identify and verify the identity of beneficial owners of legal entity customers, subject to certain exclusions and exemptions. FinCEN intends that the legal entity customer identify its ultimate beneficial owner or owners and not “nominees” or “straw men.”

The existing four pillars to an effective BSA program are: 1) development of internal policies, procedures, and related controls, 2) designation of a compliance officer, 3) a thorough and ongoing training program, and 4) independent review for compliance. CDD requirements, under the new rule, are now the 5th Pillar of BSA programs.

The date for compliance with the rule is May 11, 2018, and the rule is to be applied prospectively.  There are now four mandatory components of CDD:

1)  CIP - Customer Identity Procedures will remain as they exist today, but are now incorporated into CDD Programs the “5th pillar” of a required BSA Program.

2)  Identity and Certification of Beneficial Owners of Legal Entity Accounts - Covered financial institutions are now required to identity via a certification at the time of account opening, equity and control-based beneficial owners, and verify and record their identity. In order to comply with the requirements, account applications for the trusts will be updated to include a substitute government form that includes customer certification for certain legal entities.

3)  Nature and Purpose – Covered financial institutions must have an understanding of the nature and purpose of customer relationships to develop customer risk profiles.  The customer risk profile refers to information gathered about a customer to form the baseline against which customer activity is assessed for suspicious transaction reporting.  Information relevant to understanding the nature and purpose of the customer relationship may be self-evident and, depending on the facts and circumstances, may include such information as the type of customer, account or service offered, domicile, or principal business, as well as, in the case of existing customers, the customer’s history of activity. The covered financial institution must use this information as part of any investigation for possible filing of a Suspicious Activity Report.

4)  Maintenance - Updating of CDD information must be performed on a risk basis.  If a Covered Institution is aware of an event in an account, such as a SAR being filed, changes to signatories on an account, currency transaction reports being filed, subpoenas or any other occurrence that affects the customer’s risk; a covered institution must reach out to get more current information from the account owner.

BNYM Mellon Asset Servicing (“BNYM”) intends to offer a CDD Program Service. As part of this service, they intend to offer the following:

1)

Recognition that they have received a new account application for a Legal Entity account;

2)

Validation that there is a control owner identified in the new account application, and that the requisite certification is signed. (The identification of the beneficial owner and the certification are included as portions of the substitute government form that will be incorporated into our clients’ new account application kits.)

3)

If there is no control owner identified for these accounts, or if the certification is not signed for these accounts, BNYM intends to reject the new account application.

4)

Suspicious activity investigations to include beneficial ownership information.

5)

OFAC searches against the names provided as beneficial owners

D. Ongoing Monitoring

Because money laundering often occurs after an Account has been established, employees must continue to monitor client transactions. The task of safeguarding against money laundering does not end after a new Account is opened. The regular monitoring of all clients--both new and long-standing--includes considering whether Accounts are being used for problematic purposes.

While it is impossible to list all of the transactions or circumstances that, under certain circumstances, might raise suspicions of money laundering, the following questions should be closely considered:

▪

Is the client willing to accept uneconomic terms without apparent reason?

▪

Is the transaction inconsistent with the client’s known legitimate business?

▪

Is the transaction inconsistent with the normal pattern of investments for that type of client?

▪

Is the transaction inconsistent with the Account opening documents?

▪

Has the client requested that the transaction be cleared in a way inconsistent with normal practice?

▪

Has the Account received wire transfers from, or sent wire transfers to, countries that have not previously been associated with the client’s business?

▪

Has the Account received wire transfers from, or sent wire transfers to, unrelated third parties?

▪

Has the Account received wire transfer from, or sent wire transfers to, countries that are bank secrecy haven countries or that have been identified as a money laundering risk?

▪

Has a client used a check drawn upon another client’s Account or requested payment to be made to or from another client’s Account?

In short, employees must familiarize themselves with their clients’ normal trading activities and usual practices in order to recognize anomalous behaviour. Suspicions concerning the source of assets or the nature of a transaction may not be ignored. It is the active responsibility of every employee to seek to ensure that the facilities of Voya IM are not being misused.

E. Consultation and Reporting

All employees must report any suspicious or questionable conduct to the Compliance Department or the MLRO.

Under certain circumstances, Voya IM, an Adviser or its employees may be obligated to report suspicious activity to appropriate governmental authorities (including authorities in multiple jurisdictions if several firm affiliates are involved). Reports of suspicious or questionable activity, as well as responses to inquiries by outside agencies, should be coordinated by the Compliance Department, and employees should generally not deal with governmental agencies directly.

Clients and other third parties may not be informed of the reporting of possible money laundering.  Applicable statutes and regulations may prohibit informing a client or other third party that a report is occurring. Accordingly, you may not inform a client or other third party that a report is being or has been made without the prior written approval of the Firm’s MLRO.

UK requirements - anti-money laundering

Voya Investment Management (UK) Limited is obliged to comply with the anti-money laundering legislation and regulations applicable in the UK. The relevant UK requirements have been set out in the UK Compliance Manual for ease of reference by the UK Money Laundering Reporting Officer and the employees of Voya Investment Management (UK).

Section 5 – Electronic Communications

I.

Introduction

It is against Voya Policy to forward Voya work related information to your personal email address or store it on personal devices.  It is understood that some employees work remotely; however, all access to Voya work information must be via VPN secured remote access.  VPN secured access ensures that Voya work information is kept confidential and protected. Documents sent or received over the Internet or via other electronic means such as e-mail (including tablets and smart phones) are considered electronic communications.  Both Incoming and Outgoing electronic communications related to the Firm’s business are subject to the Firm’s overall supervisory-review procedures and are reviewed for content by the Firm using third-party vendor review systems.   The Firm is responsible for the content of any computer interactive communications with the public, just as the Firm is responsible for the content of intermediary and institutional communications, sales literature and any other written communication pursuant to the Advisers Act and FINRA Conduct Rule 2210. All correspondence received from and sent to clients and prospective clients, whether in paper or electronic form, is the property of Voya IM and, where applicable, copyright in them remains at law with the employer. Leaving Voya IM (either by way of termination or resignation) does not entitle employees to take with them hard or soft copies of their work which remains the property of Voya IM.  The Firm may monitor, copy, access, or disclose any information or files that you store, process or transmit. Therefore, you should have no expectation that your communications, whether internal or outside of the office, are private including incoming and outgoing mail, either in paper or electronic form. Voya IM employees should be mindful that their emails and instant messages may be reviewed at any time, and from time-to-time, in Voya IM’s absolute and sole discretion. At any time Voya IM may require an employee to provide Voya IM with any of their electronic access codes or passwords.

As a reminder, even though the Firm conducts international business and utilizes a number of foreign languages to communicate with clients and prospects, English should be exclusively used in business-related email communications.  Certain words describing investment risk, portfolio strategies, compliance and legal terminology do not translate completely accurately in other languages.  The use of one language ensures message consistency and comprehension amongst all employees and customers.

II.

Guidelines

Any communications by employees via paper, e-mail, voicemail, or the Internet that may constitute verbal abuse, slander, or defamation or may be considered offensive, harassing, vulgar, discriminatory, obscene, or threatening language are strictly prohibited. Downloading or distributing such communication is also prohibited. Offensive content would include, but not limited to: sexual comments or images, racial slurs, gender-specific comments, sexual orientation or any comments that would offend someone on the basis of his or her age, race, sex, color, religion, national origin, handicap, disability or veteran status. If such communications are discovered during a review, they may be forwarded to a senior manager and/or the Human Resources Department for handling.

III.   Social Media

Unless authorized, Voya IM employees are generally prohibited from using social media for business purposes.  Social media can be used for personal use outside of the business environment. Generally, employees may not use social media sites for personal purposes on Voya systems and it is expected that the use of such sites will be conducted during non-business hours (unless otherwise permitted). When using social media for personal purposes, Voya IM employees must follow Voya IM’s Social Media Policy (Appendix 14).

Section 6 – Marketing and Advertising Communications

I. Communications with the Public

A.

 Rule 206(4)-1

The SEC has adopted detailed rules under the Advisers Act governing advertising and marketing activities of registered investment advisers. Each Registered Investment Adviser must comply with these rules. For purposes of SEC rules, advertising and sales literature includes any notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement in any publication or radio or television that offers any report, analysis, graph, chart, or formula concerning securities or to be used in determining what securities to buy or sell, or any other investment advisory service with regard to securities.

B.

 Global Investment Performance Standards

The Global Investment Performance Standards (“GIPS”) impose a number of special requirements and conditions that apply to both composite construction and presentation of performance.  For any Adviser claiming to be GIPS-compliant, it is extremely important that any advertisements, marketing materials and presentations —even “one-on-one” presentations — actually comport with the requirements, including composite construction and presentation.

The requirements of the GIPS are far too detailed to explain here; additional information can be obtained from the CFA Institute Web site at www.cfainstitute.org. In addition, questions or issues about GIPS can be brought to the Compliance Department or Voya IM’s Composite Committee.

C.

 FINRA Standards

NYSE Rule 472 and FINRA Rule 2210 govern communications with the public in any medium. The use of untruthful, misleading or inaccurate statements in any communication is prohibited.

All communications must contain full and fair disclosure of the facts and circumstances associated with, among other things, recommended securities, transactions, and financial services provided by the Firm.

Most importantly, all communications concerning mutual funds business may only be sent by a Series 6 or Series 7 registered representative and all communications concerning hedge funds may only be sent by a Series 7 registered representative.

The Compliance Department maintains the registrar of broker-dealer licenses. Employees who are registered with the Firms’ broker-dealer, Voya Investments Distributor, LLC (“VID”), must be familiar with VID’s Written Supervisory Procedures, a copy of which is available on Voya IM’s intranet site.

D.

 Use of Targeted Returns

The use of target returns in marketing or similar materials for private funds is subject to the following policies and procedures.

1)

Establishment of Targets: The investment team responsible for the development or management of a product seeking to show target return(s) for a particular fund must document that there is a reasonable and sound basis for the target.

2)

The target return should be pre-approved by the head of the Firm’s Portfolio Management team managing the private fund.

3)   The methodology used and the calculation of the target return should be approved by the Firm’s Performance Management.

4)

Each established target return must have the following documentation when being submitted to Compliance for approval:

a.

Approval from the head of the Portfolio Management team;

b.

Approval from the Performance Management;

c.

The target return, including a benchmark (if used) and the time frame for the target;

d.

The methodology used for the calculation;

e.

Known target returns used by comparable funds or products; and

f.

A sound basis for the target.

5)

Sound basis -In order to have a sound basis, the establishment of a target return should consider the following criteria:

a.

Current capital market assumptions;

b.

Performance of historical data of assets invested in a substantially similar manner;

c.

Back testing of results;

d.

Past performance of the firm;

e.

The performance of similar products;

f.

The performance of benchmarks;

g.

The availability of contractual arrangements to lock in specified returns, etc.; and

h.

Anticipated costs, including estimated transactions costs.

Marketing Materials that include a fund showing target returns must be reviewed by the Portfolio Manager who is responsible for the management of the fund and approved by Compliance on a periodic basis (no later than quarterly) to ensure its continued accuracy.

Once a fund has a track record of one quarter, the marketing piece stating the target return must also include the actual returns for the fund.

Recordkeeping requirements must be met on all supporting documentation by each business  involved with the establishment and review of the target return.

Appropriate disclosures and disclaimers must be incorporated in the marketing materials, including the principle that targets may not be relied on in making an investment decision.

II. Pre-Approval of Materials

All marketing and promotional materials used by an Adviser (including information on an internet website) need to be reviewed and approved in writing by the Compliance Department prior to dissemination. Voya IM utilizes the V3 Marketing Review tool for all submissions of material. Material must be submitted to Compliance for review solely through the V3 portal, otherwise the submission will be delayed.

III. Requests for Proposals

Request for Proposals (“RFPs”) are used by consultants and potential clients for purposes of identifying qualified and eligible investment advisers.  In order to protect Voya IM’s business and reputation and avoid serious regulatory and client ramifications including sanctions and/or litigation, high ethical standards apply to RFP responses and the answers to RFP questions should be reviewed and verified prior to dissemination.  In certain cases, Voya IM’s responses may become an exhibit to, or be otherwise incorporated in, the client’s final contract.  In such instances, Voya IM’s responses to the RFP may become legally binding. Additionally, some RFP’s may include a standard form contract which will govern the relationship with Voya IM if the Firm is successful in obtaining the business. In such cases, the agreement must be reviewed by the Law Department prior to Voya IM signing a final business agreement with the investor potential client.

IV. Marketing Outside the United States

Under certain circumstances, investors or institutions outside of the United States may invest in Accounts managed by an Adviser. Employees who are aware of marketing or sales initiatives outside of the U.S. must notify the Law Department so that compliance with applicable laws and regulations can be determined. Employees must also be aware to the fact that local laws and regulations will vary from jurisdiction to jurisdiction and can and will change from time to time. Therefore, employees must consult with the Law and Compliance Department each time a non-US opportunity presents itself.

A. Retail Investors

 In general, absent prior approval from the Law and Compliance Departments, no retail investor outside the United States may invest in, or open an, Account.

B. Private Marketing to Institutions and High Net Worth Investors

Depending on the laws of the country where the investor is located, under appropriate conditions an institution or sophisticated high net worth individual may open or invest in an Account. Because the requirements related to marketing are complex, prior to marketing to non-U.S. investors, the Law and Compliance Departments should be consulted.

V.  Media Communications

Communications regarding objectives, strategies and expertise through the media can be an effective means of strengthening Voya IM’s commercial position and reputation.  However, to avoid ineffective communications and in order to protect the Firm’s business and reputational risk, no employee of Voya IM shall communicate with a member of the media unless they (1) are pre-authorized to engage with the media on a regular basis or (2) received prior authorization from their manager or department head.

Employees that are preauthorized to participate in interviews are required to fill out and submit the Media Interview Form (a copy of which is set forth on Appendix 2 and which is available on the Firm’s intranet site) to Compliance immediately after the interview.  For employees that are not preauthorized to participate in interviews on a regular basis, they are required to submit this form prior to the interview once they have received permission from their manager to do so.

 Investment professionals asked to communicate with the media should understand that to the extent they discuss specific investment ideas with the media they will be required to submit the Media Interview Form with as much details as possible.  The information on the form will allow Compliance to determine whether or not to restrict or limit trading or other activity in certain securities for a period of time.

UK requirements - financial promotions

Please refer to the Voya UK Compliance Manual for information on the UK financial promotion and promotion of collective investment schemes regimes and their application to Voya Investment Management (UK) Limited.

Section 7 – Employee Trading and Outside Business Activities

I. General Principles

There are numerous restrictions on employees’ personal trading and other activities. These restrictions are set forth both in the Voya Code of Business Conduct and Ethics (a copy of which is available on Voya’s intranet site (Voya 360o) and the Voya IM Code of Ethics attached as Appendix 3.A.

II. Outside Business Interests and Private Investments

All employees are required to devote their full time and efforts to the business of Voya IM.  In addition, no person may make use of either his or her position as an employee or information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee’s personal interests and the interests of Voya IM.

To assist in ensuring that such conflicts are avoided, an employee must obtain the written approval of the employee’s supervisor and the Compliance Department prior to:

▪

Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family-owned businesses and charitable, non-profit and political organizations.

▪

Serving as a registered representative of any broker-dealer other than VID.

▪

Making any monetary investment in any non-publicly traded business, corporation or partnership, including passive investments in private companies.

▪

Accepting employment of any kind or engaging in any other business outside of Voya IM.

▪

Acting or representing that the employee is acting as agent for Voya IM, an Adviser or any other firm in any investment banking matter or as a consultant or finder.

▪

Forming or participating in any stockholders’ or creditors’ committee that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in becoming actively involved in a proxy contest (see also, Section 8).

▪

Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association other than Voya IM, whether as a fee, commission, bonus or other consideration such as stock, options or warrants other than compensation earned prior to commencement of employment with Voya IM.

 Every employee is required to complete a disclosure form on the PTA Compliance site (which can be accessed at https://voya.ptaconnect.com/  and have such form approved by the employee’s supervisor and the Compliance Department prior to serving in any of the capacities or making any of the investments described heretofore. Similarly, each employee is required to maintain the data initially disclosed on such form and notify the Compliance Department (and the employee’s supervisor) in the event of any change to the information provided after initial approval. From time to time, employees may be asked to renew their outside business activity information.

In addition, an employee must advise the Law Department and his or her supervisor if the employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration that could reasonably relate to the business of Voya IM.  Written confirmation of such advice should be obtained from the employee’s supervisor and the Law Department.

III. “Control” Persons of Public Companies

Every employee must disclose to Voya IM if their spouse or any of their parents, siblings or children (“Immediate Family Members”) hold a position as a director or executive officer of any public company.  Voya IM may, in its sole discretion, place limitations on an employee’s investment activities in the event an employee’s Immediate Family Member holds a position as a director or executive officer of any public company. Similarly, each employee is required to maintain the data initially disclosed on such form and notify the Compliance Department (and the employee’s supervisor) in the event of any change after initial approval.

 From time to time, an employee of Voya IM may be offered a position as an executive officer or director of a publicly traded company which, if accepted, would subject the employee to requirements arising under Section 16 of the 1934 Act (“Section 16”).  Prior to accepting the position, the employee must receive clearance from the Chief Compliance Officer and a member of the Voya IM senior management team.  If the employee is permitted to accept the position, the employee will also be subject to the following procedures:

▪

Trades for client accounts or funds over which the employee has sole or shared investment discretion must also comply with the publicly traded company’s policies and procedures.  It is the responsibility of the employee to understand and adhere to such company’s reporting requirements.

▪

Appropriate disclosure must be provided to affected clients. The disclosure can be provided via offering documents or other communications sent to affected investors.

▪

In accordance with Voya IM’s policies on confidential information and insider trading, the employee may not, under any circumstances, trade in the company’s securities—whether for personal or client accounts—if the employee is in possession of material, non-public information (see Section 8. II. B., below) regarding the company.  Likewise, material, non-public information regarding the company may not be shared with other Voya IM personnel, other than the Voya IM Law or Compliance Department.

IV. Political Activity

While Voya maintains a political action committee, political contributions from Advisers or their respective employees may raise various legal and regulatory issues.  Most notably, Rule 206(4)-5 under the Advisers Act prohibits an Adviser from receiving compensation from a government entity for two years if the Adviser or certain employees contributed money to a government official who is in a position to influence the selection of the Adviser to manage a public fund or provide investment advice to a government entity. Also, some states and municipalities may have laws disqualifying an Adviser

36

from managing assets for various governmental entities if the Adviser or certain of its representatives have made contributions or provided gifts to certain candidates for office.  To ensure compliance with these laws and to avoid actual and potential conflicts of interest, Voya IM has adopted the procedures described below, which requires pre-approval by Compliance and the Voya Political Activity Review Committee (“PARC”) of certain political activities.  The activities requiring pre-approval and the procedures for obtaining pre-approval are set out below.

▪

Prior to making any personal contribution (whether it be monetary, or event driven, such as hosting a fundraiser) in an individual capacity to an incumbent or candidate, political party committee or political action committee at the state or local level (including a current state or local government employee running for federal office), all employees of Voya IM must submit a request for approval from Compliance and PARC through the PTA Compliance site (which can be accessed at https://voya.ptaconnect.com/ .

▪

All political contributions to a state or local governmental official in an amount equal to or exceeding $150 will also require pre-approval from the employee’s manager.

▪

Personal political activities of employees must be kept separate from employment and any expenses related to these activities may not be charged to an Adviser; personal political contributions will not be reimbursed.  Also, employees are not to use Voya IM’s facilities (such as telephones and photocopiers) and may not use working hours for political campaign purposes.

▪

When acting in a volunteer capacity to a candidate running for office at the state or local level, you must obtain pre-approval from Compliance.  All requests must be submitted through the PTA Compliance site.  For volunteer activity, it is important that your activities cannot be viewed as connected with your position with Voya IM.  To the extent that your volunteer activity involves soliciting or fundraising for political contributions, you will also be required to obtain pre-approval from Compliance.

▪

Employees should take extra care when soliciting fellow employees to ensure that the solicitation never gives the appearance of being coercive or otherwise related to their employment.

▪

Employees who seek or are appointed to any government position, federal, state or local, paid or unpaid, must obtain pre-approval from Compliance of such activity to insure compliance with applicable conflict of interest laws.  All requests must be submitted through the PTA Compliance site.

▪

Employees may not engage in any lobbying activities on behalf of Voya IM or any affiliated entity without prior approval from Compliance.  Please contact the Compliance Department if you are not sure whether your activities would be considered lobbying.

▪

The use of an Adviser’s funds in connection with an election is generally prohibited by law.  In order to avoid any allegations of impropriety, it is Voya IM’s policy that its funds may not be contributed to federal, state or local election campaigns.  Any exception to this item, such as requests for company support of political events, political candidates and their campaigns, political parties or political action committees, must be pre-approved by Compliance.  All requests must be submitted through the PTA Compliance site which can be accessed at https://voya.ptaconnect.com/ .

▪

Employee participation in the Voya political action committee is strictly voluntary.

▪

Gifts to government officials, including entertainment and meals, are generally prohibited.

▪

State and local laws dealing with campaign fund raising vary from jurisdiction to jurisdiction.  Some laws expressly prohibit government officials from contracting, on behalf of their political organizations, with any firm(s) whose employees have made a donation to that official’s political campaign.

 Voya IM employees are required to complete a Political Contribution/Activity Certification on a quarterly basis. Please note that Compliance will keep necessary records based on the information gathered, in compliance with SEC Rule 204-2.

Note:  all references to employees in Section 7.IV above also apply to an employee’s Immediate Family Members.

Section 8 – Confidential Information and Insider Trading

I. General Policy

Employees of Voya IM may, in the course of their duties, come into possession of confidential information regarding clients and their financial transactions, as well as other material, non-public information concerning clients, a company or trading markets. Voya IM and its employees have ethical and legal responsibilities to protect confidential and proprietary information developed by or entrusted to them. In addition, federal securities laws can impose civil and criminal liability on Voya IM, the Advisers or their employees for advising or engaging in transactions while in possession of material, non-public information. In addition to the guidance below, the Voya IM Code of Ethics (see Appendix 3.A) sets forth certain requirements regarding the handling of sensitive information. In the end, all persons associated with Voya IM must understand that our clients entrust us to act as stewards of their assets and information related thereto, and management will deal swiftly and appropriately with persons Do not live up to the Firm’s stewardship and services principles.

II. Prohibition Against Misuse of Material, Non-Public Information

A.

Federal Securities Laws

Rule 10b-5 under the 1934 Act and other provisions of the federal securities laws make it unlawful for any person to misuse, either directly or indirectly, any material, non-public information.  In particular, employees are prohibited from using such information in connection with:

▪

the purchase or sale of securities for their own accounts or for the accounts in which they have a direct or indirect beneficial interest or over which they have the power, directly or indirectly, to make investment decisions;

▪

the solicitation of client orders to purchase or sell securities;

▪

the issuance of research reports, recommendations or comments that could be construed as recommendations; or

▪

the disclosure of such information or any conclusions based thereon to anyone in or outside of Voya IM, except as set forth below.

Likewise, Section 206 of the Advisers Act and other laws (such as ERISA or state statutes) generally make it unlawful for any employee to use for his or her personal benefit information about prospective transactions being considered for client Accounts (i.e., so-called “front running”).

B. “Material, Non-public” Information

Material, non-public information” is any information concerning an issuer of a security that has not been publicly disseminated and which a reasonable investor might consider important in deciding whether to purchase, sell or hold a security.  Examples of the types of information concerning an issuer that is likely to be deemed “material” include, but are not limited to the following:

▪

merger or acquisition proposals or agreements, including tender offers;

▪

dividend increases or decreases;

▪

earnings estimates or material changes to previously released earnings estimates;

▪

significant expansion or curtailment of operations, revenues, borrowings or products;

▪

offering of a Private Investment in Public Equity Securities (“PIPE”);

▪

major litigation (including bankruptcy);

▪

liquidity problems;

▪

extraordinary management developments; and

▪

pre-marketing of a security offering (“Over The Wall”).

C.  Information from “Immediate Family Members” and Others

Employees of Voya IM are prohibited from trading on the basis of material, non-public information.  In order to avoid even the appearance of impropriety, absent prior written approval from the Compliance Department, employees may not trade for Accounts or their own accounts in securities of public companies where he or she or an Immediate Family Member of such employee is a director or executive officer, unless the trade has been fully disclosed to and approved by the Compliance Department.  Employees must immediately notify the Compliance Department in the event an employee or employee’s Immediate Family Member is a director or executive officer of a public company.

D. Information from Clients or Third Parties (Use of Expert Networks)

Employees of Voya IM are prohibited from trading on the basis of material, non-public information received from any third parties, including clients of an Adviser. Moreover, where clients of an Adviser have access to material non-public information of an issuer as a result of their being a director or officer of a company issuing securities, the Adviser may be restricted from trading securities offered by such company.

Voya IM compensates third parties and/or individuals for research specific to certain industries, issuers and world markets.  Included among the third party research providers may be firms that are known as “expert networks.”  Employees must pay particular attention to the type of information conveyed by such sources and be aware of the material risks involved while using such sources of information.  Voya IM has put in place the following process which must be followed prior to a Portfolio Manager/Research Analyst (“Investment Professional”) meeting or entering in to discussions with a representative of an expert network, whether such meeting or discussion has been arranged.

▪

The expert network must be pre-approved by both the CIO of Equities and Compliance.  (Note: an expert network is subject to the same broker approval process as a traditional broker-dealer.)

▪

To the extent the expert network maintains a system to track participation, Compliance must be granted access to that system before any communications between an Investment Professional and a representative of the expert network take place.  (Note: failure by the expert network to maintain such a system may preclude them from being approved.)

▪

An Investment Professional must alert Compliance in advance of a meeting with a person associated with an expert network.

▪

An Investment Professional may not meet with an individual who is currently or has served in the past six months as an officer or director of a Public Company without the prior written consent of both the CIO of Equities and Compliance.

▪

In the event that an Investment Professional believes he/she may have received Material Non Public Information, they must contact Compliance immediately.

E. Additional Restrictions for Senior Loan Employees

Due to the sensitive and confidential information to which employees associated with Voya IM’s Senior Loan team have access, a supplemental policy has been designed to monitor their personal trading and outside business activities.  A copy of the supplemental policy is attached as Appendix 3.B.

F. PIPE Activities

 Certain investment personnel of Voya IM may be aware that a company is soliciting interest in a Private Investment in Public Equities (“PIPE”) offering. The Firm has established a set of procedures to monitor knowledge of or interest in such offerings (see Appendix 4).

III. Controls on Information

 Because material, non-public information may be obtained from time to time in the course of Voya IM’s activities, it is good practice to exercise caution in discussing one’s work with family, friends and colleague’s investment.  Discussions in and out of the office should be limited to a “need to know” basis.  Care also should be exercised in using, transporting and disposing of written materials, including drafts, notes and computer disks.  The following specific procedures designed to prevent the inappropriate dissemination of material, non-public information, which are referred to collectively in the securities industry as “Chinese Wall” or “Ethical Wall” policies, have been adopted. All employees of Voya IM are required to abide by these procedures as a condition of employment.

A. Document Control

Documents that may contain material, non-public or other confidential information (“Confidential Documents”) should be handled and maintained in a manner to ensure they are not disclosed to individuals who do not have a “need to know” such information. In particular:

▪

Confidential Documents must not be left in areas so as to potentially compromise their confidentiality (e.g., Confidential Documents must not be left unattended);

▪

Access to offices in which Confidential Documents are maintained should be restricted; and

▪

Employees should log out of their computers at the end of each day.

Such an approach is consistent with Voya’s Clean Desk Policy, and the Voya Code of Business Conduct and Ethics.

B.  Restricted Lists

 Voya IM maintains one or more “Restricted Lists,” which include the names of issuers whose securities are the subject of restrictions that, to varying degrees, limit employees’ authority to purchase or sell, or solicit the purchase or sale of such securities (and in certain cases our authority to transact in securities on behalf of a client).  Such lists are not published to employees in the normal course of operations

Voya IM employees may be prohibited from trading certain securities of an issuer on a restricted list for Accounts or their own personal accounts.

C. Regulation FD

The SEC has adopted Regulation FD – for "fair disclosure" – to combat selective disclosure in the securities industry. Selective disclosure occurs when issuers release material, non-public information about a company to selected persons, such as securities analysts or institutional investors, before disclosing the information to the general public. The SEC believes that this practice undermines the integrity of the securities markets and reduces investor confidence in the fairness of those markets. Selective disclosure may also create conflicts of interests for securities analysts, who may have an incentive to avoid making negative statements about an issuer for fear of losing their access to selectively disclosed information.

The selective disclosure of material, non-public information to Voya IM or the Advisers may raise difficult and sensitive legal and fiduciary issues, such as insider trading and an Adviser’s fiduciary obligation to act in the best interest of its clients.  Improper handling of the information may result in negative consequences for an Adviser and the employee, including legal exposure and negative publicity.  Employees are urged to remain sensitive to these issues and are reminded that they have an obligation to report the receipt of material, non-public information to the Legal or Compliance Department.

IV. Creditors’ Committees and Syndicated Loan Activities

A.

Creditors’ Committees

From time to time, an Adviser’s representative may serve on an issuer’s creditors’ committee, or similar group, which provides the Adviser with access to material, non-public information provided that the Legal or Compliance Department approves the proposed activities.  The issuer’s securities may be placed on a Restricted List, thereby prohibiting trading in the securities by certain Advisers.

Advisers - other than the Adviser with representatives on the creditors’ committee or similar group may continue to trade in the issuer’s securities, provided appropriate “information blocking” or “Chinese Wall” procedures are implemented. These procedures must be reasonably designed to prevent trading personnel from receiving non-public information from the creditors’ committee (or similar group) personnel.

While the procedures adopted will depend on the specific circumstances, the following procedures will generally apply:

▪

The personnel serving on the creditors’ committee or receiving non-public information should acknowledge that they may receive this type of information and that they are aware of the “Chinese Wall” procedures;

▪

The non-public information will not be shared (except with Legal or Compliance Department personnel);

▪

The personnel serving on the creditors’ committee will not receive any advance information about any trading by an Adviser in the issuer’s securities; and

▪

The Compliance Department will administer the Restricted List to restrict the trading in such issuer’s securities for certain accounts.

B.  Syndicated Loan and Similar Activities

As part of its investment activities, an Adviser may from time to time receive confidential information from issuers or their underwriters in connection with evaluating a transaction.  In many cases, the Adviser will specifically agree to treat information confidentially, either through a letter or by accepting the confidential information. The Adviser may utilize the confidential information to participate in such transaction.  In any event, the Adviser may not purchase or sell other securities of the issuer while in possession of the confidential information nor may the Adviser communicate such information to another Adviser.

V. Restrictions for Private Placement Employees

Certain investment personnel of Voya IM are involved in managing private placement, syndicated loan and other similar investment activities and may have potential for access to information that is particularly confidential and sensitive in its nature. Such employees (“Private Placement Employees”) are subject to the following additional restrictions:

A.

 Restrictions

Employees are prohibited from acquiring non-public securities (a private placement) without the prior approval of the Voya IM Compliance Department.  If an Employee is granted permission to make such a personal investment, that Employee will not participate in any consideration of whether clients should invest in the same issuer’s public or non-public securities.  From time to time Employees who are members of the private placement management team may invest in private placement offerings that may also be portfolio candidates for client accounts.   Employees are responsible for knowing which entities are subject to this prohibition, which applies whether or not the securities of the entity are contained in the restricted list. Even if the securities of the entity are not contained in the restricted list, such securities will be deemed to be restricted securities.

 Questions about these restrictions or their application should be directed to the Compliance Department, which will maintain a list (the "Private Placement List"), which list will consist of all entities under review by an investment team or in which an Account holds securities issued by entities for which the Firm is in possession of material, non-public information.

Private Placement Employees must immediately inform the Compliance Department:

▪

if they are aware of any material, non-public information concerning any entity which does not appear on the restricted list; or

▪

if they subsequently receive any material, non-public information concerning any entity which does not appear on the restricted list.

Employees should scrupulously comply with the rules and regulation of the markets in which they operate.

B.

 Exceptions

The Compliance Department may grant permission to effect a trade in a private placement loan or investment with approval of an appropriate member of Voya IM’s senior management. Any exceptions will be documented in writing.

VI. Internal Inquiries or Investigations

The Compliance Department will generally be responsible for maintaining records of any internal inquiries or investigations relating to possible misuse of material, non-public information by Voya IM, an Adviser or their employees.  In certain cases, such records may be maintained by the Law Department or the Voya Corporate Special Investigations Unit. At a minimum, an investigation record will include the securities that are the subject of the investigation, the date the inquiry commenced, the identity of the Accounts that were involved, and a summary of the disposition of the inquiry.

 If any employee believes that he or she has been provided with inappropriate access to material, non-public information, whatever the source, the employee should immediately advise the Compliance Department.

VII.   Privacy Policy

As required by the SEC regulations, the Firm has adopted a privacy policy, a copy of which is maintained on the Firm’s intranet site and can be accessed on the Voya IM Sharenet under Legal and Compliance Policies. The current copy of the policy must be provided to certain customers when an Account is opened and annually thereafter (for purposes of privacy regulations, customers are generally defined as natural persons who have a continuing relationship with the financial institution; although an Adviser may choose to provide disclosure to other types of clients).

VIII.

Identity Protection (“Regulation S-ID)

 In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC adopted rules jointly with the CFTC in April 2013 requiring certain entities regulated by the agencies to adopt programs to detect red flags and implement policies to prevent identity theft.1F2    The Voya IM Law and Compliance Teams evaluated whether any of Voya IM’s SEC-regulated entities are required to implement Identity Theft Prevention Programs in accordance with these new rules, Regulation S-ID. After analysis of Regulation S-ID and assessment of the products and services offered by Voya IM and the Advisers it was determined that, at this time, Regulation S-ID does not require Voya IM or the Advisers to develop and implement Red Flag Programs.2F3  The Compliance and Law Departments will periodically reassess whether to implement a Red Flag Program at Voya IM or the Advisers.

IX.

Bad Actors (Rule 506d)

New Rule 506(d) disqualifies securities offerings involving certain covered persons who are “felons and other ‘bad actors” from reliance on Rule 506 of Regulation D.  Rule 506 permits sales of an unlimited amount of securities, without registration, to any number of accredited investors and up to 35 non-accredited investors if the conditions of the rule are met.  Voya IM and its affiliated advisers offer private placement funds qualified under Regulation D and accordingly must comply with all of the requirements of Rule 506 exemptions.

An unregistered offering is disqualified from relying on Rule 506 if the issuer and others such as underwriters, placement agents, directors, executive officers, and certain shareholders participating in the offerings have been convicted of, or are subject to court or administrative sanctions for, securities fraud or other violations of specified laws.  The rule provides an exemption from disqualification when the fund can show it did not know and, in the exercise of reasonable care, could not have known that a covered person with a disqualifying event participated in the offering.

UK requirements - insider dealing and market abuse

Please refer to the Voya UK Compliance Manual for information on the UK insider dealing and market abuse regime and its application to Voya Investment Management (UK) Limited.

Section 9 – Trading and Brokerage

I. Introduction

In buying and selling securities or investments for accounts, an Adviser owes the highest duty of loyalty and must treat accounts fairly and equitably. As explained more fully below, these obligations include the duty to seek best execution of Account transactions.

II. Best Execution

The SEC has taken the view that an investment adviser at all times owes a fiduciary duty to its clients to obtain best execution of their transactions. In general, to meet its duty of “best execution” each portfolio manager or trader must execute Account transactions so that the total cost or proceeds of each transaction are the most favourable under the circumstances. Where a broker-dealer is used, a portfolio manager or trader may consider the full range of a broker’s services, including among others:  the value of research and/or brokerage services provided, execution capabilities, commission rates, financial responsibility, administrative resources, and responsiveness.

 In addition, in seeking best execution, a portfolio manager or trader may also use a variety of execution methods, such as “bunching” orders, crossing transactions (where permitted by applicable law and regulation), blocking trades, algorithmic trading, or sending orders to electronic communication networks (“ECNs”), dark pools, or other specialized broker-dealers.

 UK requirements - Best execution

The relevant FCA rules on best execution are contained in COBS Chapter 11 Section 2. The rules impose an obligation on Voya Investment Management (UK) Limited to take all reasonable steps to obtain, when providing the service of portfolio management, the best possible result for its clients taking into account the execution factors (see COBS 11.2.32R). This obligation applies in relation to all “financial instruments” as defined in section C of Annex I of the EU Markets in Financial Instruments Directive (“MiFID”).

Voya Investment Management (UK) Limited will only occasionally place orders with another entity for execution of orders relating to financial instruments but, when it does so, it must do so in accordance with its order execution policy. Voya Investment Management (UK) Limited is also required to monitor the effectiveness of its policy and to review the policy at least annually and whenever there is a material change that affects its ability to continue to obtain the best possible result for the execution of its client orders on a consistent basis using the venues included in its execution policy.

III. Approved Broker-Dealers

In seeking to obtain best execution for its clients, Voya IM places orders through a substantial number of broker-dealers.  To facilitate the orderly and consistent use of broker-dealers, Voya IM maintains a list of broker-dealers that have been approved for use (“approved list”).  On a periodic basis, the performance and execution abilities of broker-dealers should be evaluated. Voya IM has established a Brokerage Committee to monitor, among other things, the approved list of counter-parties, the overall capabilities of such entities and markets used by certain trading desks.  Any investment professional of the Firm, asked to vote or recommend a broker-dealer with whom we should transact business, must disclose whether he or she is conflicted in any way, including whether an Immediate Family Member is employed by or associated with that firm.  Investment Professionals must also certify that they have not been asked or taken into consideration the sales of any Voya IM or its affiliates’ products and services by a broker-dealer when evaluating a firm for inclusion on the approved trading list.

IV. Aggregation of Orders

Orders for the same security that are entered by the same trading desk on behalf of multiple accounts may be aggregated, when aggregation is considered to be in the best interest of the Accounts.  Conversely, a client’s order may not be aggregated if to do so would violate that client’s advisory contract.  Generally, orders for the same security received within a reasonable period of time are aggregated.  Subsequent orders for the same security that are entered during the same trading day may be aggregated with any unfilled portions of orders that may be outstanding at that time; orders already filled shall be allocated separately from subsequent orders. Alternatively, an Adviser may follow a trading rotation, provided the rotation is documented and each participating Account receives fair and equitable treatment over time. See Appendix 6 for allocation and aggregation procedures by asset class.

V. Compliance Monitoring

               Voya IM maintains more detailed Trade Aggregation and Allocation Policies and Procedures for each asset class (See Appendix 6).  Voya IM also maintains a detailed Trade Aggregation and Allocation Policies in connection with SMA or Wrap accounts the Firm manages (see Appendix 6). The Compliance Department shall monitor compliance with the policies and shall report the results to senior management. Any questions related to the policies shall be directed to the Compliance Department.

             Exceptions to the policies will be reviewed by the Compliance Department on a regular basis.

VI. Side-by-Side Management

In certain situations, the same portfolio manager(s) responsible for managing one or more hedge funds or offshore funds may also be responsible for managing other Accounts (including mutual funds, managed accounts, performance fee accounts, proprietary accounts and separately managed accounts).  Because portfolio managers typically have a greater economic interest in the performance of accounts that generate fees including accounts that pay additional performance fee, hedge funds and offshore funds, there is a potential conflict of interest in managing these types of accounts along with other types of Accounts, particularly where such hedge fund entails a long/short strategy.  However, there may also be a number of legitimate reasons (investment strategies, risk parameters, cash flows, liquidity needs) why investment decisions for certain funds are not the same or consistent with the decisions made for other Accounts.

In these situations, it is particularly important that investment decisions be fair and equitable among all Accounts over time.  The Portfolio Management Conflict Procedures (see Appendix 7) set forth the steps and procedures to be followed with respect to situations where the same portfolio manager is responsible for managing performance fee, proprietary, institutional, managed, hedge funds and mutual funds. The application and working of these procedures shall be subject to oversight by the Voya IM Conflicts Committee.  The Compliance Department will monitor trading in these situations and bring any issues to the attention of the Voya IM Conflicts Committee and/or Voya IM senior management.

VII. Principal Transactions

 In general, the Advisers are prohibited from acting as a principal – even “riskless principal” – or a counterparty in any transaction with an Account without obtaining the client’s prior written consent to each transaction.  Client consent may be obtained only after informing the client of all relevant facts about the transaction.  For mutual funds, ERISA Accounts and most public pension plans, any type of principal transaction between an Adviser or its affiliates and the Account is forbidden.

VIII. Futures and Commodities

The Advisers may only employ exchange-traded futures or options on futures in their investment strategies if they have determined such instruments are permitted under an Account’s investment guidelines and completed necessary registrations and/or filings with the CFTC.  In the event an Adviser or portfolio manager wishes to use these instruments, the Compliance Department should be contacted beforehand as registrations or filings with the CFTC may be required.

IX. Error Correction

As fiduciaries, the Advisers seek fairness to all clients in the execution and allocation of orders.  Voya IM understands that on occasion errors will occur in effecting or processing transactions.  In such instances, Voya IM will take reasonable measures to protect the interests of clients affected by an error. As a general policy, clients will be made whole for losses incurred which are directly attributable Voya IM’s actions. A copy of the Voya IM Error Correction Policy and Procedures is attached as Appendix 8. Any questions related to this policy should be directed to the Compliance Department.

X.

Soft Dollars and Related Brokerage Issues

A. General Policy

 In general, brokerage commissions are client assets and should be used, in accordance with fiduciary principles, for the benefit of clients. In many cases, obtaining research and/or brokerage services through commissions from Accounts can provide benefits to the Accounts and assist in achieving client objectives.  These research and brokerage services may be obtained either directly from full-service brokers (so-called “proprietary soft dollars”) or from third-parties.  The Advisers will endeavour to obtain “best execution” in all portfolio brokerage arrangements, including those involving “soft dollars.” The 1934 Act establishes a safe harbor that allows an Adviser to use client funds to purchase “brokerage and research services” for their managed accounts under certain circumstances without breaching their fiduciary duties to clients.  Fiduciary principles require an Adviser to seek the best execution for client trades, and limit an Adviser from using client assets for their own benefit.  Use of client commissions to pay for research and brokerage services presents an Adviser with significant conflicts of interest, and may give incentives to disregard best execution obligations when directing orders to obtain client commission services as well as to trade client securities inappropriately in order to earn credits for client commission services.

               Brokerage commissions may be used for the general benefit of all of an Adviser’s Accounts where legally and contractually permissible.  The Voya IM Brokerage/Soft Dollar Committee provides oversight and review of commission and brokerage practices.

B. Soft Dollar Procedures

Where appropriate and possible, soft dollar arrangements will be structured to come within the “safe harbor” afforded by Section 28(e) of the 1934 Act.  Section 28(e) generally provides a safe harbor to investment managers who use commission dollars of their advised Accounts to obtain investment research and brokerage services.  Section 28(e) provides that a person who exercises investment discretion with respect to an Account shall not be deemed to have acted unlawfully or to have breached a fiduciary duty under state or federal law solely by reason of having caused an Account to pay more to a broker-dealer than the lowest available commission if that person determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the broker-dealer.  The standard for determining if brokerage and research services are within the confines of the safe harbor is whether the product or service “provides lawful and appropriate assistance to the money manager in the performance of his investment decision-making responsibilities”. To obtain a new research or brokerage service through brokerage commission, a Soft Dollar Research/Brokerage Service Request, attached as Appendix 9A, must be submitted to the Compliance Department for approval in advance.

At times, Voya IM may execute transactions with one broker-dealer and obtain research and brokerage services from another broker-dealer through arrangements known as Commission Sharing Agreements (“CSA”) or Client Commission Arrangements. To obtain a new research or brokerage service through a CSA, a CSA Service Request Form, attached as Appendix 9B, must be submitted to the Compliance Department for approval in advance via the Compliance 28e SharePoint site.

 In order to come within the safe harbor of Section 28(e) and other applicable regulatory requirements, several conditions must be met, including:

1) The services are provided to a person who exercises investment discretion over the Accounts paying soft dollars.  As such, brokerage transactions that are directed by an outside party (e.g., the client or plan fiduciary) would not come within the Section 28(e) safe harbor (although they may nonetheless be appropriate if adequately documented).

2) The services are “brokerage and research” services which are defined by Section 28(e) to include any service which:

▪

furnishes advice, either directly or through publications or writings, as to the value of a security, the advisability of investing in, purchasing or selling a security, and the availability of the security or purchasers/sellers of the security;

▪

furnishes analysis and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of Accounts; or

▪

effects securities transactions and performs functions incidental thereto (such as clearance, settlement or custody) or required in connection with the rules of the SEC or a self-regulatory organization.

Research related to the market for securities, such as trade analytics (including analytics available through order management systems) and advice on market color and execution strategies, are eligible for the safe harbor.  Market, financial, economic and similar date could be eligible for the safe harbor.  Mass-marketing publications are not eligible as research under the safe harbor.

 “Brokerage services” within the safe harbor are those products and services that relate to the execution of the trade from the point at which the money manager communicates with the broker-dealer for the purpose of transmitting an order for execution, through the point at which funds or securities are delivered or credited to the advised account.

3) The services are “provided by” a broker. In the case of third-party research, the broker-dealer must arrange for the third-party services on behalf of the Adviser who may participate in the selection of the third-party vendor and may receive the research or services directly from the vendor. The broker, not the Adviser, must be the party obligated to pay the vendor for the services.  Section 28(e) does not cover arrangements in which the Adviser alone deals directly with the research vendor and then presents a contract to the broker-dealer as a completed transaction.  Likewise, Section 28(e) does not cover a situation where the broker-dealer is merely a conduit for payments from an Adviser to a vendor.

4) The Adviser makes a good faith determination that the value of the brokerage and   research services obtained is reasonable in relation to the amount of the commissions paid.

5) When a product or service obtained with commissions has a mixed use (e.g., it serves both a marketing and investment function), the Adviser must make a reasonable allocation of the cost of the product or service according to its use, which allocation must be noted on the Soft Dollar Research/Brokerage Service Request Form.  The Adviser must keep adequate books and records concerning allocations so as to enable the Adviser to make the required good faith determination of the reasonableness of commissions in relation to the value of brokerage and research services.

C. Types of Transactions

Section 28(e) generally applies only to securities transactions that are paid for with “commissions” -- i.e., transactions effected on an agency basis.  Therefore, Section 28(e) usually does not cover principal transactions, including most fixed-income, over-the-counter, NASDAQ or “riskless principal” transactions.  However, certain types of “riskless principal” transactions meeting certain conditions and transparency requirements may be eligible. Questions about receiving soft dollar credits for non-agency or riskless principal trades should be directed to the Compliance Department.

Section 28(e) does not cover futures transactions or transactions in “security futures.”

D. Directed Brokerage

From time to time, a client may direct an Adviser to use a particular broker-dealer to execute securities transactions on behalf of their Account.  Directed brokerage arrangements are subject to the Voya IM Directed Brokerage Policy, set forth at Appendix 10.  Any instruction or limitation relating to the selection of broker-dealers received from a client must be made in writing, either in the investment advisory agreement or in a separate letter.  A form of direction letter is included as part of the Directed Brokerage Policy. All such instructions received from clients shall be approved and retained by the Adviser.

Transactions for certain clients in wrap fee programs may be considered to be directed since, as part of the wrap fee program, the broker-dealer sponsor of the program executes all transactions.  In wrap fee programs, the direction may be included in the wrap fee agreement or similar document.

Services, products or other benefits (e.g., expense reimbursement or commission recapture) obtained through directed brokerage arrangements must be allocated only to the Account generating the commissions.

52

E. Services or Products Outside of Section 28(e)

From time to time, an Adviser may seek to use commissions to obtain a benefit other than research or brokerage services.  Examples would include rewarding broker-dealers for client’s referrals or where the Adviser receives a portion of the commissions.  These arrangements are not within the Section 28(e) safe harbor and can be done only in very limited circumstances.

In particular, these types of arrangements are absolutely prohibited for mutual funds, ERISA Accounts and most public pension plans.  For other Accounts, these types of arrangements require thorough and clear disclosure of the arrangements and the benefits to be received by the Adviser; if possible, the disclosure should appear both in the Adviser’s Form ADV as well as in the appropriate document governing the relationship (e.g., advisory contract or offering document).

F. Disclosure

Any soft dollar or other commission arrangements must be appropriately disclosed. The disclosure should include, among other things, examples of the research services and/or other benefits received by the Adviser (e.g., client referrals).  This disclosure generally should appear in the Adviser’s Form ADV as well as in any offering materials, and/or investment advisory contracts.

Section 10 – Proxy Voting

As part of the investment management services provided to clients, the Advisers may be instructed by clients to vote proxies appurtenant to the shares for which the clients are beneficial owners.3F4  As a fiduciary, an Adviser has a duty to manage clients’ assets solely in the best interest of the clients and the ability to vote proxies are a client asset. Accordingly, where an Adviser has been instructed to vote proxies, the Adviser has a duty to vote proxies in a manner in which it believes will add value to the client’s investment.

The Advisers have established a Proxy Committee, which periodically reviews, among other things, the Proxy Voting Guidelines (see Appendix 11), as well as analyzing requests made by clients, issuers, or third party firms to evaluate matters to be voted upon by shareholders.

Both ERISA and the Advisers Act impose certain requirements regarding proxy voting, as explained more fully below.

I.

Advisers Act Requirements

Rule 206(4)-6 under the Advisers Act requires advisers to adopt and implement written policies and procedures that are designed to ensure that its clients' proxies are voted in the clients' best interests, to describe these policies and procedures to their clients, and to provide a copy of these procedures to clients upon request. Those procedures should address the use of any independent third party to make recommendations regarding the voting of the proxies of an Adviser's clients if the use of an independent third party is a material part of the Adviser's proxy voting policies.  An Adviser that retains a third party to make recommendations regarding how to vote its clients' proxies should take reasonable steps to verify that the third party is in fact independent of the adviser based on all of the relevant facts and circumstances.  According to the SEC, a third party generally would be independent of an adviser if that person is free from influence or any incentive to recommend that the proxies should be voted in anyone's interest other than the adviser's clients. Such a person generally could not be an "affiliated person" of the adviser as that term is defined in the Advisers Act, or have any material business, professional, or other relationship with the adviser.

An Adviser should not, however, conclude that it is appropriate to follow the voting recommendations of an independent proxy voting firm without first ascertaining, among other things, whether the proxy voting firm (a) has the capacity and competency to adequately analyze proxy issues, and (b) can make such recommendations in an impartial manner and in the best interests of the Adviser's clients. An Adviser could breach its fiduciary duty of care to its clients by voting its clients' proxies based upon the proxy voting firm's recommendations with respect to an issuer because the proxy voting firm could recommend that the Adviser vote the proxies in the firm's own interests, to further its relationship with the issuer and its business of providing corporate governance advice rather than in the interests of the Adviser’s clients.  The proxy voting firm’s relationship with an issue thus may present a conflict of interest that is in addition to any conflict of interest that the Adviser may have.

II.

ERISA Requirements

In Interpretive Bulletin 94-2 (“94-2”), the DOL set forth its positions on proxy voting obligations of fiduciaries.  In general, 94-2 reaffirms the DOL’s view that ERISA’s fiduciary obligations of prudence and loyalty require an adviser to vote proxies on issues that affect the value of the plan’s investment.  This duty extends to the voting of proxies on shares of foreign corporations.  However, the DOL recognizes that the cost of exercising a vote on a particular proxy proposal could exceed any benefit that the plan could expect to gain in voting on the proposal.  Therefore, the plan fiduciary has to weigh the costs and benefits of voting on proxy proposals relating to foreign securities and make an informed decision with respect to whether voting a given proxy proposal is prudent and solely in the interest of the plan’s participants and beneficiaries. Where the plan has provided an adviser with a statement of investment policy, the adviser has an obligation to comply with this statement unless it would be imprudent to do so in a given circumstance.

In addition, 94-2 requires an adviser to retain accurate proxy voting records to enable plan fiduciaries to review the money manager’s voting procedures and votes cast.

Section 11 – Custody of Client Assets

I. General Policy

A. Registered Advisers

Our registered Advisers generally seek to not accept custody or possession of client assets.  However, as explained further below Voya IM may be deemed nevertheless to have custody of certain client assets.

The term “custody” is defined broadly under Advisers Act Rule 206(4)-2 (the “Custody Rule”), such that an Adviser may have custody of client assets if it directly or indirectly holds client funds or securities (e.g., stock certificates, stock powers, bonds, etc.), or has any authority to obtain possession of them

An Adviser is also deemed to have custody if a “related person” directly or indirectly holds the client’s funds or securities, or has any authority to obtain possession of them, in connection the Advisor’s advisory services.  A related person for these purposes would generally include any of the Voya Financial companies as well as any other person or entity that directly or indirectly controls or is controlled by, or is under common control with, the Adviser.

B. Unregistered Advisers

Although the Custody Rule does not by its terms apply to unregistered Advisers, Voya IM’s general policy is to discourage holding or receiving any client assets.

C. No Receipt of Client Assets

As a matter of policy, personnel should not receive client assets (whether cash, checks made out to the client, or securities).  Clients should be instructed to send assets directly to the client’s custodian (or in appropriate cases the transfer agent), with funds generally sent by wire transfer.

II.

Inadvertent Receipt of Client Assets

As a general rule, an Adviser that nevertheless receives client assets (including checks payable to the client), whether from a client or any third party, must return them to the sender within three business days.  If the sender is a third party, the sender also should be instructed to send the assets to the client or its custodian.  If the sender is the client, it also should be reminded to send assets directly to its custodian.

There are limited circumstances under which the general rule above may not apply and the Adviser may forward (generally within five business days) to the client or its custodian assets inadvertently received from third parties.  These circumstances may include, for example, tax refunds from tax authorities, client settlement proceeds from administrators in connection with class action lawsuits and other legal matters, or stock certificates, dividends or evidence of new debt from issuers in connection with class action lawsuits involving bankruptcy or business reorganizations.  Please contact Voya IM Legal or Compliance Department for guidance with regard to any requested exceptions to the general rule above.

In addition, if client assets are received, the Adviser should document and preserve appropriate records of what assets were received, as well as whether (and, if so, when) the assets were forwarded to the client (or former client) or its custodian or returned to Third Parties.

III.

Debt of Advisory Fees

In general, a Registered Investment Adviser will be deemed to have custody where it directly debits advisory fees from client Accounts upon presentation of a bill to the custodian of the client's Account.

IV. Hedge Funds and Other Pooled Investment Vehicles

An Adviser to hedge funds or other pooled investment vehicles, such as limited partnerships or limited liability companies, is generally deemed to have custody of the vehicle’s assets, but will be deemed to have complied with certain requirements of the Custody Rule (e.g. surprise audits) if the pooled investment vehicle (i) is audited at least annually; (ii) distributes its audited financial statements prepared in accordance with generally accepted accounting principles to all limited partners (or members or other beneficial owners) within 120 days of the end of its fiscal year, and (iii) upon liquidation distributes its audited financial statements prepared in accordance with generally accepted accounting principles to all limited partners (or members or other beneficial owners) promptly after completion.  In the case of hedge funds of funds, this exemption may be relied on by a hedge fund of funds provided it distributes these financial statements within 180 days after the fiscal year-end.

Questions concerning potential custody situations should be directed to the Voya IM Legal or Compliance Department.

Section 12 – Books and Records

Rule 204-2 under the Advisers Act (“Rule 204-2”) identifies certain books and records that must be prepared and retained by registered Advisers. This rule specifies the time periods for which such books and records must be retained (generally ranging from three to six years). Attached as Appendix 12 are schedules that provide guidance as to: (i) the books and records that are required to be maintained; (ii) their primary location; (iii) the persons responsible for their maintenance; (iv) persons to whom copies should be sent; and (v) applicable periods of retention. Understanding that the schedules depicting the books and records requirements can raise particular issues, employees are strongly encouraged to discuss such requirements with a compliance officer. These books and records must be maintained in an easily accessible place within an Adviser’s offices (or readily retrievable from a designated storage facility) for those periods specified.

 Rule 204-2 permits an Adviser to maintain records on microfilm, microfiche, or electronic storage media (including a digital storage medium or system), so long as the Adviser has implemented procedures to (i) maintain and preserve the records (reasonably safeguarding them from loss, alteration or destruction; (ii) limit access to properly authorized personnel and the SEC and/or its staff; and (iii) reasonably ensure that any reproduction of a non-electronic original document on electronic media is complete, true and legible.  Such records should be established in a read only format and must be arranged and indexed to permit easy location, access and retrieval.  In addition, legible, true and complete print-outs and copies of the records must be provided promptly to the SEC and/or its staff upon request along with a means to view and print them.

Employees should consult with the Compliance Department prior to setting up a process to store books and records in an electronic format.

Section 13 - Cybersecurity

Voya Financial’s Commitment to Cybersecurity

As a trusted provider of Retirement Solutions, Investment Management, and Insurance Solutions, Voya is committed to making information security a top priority.

Voya has implemented numerous security measures to safeguard the confidentiality, integrity and availability of customer information, including authentication, monitoring, auditing, and encryption.  Security measures have been built into the design, implementation and day-to-day practices of our entire operating environment as a part of our continuing commitment to risk management.  These measures are designed and intended to prevent corruption of data, block unknown or unauthorized access to our systems and information, and provide reasonable protection of the customer information we possess.

Our operating environment is regularly audited by nationally recognized accounting and security firms that provide independent evaluations of our key security controls.

In addition, Voya’s team of cybersecurity professionals works to prevent, detect, and mitigate threats to our environment, including:

•

Utilizing an industry leading security event monitoring platform

•

Offering near real-time security event monitoring to secure information and ensure that only authorized access to customer accounts is permitted

•

Maintaining redundant security operations centers

•

Subscribing to industry and government intelligence services for comprehensive threat monitoring

•

Developing proactive relationships with law enforcement agencies and cyber security firms for intelligence sharing and rapid incident response

•

Conducting regular cyber-attack scenarios to prepare for making appropriate decisions quickly in the event of a real event

•

Maintaining a Cybersecurity Playbook to guide a comprehensive response to any potential cybersecurity incident impacting Voya

•

Exercising a robust security awareness program to educate Voya employees on potential information security risks

APPENDIX 1:

Voya IM GIFT & ENTERTAINMENT POLICY

(Dated July 1, 2018)

The Voya Investment Management Compliance Manual addresses the acceptance of gifts by employees of Voya Investment Management’s operations (“Voya IM”). This issue is also addressed in the Voya   Financial Conflicts of Interest and Gifts & Entertainment Policy, which specifically states, As a general rule, an Employee should not give or accept an inappropriate or significant Gift or Entertainment to/from a third party that has any business dealings with Voya Financial.”

The following provides guidelines related to the giving or acceptance of gifts, entertainment or non-cash compensation by Voya IM employees. (All Voya IM employees who are also FINRA registered representatives are, to the extent they are conducting business on behalf of a Voya IM broker-dealer, also subject to the requirements of the FINRA.  (Note: those requirements are described more fully in the appropriate broker-dealer Compliance Manual).

1. Nominal Business Gifts and Business Entertainment

Giving or receiving gifts and gratuities in a business setting may give rise to an appearance of impropriety or raise a potential conflict of interest. As a general rule, while an employee may accept a nominal gift or occasional, normal and customary meals and/or business entertainment, an employee should not accept an inappropriate or significant gift from or participate in inappropriate or excessive entertainment with a third party having business dealings with Voya IM, such as a customer, broker, or vendor.

While “inappropriate” or “significant” may be difficult to define, an employee should not give or accept gifts and should refrain from participating in entertainment that is so excessive, frequent or extensive as to raise any question of impropriety.  Ultimately, except for personal gifts explained more fully below, gifts or entertainment must have a clear connection with Voya IM’s business, and are not acceptable if an independent third party might think that the employee would be influenced in conducting business.

Family members (including domestic partners) of employees are not permitted to accept fees, gifts, entertainment, invitations to seminars/conferences, payments or other favors in connection with any business of Voya IM. Any questions should be directed to your supervisor or Compliance Officer, and in the case of FINRA registered representatives conducting business on behalf of a Voya IM broker-dealer, your broker-dealer supervisor.

Employees who plan to gift or entertain anyone affiliated with a public entity, including but not limited to state and municipal pension plans, have a special responsibility to both know and adhere to the policy stated above, and also to comply fully with additional policies, procedures, and restrictions placed on such employees by statue statutes, municipal regulations or internal policies.    Public employees may be

under an even more stringent restrictions or outright prohibitions with regard to receipt of meals and entertainment.  Any Voya employee seeking to entertain a public entity employee should first check with Compliance/Legal to see what, if any, additional restrictions may apply.  Compliance and Legal can assist in determining what such restrictions are prior to the gifting or entertaining of such individuals.

Gifts

The following are some guidelines or examples of acceptable, nominal gifts.

➢

An acceptable gift should be of nominal value, but may not exceed a face value of $100 per year, per third party, per year.

➢

Purely personal gifts are permissible.  Personal gifts are gifts that serve a personal (not business) purpose, are paid by the giver (not the giver’s employer) and are between close friends or family members (e.g., gifts that are related to commonly recognized personal events, such as births, promotion, wedding or retirement).

➢

Discounts or rebates on merchandise or services that do not exceed those available to arm’s length clients. The final total cost or value of goods or services is subject to a $100 limit per third party, per year.

➢

Advertising or promotional items with a value of not more than $100 per third party, per year.

Business Meals and Entertainment

The following are some guidelines regarding acceptable business meals and entertainment:

➢

Normal, customary and occasional business meals or entertainment where the meal or entertainment takes place in one event and the person providing the entertainment is present. A good test is whether Voya IM would consider such an expense reasonable, if not paid for by a third party. Also, a good rule of thumb is whether an employee can eat, drink or enjoy the entertainment in one sitting.

➢

Business meals and entertainment should be consistent with FINRA guidance and advice. As such, the total value of the event may not exceed $300 per employee, per event, subject to an annual maximum amount of $1,000 per third party. Exceptions to these limits may be granted but must be pre-approved by Compliance and the employee’s MC representative.

➢

Entertainment, such as tickets to sporting events, golf fees, or ski lift tickets, will be evaluated based on the published ticket price.  Again, in all cases both the giver and the recipient must be present.

➢

The cost of local transportation does not count towards the $300 per event/$1000 annual limit; provided that the mode of transportation must be reasonable.  Any travel and lodging related to the event should be paid for by Voya IM subject to the Voya IM Travel and Expenses policies and procedures

Any exceptions to the above guidelines must be approved by the employee’s manager and MC representative prior to acceptance.

2. Reporting Procedures for Gifts and Entertainment

Except as described below, all employees are required to report Gift and Entertainment received by using the Voya IM Gift and Entertainment System, which can be found on ShareNet          http://giftandentertainment/.

The following are a few important guidelines that must be followed when reporting items in the Voya IM Gift and Entertainment System:

•

There are two entry options – one for Gift and another for Entertainment.  It is important to submit the entry under the correct heading as it is monitored on an aggregate level under each heading for the employee.

•

Entertainment business meals or lunches do not require entry into the system as long as the estimated value does not exceed $25 per person.

•

For all Entertainment entries, each employee must report his or her own entry.  It is no longer acceptable for one employee to report an entertainment event for as all entries are monitored on an aggregate level for each employee.

•

All employees should provide a clear and concise description for all reported items.

•

All employees must affirm no less frequently than annually that they are aware of the provisions of this Policy and have complied with this Policy during such time. Voya IM Compliance will monitor adherence with this Policy. Any employee who is found to have violated this policy is subject to sanctions, including but not limited to suspension, fine, or dismissal.

APPENDIX 2:

MEDIA INTERVIEW FORM

July 1, 2018

MEDIA INTERVIEW FORM

Please send this form to MediaRevewCompliance@voya.com

Portfolio Manager or Analyst’s Name
Publication/Name of Interviewer
Date of Submission Date of Interview
Voya Products/Strategies to be discussed.
Underlying investments/securities to be discussed
Do you own the investments/securities in a personal or client account?
Have you purchased or sold the security within the last seven days for a personal or client account?
List the informational materials provided to the publication
Provide a detailed explanation of what will be discussed and/or provide a copy of the article and/or transcripts.

NOTE:  The mentioning of any security pursuant to this form may restrict trading in that name for a period of time following the date of publication or communication.  Please consider what impact on client portfolios the mentioning of security names may have prior to submitting this form to the Voya IM Compliance Department.

NOTE:  If the subject matter discussed changes significantly where this form is no longer accurate please notify the Voya IM Compliance Department then complete and submit an updated form immediately.

APPENDIX 3.A.

CODE OF ETHICS

Amended July 1, 2018

Code of Ethics

of

Voya Financial, Inc.

Voya Investment Management, LLC

Voya Investments, LLC
Voya Investment Management Co. LLC
Directed Services LLC
Voya Investment Management (UK) Limited

Voya Alternative Asset Management LLC
Pomona Investment Management, LLC
Voya Investments Distributor, LLC

Voya Realty Group, LLC
Voya Investment Trust Co.

Voya Investment Management (UK) Limited
Voya funds

A. Adoption of Code of Ethics

This Code of Ethics (the “Code”) has been adopted by each of the registered investment companies advised by Voya Investments LLC (or an affiliate) and operating under the Voya funds umbrella (the “Voya funds”) and by each of the following Voya Entities (collectively, referred to as “Voya Entities”):

Voya Investment Management LLC
Voya Investments LLC
Voya Investment Management Co. LLC
Directed Services LLC
Voya Alternative Asset Management LLC
Pomona Investment Management, LLC
Voya Investments Distributor, LLC
Voya Realty Group, LLC
Voya Investment Trust Co.
Voya Investment Management (UK) Limited

The provisions of the Code are applicable to all directors, trustees, officers and persons employed or appointed by one or more of the Voya Entities as well as their immediate family members living in such designated person’s household (collectively, referred to as “Employees”) unless otherwise noted.

In addition, the Code is applicable to the trustees/directors of each of the Voya funds (the “Voya funds Directors”).

All Employees and the Directors of the Voya funds (collectively, referred to as “Covered Persons”) will be provided with a copy of this Code upon employment with the Voya Entities or appointment and notified when any material amendments are made to the Code.

The Code is not intended to supersede or otherwise replace the Voya Code of Business Conduct and Ethics.  All of the policies and guidelines contained in the Voya Code of Business Conduct and Ethics shall remain in full force and effect as to Employees.

B.

Statement of Fiduciary Standards

A fiduciary is a person or organization that manages money or property for another, usually a client, and, as a result, has a legal duty to act in the best interests of that client.  This Code is based on the overriding principle that the Employees have a fiduciary duty to clients, including the Voya funds, while the Voya funds’ Directors of the have a fiduciary duty only to the Voya funds.  Accordingly, Covered Persons shall conduct their activities in accordance with the following standards:

1

Clients’ Interests Come First. In the course of fulfilling their duties and responsibilities, Covered Persons must at all times place the interests of the clients (or, in the case of the Voya funds Directors, the Voya funds) first.  In particular, Covered Persons shall avoid putting their own personal interests ahead of the interests of a client.

2

Conflicts of Interest Shall Be Avoided.  Covered Persons must avoid any situations involving an actual or potential conflict of interest or possible impropriety with respect to their duties and responsibilities to, in the case of an Employee, a Voya Entity or a client of a Voya Entity or in the case of a Voya funds Director, the Voya funds.

3

Compromising Situations Shall Be Avoided.  Covered Persons shall never take advantage of their position of trust and responsibility.   Covered Persons must avoid any situation that might compromise or call into question their exercise of full independent judgment in the best interests of clients.

All activities of Covered Persons shall be guided by, and adhere to, these fiduciary standards.  The remainder of this Code sets forth specific rules and procedures that are consistent with these fiduciary standards.  However, all activities by Employees are required to conform to these standards regardless of whether the activity is specifically covered in this Code.  Any violation of the Code by an Employee may include but not be limited to reprimand, suspension, disgorgement of trading profits and termination of employment.

C.

Duty of Confidentiality

Covered Persons must keep confidential any non-public information regarding Voya, a Voya Entity, a Voya fund, and any client or any entity whose securities they know or should know are under investment review by a portfolio management team acting on behalf of a Voya Entity.  Covered Persons have the highest fiduciary obligation not to reveal confidential information of any nature to any party that does not have an explicitly clear and compelling need to know such information.

D.

Covered Persons’ Duty to Comply with Federal Securities Laws

Voya Entities’ activities are governed by the federal securities laws, including the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the Investment Company Act of 1940, as amended.  Covered Persons are expected to adhere to the federal securities laws, whether or not the activity is specifically covered in this Code.

E.

Prohibitions on Insider Trading

1

Trading on Knowledge of Clients’ Activities.  Covered Persons are prohibited from taking advantage of their knowledge of recent or impending research generated by a Voya Entity or securities activities of clients.  In particular, Covered Persons are prohibited from trading (purchasing, selling or disposing in any manner, including by gift, directly or indirectly) any security when they have actual knowledge that the security is being purchased or sold, or considered for purchase or sale, on behalf of a client account. This prohibition applies to all securities in which a Covered Person has acquired, or will acquire, "beneficial ownership." For these purposes, a Covered Person is considered to have beneficial ownership in all securities over which the Covered Person enjoys economic benefits substantially equivalent to ownership (for example, securities held in trust for the person's benefit), regardless of who is the registered owner.

2

Trading on Knowledge of Material Non-Public Information.  All Covered Persons are prohibited from taking personal advantage of their knowledge of material non-public information, particularly buying or selling any security while in the possession of material non-public information about the issuer of the security. The Code also prohibits Covered Persons from communicating to outside parties any material non-public information about any security or the company that issues the security.

(a)

Identifying Material Non-Public Information.

Material Information.  Information is material when there is a substantial likelihood that a reasonable investor would consider it important when making investment decisions.  Generally, this is information that, if disclosed, would have an effect on the price of a company’s securities.

Material information often relates to a company’s results and operations, including dividend changes, earnings results, changes in previously released estimates, merger or acquisition proposals, major litigation, liquidity problems and management developments.  Material information may also relate to the market for a company’s securities.  Information about a significant order to purchase or sell securities may also be deemed material.

Unfortunately, there is no simple test to determine when information is material. You are encouraged to direct any questions to the Voya IM Compliance Department.

Non-Public Information.  Information is considered public when it has been circulated broadly to investors in the marketplace.  Tangible evidence of such circulation is the best indication that the information is public.  For example, information can be considered public when it has been made available through a public filing with a regulatory body, or through a mainstream media source such as The Wall Street Journal.

(b) Reporting Material Non-Public Information.  Before executing any trade for yourself or a client, you must determine whether you have knowledge of any material non-public information.  If you think you might have such knowledge, you must:

•

Report the information and proposed trade immediately to the Voya IM Compliance Department;

•

Refrain from trading in the security on behalf of yourself or clients; and

•

Refrain from communicating the information to anyone outside or inside of the Voya Entities other than the Voya IM Compliance Department.

The Voya IM Compliance Department, in consultation with the Law Department, will determine whether the information is material and non-public and, if so, what actions need to be taken.

3.

Disciplinary Sanctions.  Trading securities while in the possession of material non-public information, or improperly communicating that information, may expose you and the Voya Entities to stringent penalties, including fines, suspensions and imprisonment.  Regardless of whether a government inquiry occurs, the Voya Entities view seriously any violations of this Code.

F.

Additional Personal Trading Restrictions

The restrictions of this section apply to all Employees, covered under the personal trading policies and procedures of Voya Investment Management (“Voya IM”), and to accounts over which they have the authority to make investment decisions, for all transactions involving securities.

1.

Pre-Clearance of Securities Transactions.  Except for the transactions listed below, approval must be obtained from the Voya IM Compliance Department before entering an order to buy or sell or transfer securities by gift or selling of shares in connection with margin calls. An approval to trade is only valid on the business day it is received (note: such approvals terminate at close of business day on the date such approval is granted). If you receive an approval and do not complete the trade that same day, you must seek pre-clearance to complete the trade the next (or any subsequent) business day.  Except as noted below, an approval must be received for every transaction. Pre-clearance approvals for securities traded on a U.S. exchange or in a U.S. market are effective until the close of business on the day that your pre-clearance request has been approved. Pre-clearance approvals for securities traded on a foreign exchange or in a foreign market are effective until the close of business on the business day following approval of your pre-clearance request. If you want to modify your trade request previously submitted in any way (e.g., date of execution or share quantity), you must submit a new pre-clearance request.

The Voya Entities utilize a vendor system to process personal trading.  All preclearance requests shall be made via the system, which can be accessed at:https:/voya.ptaconnect.com/

Employees assigned portfolio management or trading responsibility are prohibited from knowingly buying or selling the same security traded in an associated client account for a period of 15 days (7 days prior to the client trade and 7 days after the client trade).

Private Placement investment personnel must obtain pre-clearance to purchase or sell private placements.

2.

Pre-Clearance and Holding Period Requirements for Voya Financial, Inc. securities.

Employees must obtain pre-clearance for transactions involving Voya Financial Inc. securities, including:

•

Open market purchases and sales;

•

Gifting or making a charitable contribution of your holdings;

•

Transactions in Voya Company Stock Fund in the 401k (other than automatic purchases made pursuant to an established payroll-deduction program); or

•

Sales of Restricted Stock (other than the immediate sales upon vesting of securities).

Employees who wish to transact in Voya securities should consider the following before seeking pre-clearance and transacting:

•

Voya Securities must be held for a minimum of 60 calendar days from the acquisition date, including the Voya Company Stock Fund in Voya 401K accounts.

•

Employees are prohibited from shorting any securities issued by Voya.

•

Employees are prohibited from trading securities issued by Voya during the “Closed Period for Voya Financial Instruments”, including trades in Voya 401k accounts.

•

Employees are prohibited from automatic rebalancing of the Voya Company Stock Fund in Voya 401k accounts.

Warning: Failure to Pre-Clear will result in sanctions including suspension of personal trading privileges!  Be alert that transactions, including rebalances, involving the Voya Company Stock Fund held in your Voya 401k account without pre-clearance will trigger a violation.

3.

Exceptions to Pre-Clearance of Securities Transactions.

•

Direct obligations of the Government of the United States;

•

High quality short-term debt instruments, including bankers' acceptances, bank certificates of deposit, commercial paper, money market securities and repurchase agreements;

•

Shares of open-end funds, including shares held in Voya’s 401(k) plan (as defined in Section G, below);

•

Transactions in accounts over which an Employee has no direct or indirect control or influence (managed or discretionary accounts);

•

Transactions under any incentive compensation plan sponsored by the Voya Entities;

•

Transactions made through an automatic dividend reinvestment plan, automatic payroll deduction or similar program (excluding Self Directed Brokerage Accounts) where the timing of purchases and sales is controlled by someone other than the Employee;

•

Transactions involving Bitcoins or other cryptocurrencies;

•

Transactions made through a fully discretionary Robo-Advisor program;

•

An exercise of pro-rata rights issued by a company to all the holders of a class of its securities;

•

On any given day, transactions involving 100 shares or less (per account) of common stock issued by companies included in the S&P 500 Index; and

•

On any given day, transactions involving 100 shares or less (per account) of Exchange-Traded Funds.

While the securities transactions noted above may not need to be pre-cleared, they may need to be held and reported in accordance with the reporting requirements set forth in Section H., below.

4.

Prohibition on Initial Public Offerings and Initial Coin Offerings.   Employees are prohibited from acquiring securities in initial public offerings, or initial coin offerings; except for transactions made pursuant to an employee incentive compensation, retention or other program put in place by a Voya Entity.

5.

Restrictions on Private Placements.  Employees are prohibited from acquiring non-public securities (a private placement) without the prior approval of the Voya IM Compliance Department.  If an Employee is granted approval to make such a personal investment, that Employee will not participate in any consideration of whether clients should invest in the same issuer’s public or non-public securities.

6.

Prohibition on Short-Term Trading Profits.  Employees are prohibited from profiting from the purchase and sale, or sale and purchase, of the same (or related) securities or exchange–traded funds as well as shares of Voya open-end funds.  Profits made in connection with short-term trades may be subject to disgorgement.

      Holding period requirements are as follows:

•

Shares of securities (including, Voya Company Stock Fund, individual stocks, bonds, closed-end funds, derivatives, etc.) must be held for 60 calendar days from the purchase date.

•

Shares of exchange-traded funds must be held for 30 calendar days from the purchase date.

•

Shares of Voya open-end funds (including 401 k transactions other than those involving the Voya Company Stock Fund) must be held for 30 calendar days from the purchase date.   Note: The 30 day holding period for shares of Voya open-end mutual funds is measured from the time of the most recent purchase of the shares of the relevant Voya fund.

7.

Prohibition of Short Selling Voya Securities. Employees are prohibited from shorting any securities issued by Voya Financial of its or any majority owned subsidiaries (“Voya Securities”), either directly or indirectly, including the use of derivatives transactions.  For avoidance of doubt, this prohibition includes writing a covered call option against Voya Securities.

8.

Prohibition of Trading in Voya Securities during the “Closed Period”. Employees are prohibited from trading Voya Securities, including the Voya Company Stock Fund in Voya’s 401k Plan, during the “Closed Period for Voya’s Financial Instruments” as set forth by Voya Financial. The Voya Closed Periods are set forth on the vendor system utilized to process personal trading requests, which can be accessed at: https://voya.ptaconnect.com/

G.  TRANSACTIONS IN VOYA FUND SHARES

The following restrictions and requirements apply to all purchases and sales of shares of open-end funds issued by the Voya funds other than money market and short-term bond funds (“Voya fund Shares”) and all holdings of Voya fund Shares by Covered Persons, including those in which they have a beneficial ownership interest, except as provided below.

These restrictions and requirements do not apply to purchases of Voya fund Shares through (1) an automatic dividend reinvestment plan; or (2) through any other automatic investment plan, automatic payroll deduction plan, or other automatic plan approved by the Voya IM Compliance Department.

Compliance with Prospectus.

All transactions in Voya fund Shares must be in accordance with the policies and procedures set forth in the Prospectus and Statement of Additional Information for the relevant fund, including but not limited to the fund’s policies and procedures relating to short term trading and forward pricing of securities.

Additional Restrictions

Certain Covered Persons may be considered insiders to a closed-end Voya fund.  In such cases, these persons will be notified of their status as well as advised of additional restrictions imposed on them and their ability to transact in such Voya closed-end fund.

Solely to facilitate compliance with timely Form 4 and 5 filing requirements with the

78

Securities and Exchange Commission, all such insiders must submit a written report of any transaction involving a closed-end Voya fund on the trade date of such transaction to the Voya IM Compliance Department.

H. Reporting Requirements

1. Disinterested Directors/Trustees

Voya funds Directors who are not deemed to be “interested persons” (as that term is defined under the Investment Company Act of 1940, as amended (“IC Act”) of a Voya fund, its investment adviser or the adviser’s affiliate (the “Disinterested Directors”) must submit a quarterly report containing the information set forth in paragraph 2, below, only with respect to those transactions for which such person knew or, in the ordinary course of fulfilling his or her official duties as a Disinterested Director, should have known, that during the 15-day period immediately before or after the Disinterested Director’s transaction in securities that are otherwise subject to the reporting requirements described herein, an applicable Voya und had purchased or sold the security at issue or that an investment adviser or sub-adviser for an applicable Voya fund had considered purchasing or selling such security.

2.

Employees

Personal Securities Holdings and Transactions. The requirements of this section apply to all Employees for all holdings and transactions involving securities in which the Employee acquired, or will acquire, beneficial ownership (economic benefits equivalent to ownership, such as securities held in trust for the Employee’s benefit, regardless of who is the registered owner).

However, these reporting requirements do not apply to holdings or transactions involving the following excluded securities:

•

direct obligations of the Government of the United States;

•

high quality short-term debt instruments, including bankers' acceptances, bank certificates of deposit, commercial paper, money market securities and repurchase agreements; and

•

shares of open-end mutual funds that are not managed by the Voya Entities.

a.

Initial Disclosure of Personal Holdings. Employees are required to disclose all their personal securities holdings to the Voya IM Compliance Department within 10 days of commencing employment with a Voya Entity.

b.

Securities Transaction Records. Employees should be aware that the Voya Entities maintain a list of designated broker-dealers with whom Employees may maintain a brokerage account. Employees shall notify the Voya IM Compliance Department if they intend to open, or have opened, a brokerage account. If requested, Employees shall direct their brokers to supply Compliance with duplicate confirmation statements of their securities transactions and copies of all periodic statements for their accounts. Employees must report new authorized brokerage accounts to the Compliance

Department within thirty (30) days of opening the account.  Note: Employees may not trade in the new account prior to reporting the account. Any brokerage account opened to facilitate cryptocurrency trading is a reportable account under the Code and must be held with an approved designated broker.

c.

Quarterly Account and Transaction Reports. Employees are required to submit a report listing their securities transactions made during the previous quarter within 30 days of the end of each calendar quarter.

d.

Annual Holdings Report. Employees are required to submit a report listing all securities held as of December 31 of the year reported within 30 days of the end of the calendar year.

e.

Information to be Reported. Employees are required to provide the following information when submitting reports as required by a. through d., above:

i. Initial and Annual Holdings Reports must include the:

•

title or description and type of security, the exchange ticker symbol or CUSIP number, the number of shares or principal amount of each security;

•

broker-dealer or bank where accounts are held; and

•

date the report is submitted.

 ii. Quarterly Transaction Reports must include the:

•

title or description and type of security, the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each security (as well as the interest rate and maturity date, if applicable);

•

trade date and type of transaction (i.e. buy, sell, open, close, etc.);

•

price of the security;

•

broker-dealer or bank account through which the transaction was effected; and

•

date the report is submitted.

f.

All reports, other than the Initial Disclosure of Personal Holdings, shall be made via the vendor system, which can be accessed at: https://voya.ptaconnect.com/

3.

Employees

Receipt of Gifts or Entertainment. No Employee may receive any gift or entertainment from any one person or entity doing business with the Voya Entities in contravention of the Voya IM Gift & Entertainment Policy. Employees who receive a gift or entertainment from any person or entity that raises potential issues under the Voya IM Gift & Entertainment Policy must immediately contact the Voya IM Compliance Department to determine the proper handling of such gift. Employees should refer to the Voya IM Gift & Entertainment Policy.

Outside Activities. Employees are expected to devote their full business day to the business of the Voya Entities. In addition, no one may make use of their position as an Employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the Employee’s personal interests and the interests of the Voya Entities or their clients. All Outside Activities requests shall be submitted via the vendor system the Voya Entities utilize, which can be accessed at https://voya.ptaconnect.com/.

To assist in ensuring that such conflicts are avoided, an Employee must obtain the written approval of the Employee’s supervising manager and the Voya IM Compliance Department prior to an Employee personally:

?

Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family-owned businesses and charitable, non-profit and political organizations;

?

Forming or participating in any stockholders’ or creditors’ committee (other than on behalf of Voya Entities) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any company, or becoming actively involved in a proxy contest; or

?

Making any monetary investment in any non-publicly traded business, corporation or partnership, including passive investments in private companies.

In addition, every Employee of the Voya Entities must obtain the written approval of their supervisor and the Voya IM Compliance Department prior to:

•

Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Voya Entities, whether as a fee, commission, bonus or other consideration such as stock, options or warrants;

•

Accepting a second job of any kind or engaging in any other business outside of the Voya Entities; or

•

Participating as a plaintiff, defendant or witness in any non-family related litigation or arbitration.

Every Employee is also required to disclose to the Voya IM Compliance Department if any of their immediate family members hold positions as directors or executive officers of any public company.   Limitations may be placed on an Employee’s investment activities in the event an Employee’s immediate family member holds such a position.

Similarly, every Employee is required to maintain the data reported in connection with an outside activity and notify the Voya IM Compliance Department in the event of any change to the employee’s outside activity after initial approval.

4. Covered Persons

Certification of Compliance. All Covered Persons are required to certify to the Voya IM Compliance Department annually, or whenever this Code is materially amended, that they have:

?

read and understand the provisions contained in the Code;

?

complied with all the requirements of the Code; and

?

reported all transactional information required by the Code.

I. The Voya Entities’ Duty of Confidentiality

All information submitted by a Covered Person to the Voya IM Compliance Department pursuant to this Code will be treated as confidential information.  It may, however, be made available to senior management, governmental and governmental agencies with regulatory authority over the Voya Entities, as well as to the Voya funds Directors, and each of their auditors and legal advisors, as appropriate.

J. Violations of the Code

Employees are required to report any known or suspected violations of the Code to the Voya IM Compliance Department immediately. An Employee who violates this Code or fails to report a violation of the Code may be subject to sanctions. For example, if the same security is purchased or sold on the same day by an Employee, the Employee following a violation, may be required to disgorge profits to charity. In addition, any Employee that violates the Code’s pre-clearance or transaction reporting provisions may also be suspended from further trading for a period.

K. Exceptions to the Code

Exceptions to the Code will only be made under extraordinary circumstances. No exception may be granted for those sections of the Code that are mandated by regulation.

Exceptions may be made only upon prior request, and no exception will be granted subsequent to a violation of the Code. To be granted an exception to the Code, a written request regarding the nature of the exception must be made and submitted to Voya IM’s Chief Compliance Officer and approved by her or him and a member of Voya IM’s Management Committee.  Exceptions to the Code shall be reported as applicable to the Chief Compliance Officer of the Voya funds and the Voya funds Directors.

APPENDIX 3.B.

SENIOR LOAN SUPPLEMENTAL CODE OF ETHICS

(July 1, 2018)

SENIOR LOAN

SUPPLEMENTAL CODE OF ETHICS

Scope

This Supplemental Code of Ethics (this “Supplemental Code”) has been adopted by the Voya Senior Loan Group (the “Group”) of Voya Investment Management (“Voya IM”) and applies to all Voya IM personnel either employed within the and persons within Voya IM who have routine access to the trading system utilized by the Group in order to monitor Group trading activity (a “Covered Person”).

Relation to Other Voya IM Policies

This Supplemental Code is intended to supplement existing Voya IM policies. If any aspect of this Supplemental Code conflicts with any other Voya IM policy (as now or hereafter in effect), the provisions of such other policy shall control.

Responsibilities

Each Covered Person must read this Supplemental Code and comply with its terms.

Personal Trading

In General

Covered Persons may not purchase, sell or own any equity or debt interest issued by any entity (or any of such entity’s affiliates) if the Group is in possession of any current non-public information about such entity or any of its affiliates.  For the purposes of this Policy, the Group is deemed to be in possession of current non-public information about an entity if:

a.	any portfolio managed by the Group is currently invested in any issuance from such company or any of its affiliates
b.	any portfolio managed by the Group was invested in any issuance from such company or any of its affiliates within the most recent six months
c.	the Group received any non-public information, such as but not limited to a
“bank book” or other solicitation to invest in an issuance by such entity or any of its affiliates, within the most recent six months.

Pre-clearance

All proposed personal securities transactions by Covered Persons will be checked against the Group’s records to prevent any violations of the above restriction. For all trades, including S&P Small Lot Transactions (see below), Covered Persons must obtain preclearance as a part of Voya IM’s normal pre-clearance procedure for personal securities transactions using the Protegent system (or any successor thereto). The required preclearance against the Group’s records will occur as part of the Voya IM approval process, i.e., Covered Person does not need to take any additional action in this regard.

S&P 500 Small Lot Transactions

Voya IM employees are not required to seek pre-clearance approval on daily transactions involving small lots (100 shares or less) of the common stock of companies in the S&P 500 (an “S&P Small Lot Transaction”). This exception to Voya IM’s general rule that all securities transactions must receive pre-clearance does not supersede the Group’s policy stated above prohibiting transactions in debt or equity securities of companies about which the Group is in possession of current material non-public information. Therefore, before undertaking an S&P Small Lot Transaction, Covered Persons must obtain pre-clearance. The pre-clearance procedure for S&P Small Lot Transactions is the same as the normal Voya IM pre-clearance procedure using the Protegent system.

Involving Relatives, Friends and Personal Business Associates in Voya IM Business Matters

In the course of acting on behalf of and in the best interests of Voya IM and its customers, occasions may arise where a Covered Person has a personal relationship4F5 with a person or entity that could provide services for compensation to Voya IM, a customer of Voya IM or an entity in whose loans or securities an Voya IM managed portfolio has invested. If a Covered Person believes that such a situation exists, the Covered Person may not make any contact with such person or entity with regard to such situation, nor may the Covered Person provide any non-public information to such person or entity. Instead, the Covered Person must inform his or her manager and a Group Head of the situation and, if requested by a Group Head, provide appropriate contact information.

A Group Head may authorize contact with such person or entity, but any such contact shall be made by a different Covered Person as designated by a Group Head. The Covered Person with the personal relationship shall not have any contact with any such person or entity with regard to the subject matter. In addition, if such a contact is approved, the Covered Person with the personal relationship shall be relieved of any and all responsibility with regard to the subject matter in so far as it relates to the participation or involvement of such person or entity, or the terms and conditions thereof.

The restriction in this section applies only to situations where there is the expectation that compensation will be paid. It does not apply to situations where advice or services may be provided without compensation or other financial benefit to the person or entity with which the Covered Person has a personal relationship. In all cases, however, the Covered Person may not receive any compensation or other financial benefit.

APPENDIX 4

PIPE TRANSACTIONS PROCEDURES

(Dated July 1, 2018)

I.

Introduction

On occasion Voya Investment Management (“Voya IM”) may enter into Private Investments in Public Equity (“PIPE”) transactions or otherwise receive confidential information regarding them.  These procedures are designed to assist Voya IM in complying with applicable laws.  Specific issues of concern relate to Regulation FD and the laws related to insider trading and proper use of information (Rule 10b-5 under the Securities Exchange Act of 1934), as well as compliance with laws related to distributions of securities (Section 5 of the Securities Act of 1933). In an effort to comply with these and other laws, the following procedures have been put into effect and will be modified as needed to address potential risks that are associated with PIPE deals.

II.

Non Public Information

➢

Upon acquiring specific knowledge, in writing or orally, of a potential PIPE transaction, any person acquiring such knowledge shall notify Compliance of the pending transaction and the security with which it is associated. Specific knowledge includes, without limitation, commencement of negotiation to participate in the PIPE, being invited to participate in the PIPE or entering into a confidentiality agreement related to the PIPE.

➢

Upon notification of knowledge of the PIPE transaction, Compliance shall place a restriction on the underlying publicly traded security for both investment on behalf of clients and certain employee personal trading accounts. The restriction will be placed in the applicable trading systems with respect to the applicable team(s) and employees and shall apply to purchases, sales and derivative positions.

➢

The restriction on the publicly traded security will be maintained until the completion of participation in the offering (normally the date on which the PIPE transaction is announced) and/or the details of the PIPE transaction have been made public, typically when the issuer puts out a press release.

➢

The restrictions described herein apply regardless of whether Voya IM determines to participate in the PIPE offering.

III. Document Completion

➢

Before completing the requisite Confidentiality Agreement, Subscription Agreement or other applicable documents regarding the PIPE, the documents must be forwarded to the appropriate law department (i.e., Voya IM and/or Voya funds).

IV. Security Processing

➢

Once the Subscription Agreement or other applicable documents have been completed, the private placement security will be classified as restricted and illiquid in the trading/compliance system and marked with such designation.

➢

Upon closing of PIPE transactions, Compliance, the relevant analyst, the relevant traders and operations personnel should be notified of any limitations placed on PIPE shares or other issuer- related securities.

➢

Once the registration for public resale of the private placement security is declared effective by the SEC, the PIPE shares will generally be eligible for resale provided the firm delivers the prospectus (and also provided there is no applicable blackout period as set forth in the agreement to acquire the PIPE security).

APPENDIX 5

PRIVACY POLICIES

Voya IM’s Privacy Policy
Effective Date: July 1, 2018

PRIVAC Y POLICY

We at Voya IM are committed to protecting the privacy of our clients’ confidential information. Keeping your information secure is a top priority for our company. To protect such information from unauthorized access and use, we use various security measures including computer safeguards and secured files and buildings. Your information is used only within Voya IM except as required or permitted by law, including without limitation (a) where we use third parties to administer, service or otherwise maintain your accounts; and (b) for marketing purposes where we think that we or our affiliates may have products or services that may be of interest to you. Various state and federal laws have requirements with regard to the personal information of our clients who are individuals, and the following additional disclosures are addressed to such clients:

Personal Information Privacy Notice

1. What personal information does Voya IM collect?

The types of information we collect and share depend on the product or service you have with us. This information can include social security number, account balance, assets, income, and investment experience. We collect personal information, for example, when you open an account, give us your contact information, seek advice about your investments, or tell us about your investment portfolio. We may also collect your information from others, such as affiliates or other companies.

2. How does Voya IM use my personal information?

We use your personal information for our everyday business purposes, such as to process your transactions, maintain your account(s), respond to court orders and legal investigations. We may also use your information for our marketing purposes in order to offer our products and services to you.

3. Does Voya IM share my personal information with third parties?

All financial companies need to share customers’ personal information to run their everyday business. We can share your personal information as necessary to administer service or otherwise maintain your accounts and as otherwise permitted by law. We can also share information about your transactions and experiences with our affiliates for their everyday business purposes. Except as required or permitted by law, we will not share your information either with our affiliates or with nonaffiliated third parties to market to you unless we have previously notified you of our intent to share and given you an opportunity to limit this sharing.

4. How does Voya IM protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law.  These measures include computer safeguards and secured files and buildings.

5. How will changes to this privacy notice and policy be communicated?

This privacy notice is current as of the date of this brochure. We reserve the right to amend this notice at any time, but we will promptly notify you of any changes.

For our individual clients who also do business with our affiliated Voya U.S. businesses, such as the Voya U.S. Insurance companies or Voya funds, please note that these companies have a separate privacy policy which are distributed by those companies.

FACTS	WHAT DOES VOYA FINANCIAL DO WITH YOUR PERSONAL INFORMATION?

Why?

Financial companies choose how they share your personal information.  Federal law gives consumers the right to limit some but not all sharing.  Federal law also requires us to tell you how we collect, share, and protect your personal information.  Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us.  This information can include:

▪

Social Security number and account balance

▪

Assets and transaction or loss history

▪

Investment experience and employment information

How?

All financial companies need to share customers’ personal information to run their everyday business.  In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Voya chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Voya share?	Can you limit this sharing?
For our everyday business purposes – such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes – to offer our products and services to you	Yes	No
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes – information about your transactions and experiences	Yes	No
For our affiliates’ everyday business purposes – information about your creditworthiness	No	We don’t share
For our affiliates to market to you	Yes	Yes
For nonaffiliates to market to you	No	No

To limit our sharing

▪

Call our toll-free number (855) 685-9519 – our menu will prompt you through your choice(s)

Please note:

If you are a new customer, we can begin sharing your information 30 days from the date we sent this notice.  When you are no longer our customer, we continue to share your information as described in this notice.

However, you can contact us at any time to limit our sharing.

Questions?	Call the telephone number listed on your statements and other correspondence or go to http:/voya.com/contact us

Voya Financial, Inc. and Voya Investments Distributor, LLC Privacy Policy

Who we are
Who is providing this notice?	This notice is provided by the companies owned by Voya Financial, Inc. A list of these companies is provided at the end of this notice.

What do we do
How does Voya protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law.  These measures include computer safeguards and secured files and buildings.

How does Voya collect my personal information?

We collect your personal information, for example, when you

▪

open an account or give us your contact information

▪

apply for insurance or seek advice about your investments

▪

tell us about your investment or retirement portfolio

We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

▪

sharing for affiliates’ everyday business purposes – information about your creditworthiness

▪

affiliates from using your information to market to you

▪

sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

See below for more on your rights under state law.

What happens when I limit sharing for an account I hold jointly with someone else?	Your choices will apply to everyone on your account.

Definitions
Affiliates

Companies related by common ownership or control.  They can be financial and nonfinancial companies.

▪

Our affiliates include companies with the Voya name; financial companies such as ReliaStar Life Insurance Company; and nonfinancial companies such as Voya Services Company.

Nonaffiliates	Companies not related by common ownership of control. They can be financial and nonfinancial companies. ▪ Voya does not share with nonaffiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ▪ Voya does not jointly market.

Other important information

 If you live in California or Vermont, we will obtain your affirmative consent to share your personal information with nonaffiliates who do not currently assist us in servicing your account or conducting our business. If you are a participant in a retirement plan sponsored by your current or former employer, our contact with your plan sponsor may contain additional restrictions on the use or sharing of your personal information.

Voya affiliates

This notice is provided by: Directed Services LLC, Midwestern United Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, Security Life Assignment Corp., Security Life of Denver Insurance Company, Voya America Equities Inc., Voya Capital Corporation LLC, Voya Financial Inc., Voya Financial Partners LLC, Voya funds, Voya Funds Services, LLC, Voya Institutional Plan Services LLC, Voya Institutional Trust Company, Voya Insurance and Annuity Company, Voya Investments LLC, Voya Investments Distributor LLC, Voya Retirement Advisors LLC , Voya Retirement Insurance and Annuity Company

APPENDIX 6

Voya IM Equity Trading Manual

(Dated July 1, 2018)

I.

Introduction

An investment adviser is a fiduciary with respect to its advisory clients. The Investment Advisers Act of 1940 (“Advisers Act”) enhances the fiduciary nature of the relationships between registered investment advisers and their clients. Voya IM acts on behalf of various types of clients, including pension plans subject to ERISA and in the case of the Voya Investment Management Co. LLC, SEC-registered investment companies. Those statutes establish similar fiduciary principles incumbent upon advisers.

Voya IM’s overriding policy is to protect and place clients’ interests first, provide full and fair disclosure of all relevant facts and any potential or actual conflicts of interest, exercise loyalty and good faith, provide suitable advice and recommendations, and seek best execution of all client transactions.

Employees are expected to act in a professional and loyal manner towards both Voya IM and clients in accordance with the laws and regulations in force.  Employees should scrupulously comply with the rules and regulation of the markets in which they operate. In the event an employee has any doubts in a given situation as to what action is appropriate, he or she should not hesitate to refer the matter to senior management or to Compliance.

II.

Best Execution

The SEC has taken the view that an investment adviser at all times owes a fiduciary duty to its clients to obtain best execution of their transactions. In seeking the most favorable execution, Voya IM  considers price and other factors it deems relevant including, but not limited to, the size of the transaction, the nature of the market for the security, the amount of the commission, if any, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved, research quality or research capabilities, the broker-dealer’s ability to commit capital or otherwise facilitate the trade, and the quality of service rendered by the broker-dealer, natural activity, liquidity/order flow and indications of interest.  Voya IM may use a variety of execution methods and venues to obtain most favorable execution while sourcing liquidity such as aggregating orders of multiple accounts trading in the same security, participating in block trades, utilizing algorithmic/electronic offerings, actionable IOI’s and/or leveraging broker dealer registered alternative trading systems for speed and anonymity, or executing through select specialized broker-dealers.  Accordingly, transactions will not always be executed at the lowest available price or commission.

Foreign Exchange (FX) Transactions Best Execution

Voya IM trades currencies for our Equity Portfolios through the FXallTM trading platform. Trading waits for trades to match on Central Trade Manager with the broker fully before executing the FX orders so that monies and settlement dates are correct, except for trades that are tied to a particular benchmark such as the London WM Fixing in which case the Portfolio Manager may manually determine the FX amount they need to trade. The FX All platform is an electronic trading platform which provides multiple quotes from approved banks. Trades are executed with the bank providing the best bid or offer. Non-trading items such as the repatriation of dividends or income/expense items as well as trading in restricted currencies are all executed through the custodian via standing instructions. Voya IM also defaults to a client’s custodian for FX trading when the client is unable to accommodate third party trading.

III.

Approved Broker-Dealers

Voya IM places orders through a substantial number of broker-dealers.  To facilitate the orderly and consistent use of broker-dealers, Voya IM maintains a list of broker-dealers that have been approved for use in executing client securities transactions (hereinafter, the “Approved List”).

Voya IM has established a Brokerage Committee to monitor, among other things, the Approved List, the overall capabilities of such entities and third party trade analytics.   Voya IM Compliance performs quarterly review of trade performance and provides reports to the Brokerage Committee on a quarterly basis.

Definitions:

Trading Counterparty:  A Trading Counterparty is defined as a broker-dealer with whom Voya IM has a purely trading relationship.  In this instance Voya IM’s transactions are limited to purchasing and selling cash securities to or through the broker-dealer.

Such trading may be executed in DVP (delivery versus payment) or non-DVP (i.e., free-of-payment) regimes. The guidelines here apply only to DVP regimes (security delivery and payment are simultaneous).  In non-DVP regimes, Trading Counterparties should be treated as an OTC Derivative Counterparty.

Guidelines for Adding a New Trading Counterparty

The CIO of Equities, Head of Equity Trading, or the Equity Management Committee, or his/her delegate, may request that a Trading Counterparty be added to the Approved List.  Voya IM may add any counterparty as a Trading Counterparty subject to the following guidelines:

•

The Trading Counterparty is registered with the SEC or other applicable regulatory authority, such as the FSA, CFTC, FINRA or banking regulators;

•

The Trading Counterparty is able to provide audited financial statements and/or Focus reports;

•

The Trading Counterparty meets Voya IM’s net capital requirements;

•

The Trading Counterparty’s ownership structure; and

•

A letter of guarantee from their clearing broker, if necessary.

Initially, Compliance and Risk Management must approve the Trading Counterparty. Operations should also be consulted to determine whether the prospective Trading Counterparty is able to affirm/confirm trades electronically.  Voya IM prefers to transact with Trading Counterparties that can affirm/confirm trades electronically to avoid manual processes.

Compliance Review

Generally, the CIO of Equities, Head of Equity Trading, or the Equity Management Committee will notify Compliance that he/she would like to add a new Trading Counterparty to Voya IM’s Approved List.  Any investment person recommending a broker-dealer must disclose whether he or she is conflicted in any way, including whether an Immediate Family Member is employed by or associated with that firm or whether he or she has been approached by a member of the sales team in order to influence brokerage activity. Compliance shall ask the person seeking to add the new counterparty to request the most recent Focus Report and/or financial statements from this counterparty.

Compliance shall perform a check on the Trading Counterparty on http://www.finra.org/InvestorInformation/InvestorProtection/ChecktheBackgroundofYourInvestmentProfessional/index.htm .  If Compliance finds potential regulatory or reputational issues concerning the Trading Counterparty, Compliance may reject the request to add the Trading Counterparty. If Compliance determines that the Trading Counterparty should not be added to Voya IM’s Approved List, he/she shall inform the requesting parties and Head of Trading of the decision. If the Trading Counterparty is to be added to the Approved List, Compliance will inform the individual requesting approval, the CIO of Equities, Head of Trading and Operations.  Operations and IT will set up the new Trading Counterparty in Voya IM’s portfolio management trading (Charles River) and back office operational systems.

Stale Trading Counterparty Review

To ensure that the Approved Trading Counterparty List is current, Compliance will conduct a review of trades placed with all Trading Counterparties on the list at least annually. If a Trading Counterparty has been inactive for an extended period of time, Compliance will recommend during a Brokerage Committee meeting that the Trading Counterparty be removed from the approved list.  The PMs or traders will have an opportunity to present a valid reason for maintaining a stale Trading Counterparty.

Authorized Traders

The Head Trader maintains a list of traders on the Equity Trading Desk authorized to trade on the behalf of clients with approved Trading Counterparties. The list is maintained on an ongoing basis and updated immediately upon staff changes and sent to our counterparties on a periodic basis and upon material change in authorized trading personnel.

IV. Evaluating Trades

In evaluating the placement of an order for securities, each Portfolio Manager shall make the decision on the basis of sound investment rationale.  Accordingly, the Portfolio Manager will separately consider factors considered relevant for each Account including, but not limited to, investment needs, cash positions, investment objectives, policies and restrictions.

The Portfolio Manager is responsible for being aware of all client guidelines, including any restrictions that may have been imposed.  For specific investment guidelines, each Account is subject to an advisory agreement, registration statement, offering memorandum, plan of operations, trust document, and/or other written documents, which describe the investment guidelines for a particular account and is the final authority regarding the investment guidelines (including any limitations imposed thereon), except where superseded by applicable law or regulation.

Voya IM has implemented the compliance module within the Charles River Trading System (CRTS), which is designed to monitor whether clients’ investment guidelines and restrictions are being followed.  In the event that the CRTS detects an alleged breach, Compliance will investigate whether a violation in fact has occurred.  After the investigation, Compliance will advise the appropriate personnel of such finding in order that corrective action may be effected and a record of the error and corrective action may be completed.

When a Portfolio Manager is uncertain if a purchase or sale of securities is permissible for a client Account, he or she shall contact Compliance prior to entering the order to buy/sell the security for the affected Account in order to determine whether the transaction is allowed.

Placement of Trades

In the execution of an order to buy/sell securities, a Portfolio Manager or their authorized designee enters the order (s) into the CRTS.  The orders are then sent to the trading desk for execution. They generally pass through pre-trade compliance prior to being sent to trading to ensure adherence to client guidelines and restrictions in addition to regulatory requirements. Trades are then confirmed by email, if email is not possible alternative confirmations are phone, Instant Messaging, voice and/or in person by the Portfolio Manager or their authorized designee with the trading desk prior to the commencement of execution with a Trading Counterparty to ensure that that the order and order instructions are communicated clearly and accurately entered in CRTS.    Traders then submit orders electronically via FIX to counterparties/execution venues.  Voya IM internal confirmation logs are maintained electronically confirming order placements, receipts of executions, etc. The exception are IPO and SO offerings which are verbally confirmed with the leads/co-leads.

Trade Verification and Reconciliation

Each Portfolio Manager shall evaluate all trades made on behalf of their Account(s) on a timely and regular basis.  In the event a Portfolio Manager or Trader believes that an error in trading may have occurred, he or she shall immediately contact Compliance in order to evaluate the transaction in detail and seek advice on the appropriate corrective measures.

All trades shall be verified and reconciled daily by the Operations Department.  When it is determined that a trading error has occurred, the investment professional who created and/or executed the trade and Compliance shall evaluate the error and determine the appropriate remedial action to be taken (see Section VII, Trade Errors.)

V.

Aggregation and Allocation of Orders

Aggregation of Orders

Orders for the same security on behalf of multiple Accounts may be aggregated, when aggregation is considered to be in the best interest of such Accounts. However, the determination as to whether trades for a particular Account may be aggregated with trades for other Accounts resides with the investment professional(s) involved, who must consider whether aggregation is in the best interest of the clients, and in accordance with applicable investment and regulatory restrictions. Subsequent orders for the same security that are entered during the same trading day may be aggregated with any unfilled portions of orders that may be outstanding at that time; orders already filled shall be allocated separately from subsequent orders. The fairness of a given allocation depends on the facts and circumstances involved.

Orders should not be aggregated if the Portfolio Manager (alone or in conjunction with the Trader) believes such aggregation may not be in the best interest of the clients.  For example, reasons for not aggregating orders include, but are not limited to, those situations where:

?

a client has designated particular brokers to be used or prohibit the use of a particular broker, in which case the order may be separately effected;

?

a client Account has operational and other considerations that would prohibit aggregated execution;

?

the investment professionals decide aggregation is not appropriate because of market conditions affecting the security to be purchased or sold; or

?

Portfolio Managers are placing orders for the same security according to different parameters (e.g., different limit prices, levels of aggressiveness on order execution, etc.), so that aggregation of orders may not be feasible.

Allocation of Trades

When the trading desk receives orders from Portfolio Managers for more than one client, as a general policy, all such orders will be aggregated, provided that aggregation is in the best interest of each client.  Allocation decisions must never be based upon Account performance or fee structure.

Aggregated orders which remain only partially filled at the end of the trading day shall generally be allocated pro-rata based on the size of the original order, adjusted for, among other things, round lots, the size of the Accounts, the benchmark each Account is utilizing, or whether clients have given Voya IM directed brokerage instructions.

All aggregated trades will be allocated using the same per share price and brokerage commission (except where Voya IM is employing “step outs” to effect transactions for those clients who have instructed Voya IM to effect trades through certain broker-dealers and who have negotiated the commission charges directly with these broker-dealers).

Listed below are pre-approved trade allocation methods.  More than one of these allocation methods may be used for a purchase or sale.  Any change in the allocation method may be made only for the purpose of correcting an error or improving the fairness in allocation results.

1.

   Pro –Rata – Each Account purchases or sells securities in an amount equal to its relative size as measured by the assets in the Account.  In the case of partial fills, all securities purchased or sold are allocated pro-rata to all of the Accounts included in the order based upon the amount of securities that each Account had intended to purchase or sell.

2.

   Cash Evaluation – Securities sold are allocated to those Accounts which the portfolio manager has decided to raise cash.  For example, Accounts that have become over weighted in a certain security or industry may sell a larger amount in order to trim the position and raise cash.

3.

   Percentage Position – Each client receives or sells a specifically sized position to result in a specific percentage position.  For example, each client achieves a 1% position in a specific stock or a 5% position in a specific industry or sector.

4.

   Rounding – In the case of partial fills, securities purchased or sold are allocated to achieve round lots.

5.

   Exempt Accounts – Accounts included in an initial allocation that subsequently book large cash inflows with instructions for immediate investment are exempt from these allocation procedures.  Depending on the timing and size of cash flows, such accounts may be traded outside of block orders.

Separately Managed Accounts (“SMA”) and Unified Managed Accounts (“UMA”)

SMA and UMA or Wrap accounts are individual account managed by VIM but held at plan sponsors.  The accounts are managed on a separate platform by the Middle Office & Portfolio Management Assistance (“PMA”) will administer the trade rotation of the sponsor.  The rotation is designed to provide all clients fair access to trading opportunities over a reasonable period of time.  The Compliance Department monitors the rotation to ensure all clients receive fair execution for all trades, discrepancies are documented and escalated upon discovery. All material findings are reported quarterly to the Voya IM Brokerage/Soft Dollar Committee.

Initial Public Offerings, Secondary Offerings

Pursuant to the procedures stated above in Section V, Voya IM will take the appropriate steps to ensure that clients who are eligible to participate in IPOs and/or new issues receive their fair and equitable allocations over time.  Generally, suitability should be determined by considering the client’s needs and investment objectives, including factors such as the client’s goals, investment guidelines, instruction to the advisor, industry weightings in the Account and available cash.  A de minimus exception exists for eligible Accounts that would receive fewer than 100 shares as a result of the allocation.  In the event of such a de minimus exception, the shares may be reallocated to the other participating eligible Accounts, on a pro-rata basis.  Allocation decisions involving IPOs or new issues must never be based on Account performance or fee structure.

Suitability: A client can participate in an IPO and/or a new issue if the total market value of the security is within the range of the client Account’s appropriate benchmark.  For example, large cap clients can participate if the market value falls within the Russell 1000, midcap clients can participate if the market value falls within the Russell 2500, and small cap clients can participate if the market value falls within the Russell 2000.  Over the course of the year, these market values will overlap and therefore, multiple strategies may participate in an offering.  Sector Accounts may participate if the security is suitable for the Account’s respective benchmark and sector representation, regardless of the total market value of the IPO.

Portfolio Managers are responsible for ensuring suitability on an individual Account level (i.e. not buying what may be a restricted stock without first checking with compliance and/or the client (e.g., buying a tobacco IPO in an Account that may have tobacco/sin-stock restrictions). Compliance conducts a review to identify accounts that have been excluded from an allocation. IPO Allocations:  Orders reflecting interest in an IPO/Secondary must be sent to the trading desk via the CRTS generally before the subscription period closes (i.e., books close).  The security will be loaded into CRTS environment so that initial orders can be sent to the trading desk accordingly. All initial orders are therefore archived within CRTS, allowing for proper audit trails. Portfolio Managers must designate these orders as either IPO or Secondary and include any price limits/price sensitivity in special instructions field.

Initial orders will be limited to no more than 5% of a total Account market value on an Account-by-Account basis.   Voya IM will seek to input for no more than 10% of any offering size on any deals.

Allocations will then be processed on a pro-rata basis based upon initial order size and allocated accordingly. No exceptions will be allowed for Portfolio Managers to designate where allocations may be booked.  When deals involve variable concessions, the Trading Desk, with input from Portfolio Managers and Research Analysts, will ultimately determine how concessions are allocated.

Voya IM has agreed to provide certain services to Crestwood Capital Management, L.P (“Crestwood”) including equity trading.  When Crestwood seeks to participate in an IPO with other Voya IM clients, the allocation is generally based on the same method mentioned above.

Any exceptions to the IPO Allocation Policy described herein must be approved by the CIO of Equity and Compliance.

VI.

Trading Restrictions

Voya IM or Its Affiliate is Member of Underwriting Syndicate

In general, Accounts may be restricted from investing in new issues where a Voya IM affiliate is a manager or co-manager of the underwriting syndicate.  Compliance should be contacted when a Portfolio Manager knows that an affiliate is involved in the new issue underwriting.  Absent prior approval from Compliance, ERISA Accounts may not invest in the new issue if an affiliate is a member of the underwriting syndicate.

Depending on the syndicate role taken by an Voya IM affiliate, a carve-out letter may be required, representing the following:

1)

The securities sold in the underwriting and purchased by Voya IM for client accounts, have not been credited to securities allocated to the Voya IM affiliate (syndicate member); and

2)

The securities were purchased prior to the end of the first day on which sales were made, at a price that is not more that the price paid by each other purchaser of securities in the offering.

Voya IM’s standard letter template is attached to this manual as an exhibit and may be sent to the executing broker along with the request. The executing broker’s letter template may be used in lieu of Voya IM’s letter template as long as all required representations are made.

Mutual Funds

Affiliated Underwritings

For SEC-registered investment companies (mutual funds), a Form 10f-3 is prepared by Compliance when an affiliate is a member of the underwriting syndicate.  The form and applicable carve-out letters must be submitted to the Funds’ Compliance along with the monthly mutual fund checklist.

Trades in Connection with the Sale of Fund Shares

Pursuant to Rule 12b-1(h) under the Investment Company Act of 1940, as amended, Voya IM does not compensate5F6 any broker-dealer for promoting or selling shares of Mutual Funds advised or sub-advised by Voya IM by directing, committing, promising, agreeing or otherwise undertaking6F7 to direct any brokerage transactions to such broker-dealer. Voya IM employees responsible for selecting broker-dealers for portfolio transactions do not take into account the broker-dealer’s promotion or sale of Fund shares in making such selections. This policy does not prohibit securities transactions with broker-dealers who also promote or sell Fund shares so long as the requirements of the policy are met and provided that the broker-dealer can provide best execution.

Affiliated Broker-Dealer & Principal Transactions

Generally, the Investment Company Act of 1940 and ERISA prohibit an investment adviser from engaging in principal transactions with a SEC-registered investment company or an ERISA Account that it is managing.  Therefore, Voya IM will not knowingly place any trades with affiliated broker-dealers for mutual funds and ERISA Accounts.  (Note: Voya IM relies upon such clients to create and maintain a list of affiliate broker-dealers and clients are responsible for notifying Voya IM of any changes to their affiliated broker-dealer list.)  For other types of clients, Voya IM generally does not trade with affiliated broker-dealers unless the client has specifically consented to each such transaction in writing and before the transaction takes place.  Client consent may be obtained only after informing the client of all relevant facts about the proposed transaction.

Cross Trades

As a general matter, a cross trade is a pre-arranged transaction that is not exposed to the market or to the NBBO between two or more funds or accounts, each of which is managed by the same adviser; for these purposes exposure to the market would generally be exposure for a reasonable period of time under the circumstances to an established exchange or other trading venue.

An internal cross trade is effected without the use of a broker or the cost of a broker’s transfer fee.  A cross trade may also involve a broker in a pre-arranged transaction in which an instrument is sold to a broker on behalf of one or more Voya IM managed portfolios with the understanding that the instruments will be purchased back from that broker on behalf of one or more Voya IM managed portfolios. Pre-arranged agreements to sell and eventually buy the same security at different prices, or on different days between accounts or from the same intermediary may be classified as cross trades.

Rule 105 of Regulation M

Rule 105 prohibits from purchasing equity securities in a registered secondary offering if the person has initiated a short position in that security within a five days of the secondary offering announcement.  The prohibitions of Rule 105 do not apply to foreign securities or debt securities.

VIM IM currently does not manage long/short strategies and as a general practice does not short securities in connection with its equity investment strategies although Voya IM does provide trading support for an externally managed long/short fund.

VII.

Trade Errors

As a fiduciary, Voya IM seeks fairness to all advisory clients in the execution and allocation of orders.  Voya IM has adopted a trade error policy to ensure that all clients are treated in a fair and equitable manner.    Although not all errors can be anticipated, Voya IM will take reasonable steps to prevent the occurrence of errors in connection with trades.  To the extent an error in connection with a trade occurs, Voya IM will take reasonable measures to determine the source of the error and design mitigating controls to prevent a reoccurrence.  Additionally, Voya IM will take reasonable measures to protect the interests of clients affected by any trade error (see Appendix 8 Error Correction Policy and Procedures).

As a general policy, clients will be made whole, on a net basis, for losses caused by Voya IM. Voya IM does not take opportunity cost into account when calculating the economic impact of a trading error.

VIII.

Soft Dollars and Related Brokerage

In general, brokerage commissions are client assets and should be used, in accordance with fiduciary principles, for the benefit of clients. In many cases, obtaining research and/or brokerage services through commissions from client Accounts can provide benefits to such Accounts and assist in achieving client objectives.  These research and brokerage services may be obtained either directly from full-service brokers (so-called “proprietary soft dollars”) or from third-parties, including through commission sharing arrangements (CSAs).  Voya IM will endeavor to obtain “best execution” in all portfolio brokerage arrangements, including those involving “soft dollars.”  The 1934 Act establishes a safe harbor that allows Voya IM to use client commissions to purchase “brokerage and research services” for their managed Accounts under certain circumstances without breaching their fiduciary duties to clients.  Fiduciary principles require Voya IM to seek the best execution for client trades, and limit Voya IM from using client assets for its own benefit.  Brokerage commissions may be used for the general benefit of all of Voya IM Accounts where legally and contractually permissible. The Voya IM Brokerage/Soft Dollar Committee provides oversight and review of commission and brokerage practices.

Commission Sharing Arrangements

The use of CSAs allows Voya IM to unbundle and separate access to what we believe are the best research providers from the best trade execution. Often the best research/content providers may not offer trade execution just as best trade execution venues may not offer the best research content, if any.

Directed Brokerage

From time to time, certain clients may direct Voya IM to use a particular broker-dealer to execute securities transactions on behalf of their Account.  Any instruction or limitation relating to the selection of broker-dealers received from a client must be made in writing, either in the investment advisory agreement or in a separate letter.  All such instructions received from clients shall be approved and retained by Voya IM (See Directed Brokerage in Appendix 10).

Services, products or other benefits (e.g., expense reimbursement or commission recapture) obtained through directed brokerage arrangements must only be allocated to the Account generating the commissions.

IX.

Compliance Monitoring

The Head of US Equity Trading and Compliance shall monitor compliance with this manual.  Any questions related to this manual shall be directed to the Compliance Department.

X.

Records

Generally, the equity trading process is automated which allows for electronic recording and time stamping of all orders.  In addition, all transactions are to be verified by Operations.  These records should identify the specific Accounts for which each order is placed including the amount, type, and price of the security transacted. These records must be maintained for at least six years, two years in a readily accessible place.

Fixed Income Trading Manual

(Dated July 1, 2018)

I.

Introduction

An investment adviser is a fiduciary with respect to its advisory clients. The Investment Advisers Act of 1940 (“Advisers Act”) enhances the fiduciary nature of the relationships between investment advisers and their clients. Voya IM acts on behalf of various types of clients, including pension plans subject to ERISA and SEC-registered investment companies. Those statutes establish similar fiduciary principles incumbent upon advisers.

Voya IM’s overriding policy is to protect and place clients’ interests first, provide full and fair disclosure of all relevant facts and any potential or actual conflicts of interest, exercise loyalty and good faith, provide suitable advice and recommendations, and seek best execution of all client transactions.

Employees are expected to act in a professional and loyal manner towards both Voya IM and clients in accordance with the laws and regulations in force.  Employees should scrupulously comply with the rules and regulation of the markets in which they operate. In the event an employee has any doubts in a given situation as to what action is appropriate, he or she should not hesitate to refer the matter to senior management or to Compliance.

In buying and selling securities or investments for accounts, Voya IM owes the highest duty of loyalty and must treat accounts fairly and equitably. As explained more fully below, these obligations include the duty to seek best execution of client account transactions.

II.

BEST EXECUTION

The SEC has taken the view that an investment adviser at all times owes a fiduciary duty to its clients to obtain best execution of their transactions. In seeking the most favorable execution, Voya IM  considers price and other factors it deems relevant including, but not limited to, the size of the transaction, the nature of the market for the security, the amount of the commission, if any, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved, research quality or research capabilities, the broker-dealer’s ability to commit capital or otherwise facilitate the trade, and the quality of service rendered by the broker-dealer.  Accordingly, transactions will not always be executed at the lowest available price.

The characteristics of fixed income markets present an investment adviser with particular difficulties in assessing and documenting fixed income best execution.  Differences in the structure of fixed income markets makes it difficult, if not impossible, to define a single methodology or standard to define and/or qualify best execution in the fixed income markets.  In connection with fixed income and derivative trading, Voya IM has adopted the following guidelines to create a repeatable, adaptable, and demonstrable approach to seeking best execution on an over-all basis:

•

Traders should, if practicable, obtain bids/offers from each broker-dealer for orders in actively traded fixed income securities with multiple market makers.  There may be instances where multiple bids/offers are not obtained as a result of different circumstances, including, but not limited to, the timeliness of the quote turnaround, fast moving markets and market anonymity.

•

Fixed income securities that are thinly traded may only have one market maker and accordingly only one bid or offer.

•

The portfolio managers and/or traders execute trades with Voya IM approved broker- dealers and generally consider the following factors when determining the counterparty and timing of transactions: price, liquidity of the security, the corresponding number of dealers, the size of issue and the broker’s execution ability.

•

The portfolio managers and/or traders use Voya’s pricing services and/or programs (proprietary and non-proprietary), TRACE, when applicable, and other data available to assess market information and assist portfolio management and/or trading with monitoring best execution.

•

For wrap fee programs, Voya IM typically uses a broker-dealer or counterparty other than the program sponsor when buying or selling fixed income securities or other instruments that trade on a principal basis.

Listed Options (including FLEX)

Trading in listed options is monitored daily by the lead trader or his/her designee.  Listed option best execution procedures seek to maximize option payoff structures while minimizing the costs associated with outright option purchase and sales for hedging and/or risk management requirements.

The facilitation and execution of multi-leg option spreads and outright trades will consider an assortment of factors including, but not limited to:

•

The overall fair value estimate (credit or debit) of the option structure based on internal and external pricing models;

•

The local volatilities of options across the volatility surface;

•

The ability of counterparties to commit capital to facilitate the transaction;

•

The character of the marketplace at time of execution, including size, price, liquidity, depth, speed of execution, and pressures on available communication;

•

The operational efficiency of sales coverage, responsiveness to Voya IM’s financial stability and reputation, and efficient back office clearing, margin financing and settlement; and

•

The differences in fees and costs associated with transacting across various exchanges and market centers.

OTC Derivatives Best Execution

OTC derivatives are substantially a private contract between counterparties on negotiated terms that trade privately. Voya IM’s OTC trading is monitored by the lead portfolio manager, trader or their respective designee on a daily basis to ensure consistent practice with best execution obligations.

Foreign Exchange (FX) Transactions Best Execution

Where possible, Voya IM trades currencies through the FXallTM trading platform which provides multiple quotes. Non-trading items such as the repatriation of dividends or income/expense items are executed through the custodian via standing instructions.   Voya IM defaults execution to the client's custodian in situations where the account is unable to accommodate third party trading or when trading non-convertible currencies.

III.

Approved Broker-Dealers

Voya IM places orders through a substantial number of broker-dealers.  To facilitate the orderly and consistent use of broker-dealers, Voya IM maintains a list of broker-dealers that have been approved for use in executing client securities transactions (hereinafter, the “Approved List”).

Voya IM has established a Brokerage Committee to monitor, among other things, the Approved List, the overall capabilities of such entities and third party trade analytics.   Voya IM Compliance performs quarterly review of trade performance and provides reports to the Brokerage Committee on a quarterly basis.

Definitions

Trading Counterparty:  A Trading Counterparty is defined as a broker-dealer with whom Voya IM has a purely trading relationship. In this instance Voya IM’s transactions are limited to purchasing and selling cash securities to the broker-dealer.

Such trading may be executed in DVP (delivery versus payment) or non-DVP (i.e., free-of payment) regimes. The guidelines here apply only to DVP regimes (security delivery and payment are simultaneous). In non-DVP regimes, Trading Counterparties should be treated as OTC derivative counterparties.

OTC Derivative Counterparty:  An OTC Derivative Counterparty is defined as an external entity with whom Voya IM may enter into over-the-counter derivative transactions. By definition, OTC derivative transactions are bilateral agreements between the trading partners and involve the implicit extension of credit.

Guidelines for Adding a New Trading Counterparty

Only the lead PM, or his/her delegate, may request that a Trading Counterparty be added to the Approved List. Voya IM may add any counterparty as a Trading Counterparty subject to the following guidelines:

•

The Trading Counterparty is registered with the SEC (or the equivalent foreign/local regulatory agency, such as the FCA);

•

The Trading Counterparty is able to provide an audited financial statement and/or Focus report;

•

The Trading Counterparty meets Voya IM’s net capital requirements; and

•

The Trading Counterparty’s ownership structure.

Risk Management assigns trading limits upon completion of its review of the Derivative Trading Counterparty’s credit worthiness pursuant to the Counterparty Credit Risk Governance Policy.  Individual trades are generally limited to a stated percentage of the Derivative Trading Counterparty’s annual trading volume as reported in their Focus report.  Risk Management may assign variable limits where deemed appropriate. Trading in excess of the established Derivative Trading Counterparty limits must be pre-approved by Risk Management.

Initially, Compliance and Risk Management must approve the Derivative Trading Counterparty. Operations should also be consulted to determine whether the prospective Derivative Trading Counterparty is able to affirm/confirm trades electronically.  Voya IM prefers to transact with derivative Trading Counterparties that can affirm/confirm trades electronically to avoid manual processes.

Compliance Review

Generally, the lead PM, or his/her delegate will notify Compliance and Risk Management that he/she wants to add a new Trading Counterparty to the Approved List. Any investment person recommending a broker-dealer must disclose whether he or she is conflicted in any way, including whether an Immediate Family Member is employed by or associated with that firm or whether he or she has been approached by a member of the sales team in order to influence brokerage activity. In order to process the request, Compliance shall require the PM to request the most recent Focus Report and/or financial statements from this counterparty.

Compliance shall perform a check on the Trading Counterparty, including a broker check (http://www.finra.org/InvestorInformation/InvestorProtection/ChecktheBackgroundofYour Investment Professional/index.htm). If Compliance finds any significant negative news or regulatory issues concerning the Trading Counterparty, Compliance may reject the Trading Counterparty at this stage. If Compliance determines that the Trading Counterparty should not be added to the Approved List because of regulatory issues or negative news, he/she shall inform the PM and Risk Management of the decision. Additionally, Compliance will not approve any Voya affiliated Trading Counterparty or OTC derivatives Trading Counterparty for addition to the Approved List for external client accounts because of potential conflicts of interest and regulatory restrictions.

If Compliance approves the proposed Trading counterparty the request and supporting documentation are forwarded to Risk Management for their approval.

If the Trading Counterparty is to be added to the Approved List, Compliance will inform the PM and Operations.  Operations and IT will setup the new Trading Counterparty in our portfolio management system(s).

Stale Trading Counterparty Review

To ensure that the Approved List is current, Compliance will conduct a review of trades placed with all Trading Counterparties on the list at least annually. If a Trading Counterparty has been inactive for an extended period, Compliance will recommend during a Brokerage Committee meeting that the Trading Counterparty be removed from the Approved List.  The PMs will have an opportunity to present a valid reason for maintaining a stale Trading Counterparty.

IV.

Evaluating Trades

In evaluating the placement of an order for securities, each PM shall make the decision on the basis of sound investment rationale. Accordingly, the PM will separately consider all relevant factors affecting each account including, but not limited to, investment needs, cash positions, investment objectives, policies and restrictions.

The PM is responsible for being aware of all client guidelines, including any restrictions that may have been imposed.  For specific investment guidelines, each account is subject to an advisory agreement, registration statement, memorandum, plan of operations, insurance policy, trust document, and/or other written documents, which describe the investment guidelines for a particular account and is the final authority regarding the investment guidelines including any limitations imposed thereon.

Voya IM has implemented compliance modules within the Black-Rock Aladdin trading system (“Aladdin”), which is designed to monitor whether such clients’ investment guidelines and restrictions are being followed. The PM should utilize the pre-trade compliance checks (“What-If Compliance”) in Aladdin to determine if the proposed trade is eligible for the accounts.  The “What-If” compliance check will mitigate the risk of purchasing ineligible securities for client accounts. In addition to the “What-If” compliance check, Aladdin will also perform another compliance check prior to the PM posting the trade in Aladdin (i.e., a pre-allocation compliance check).  If a compliance alert is displayed in Aladdin, the PM will need to contact Compliance to clear it before the transaction can be posted.

After the initial compliance checks on trade date, Aladdin will also perform an overnight compliance check on the holdings in client accounts. This nightly exception report is reviewed by Compliance the following business morning.  In the event that a potential breach is detected, Compliance will investigate whether a violation in fact has occurred.  If the review shows that the violation is valid, Compliance will advise the appropriate personnel of such finding so a corrective action may be effected.   Compliance will also document the violation (See Appendix 8 Error Correction Policy and Procedures).

When a PM is uncertain if a purchase or sale of securities is permissible for a client account, he or she shall contact Compliance prior to entering the order to buy/sell the security for the account in order to determine whether the transaction is permissible.

Placement of Trades

In the execution of an order to buy/sell securities, each PM shall take appropriate measures to ensure that the order is communicated clearly and accurately recorded. All trades are confirmed with the executing Trading Counterparty.

Trade Verification and Reconciliation

Each PM shall evaluate all trades made on behalf of their account(s) on a timely and regular basis. In the event a PM believes that a trade error may have occurred, he or she shall immediately contact Compliance in order to evaluate the transaction in detail and agree on the appropriate steps to correct the error.

All trades shall be verified and reconciled daily by Operations.  In evaluating a trade report, if it is determined that an error has occurred, the PM who executed the trade and Compliance shall be contacted by Operations in order to evaluate the error in detail.  Thereafter, if it is determined that a trade error occurred, the PM shall immediately be contacted in order to determine the steps to be taken to correct the trade error, including but not limited to, seeking approval of Compliance.

V.

Aggregation and Allocation of Orders

Orders for the same security that are entered into the same trading system by the same trading desk on behalf of multiple client accounts may be aggregated, when aggregation is considered to be in the best interest of such accounts. However, the determination as to whether trades for a particular account may be aggregated with trades for other account(s) resides with the PM, who must consider whether aggregation is in the best interest of the clients and in accordance investment and regulatory restrictions.

Purchases – Order Aggregation

Generally, the PM will aggregate client purchase orders according to the strategy(ies) for the account(s).  One order is conveyed to the Trading Counterparty.  Subsequent orders for the same security that are entered during the same trading day may be aggregated with any unfilled portions of previous orders that are outstanding at that time; orders already filled shall be allocated separately from subsequent orders. Orders should not be aggregated if the PM believes such aggregation may not be in the best interest of clients.  For example, reasons for not aggregating orders include, but are limited to, those situations when:

1)

availability of cash in an account;

2)

inflows and/or outflows from an account;

3)

a client has designated particular Trading Counterparty to be used (or avoided), in which case the order may be separately effected;

4)

a client directs Voya IM to place an order (non-discretionary trade) that if aggregated with other accounts may disadvantage the other accounts;

5)

the PM decides aggregation is not appropriate because of market conditions affecting the security to be purchased or sold;

6)

aggregation or allocation of a security would violate a client’s investment guidelines or regulatory restrictions;

7)

orders are placed with different Trading Counterparty for the same security on the same day; or

8)

the PM is placing orders for the same security according to different parameters (e.g., different prices), so that aggregation of orders may not be feasible.

Purchases - Allocation of Trades

Generally, the orders will be allocated (1) based on the original orders placed for each account, or (2) pro-rata based on the original order size if the order is partially filled. Each aggregated order will be allocated using the same price per bond or spread to Treasuries.

Exception to Pro-Rata Allocation

Exception to the general policy of allocating partially filled orders pro rata based on the size of the original order may be made to adjust for:

1)

round lots;

2)

minimum size;

3)

available cash in the account(s);

4)

inflows and/or outflows from the account(s);

5)

certain minimum basis points holding as determined by the PM;

6)

necessity to obtain a certain level of holdings according to the specific benchmark;

7)

directed brokerage instructions by a client;

8)

client’s investment guideline or regulatory restrictions; or

9)

other reasons, if approved in advance by Compliance.

Sales – Aggregation

Generally, the PM will aggregate client sales orders according to the strategy(ies) for the account(s).  Generally, all holdings of the security will be sold across strategies.  If the sale is for less than the full holding amount of a security, then the aggregation is for all accounts based on a pro-rated amount of the position size in each account.

Allocation of Trades

Generally, the orders will be allocated (1) based on the original orders placed for each Account, or (2) pro-rata based on the original order size if the order is partially filled. Each aggregated order will be allocated using the same price per bond or spread to Treasuries. Exceptions to the pro-rata allocation may be made to consider the following:

1)

current or projected violations of an account’s constraints (i.e. future expected downgrades);

2)

liquidity of remaining individual account allocations may require deviations, such as the complete sale of a very small account holding, or rounding;

3)

rebalancing needs – the portions of the holding in overweight accounts may be fully sold before holdings in underweight accounts are sold; or

4)

other needs of the account(s), if approved by Compliance.

The fairness of a given allocation depends on the facts and circumstances involved.

VI.

Trading Restrictions

Voya IM or Its Affiliate is Member of Underwriting Syndicate

In general, various restrictions or additional requirements may apply to purchases of new issues where a Voya IM affiliate is a manager or co-manager of the underwriting syndicate.  Compliance should be contacted when it is known that that an affiliate is involved in the new issue underwriting.  A carve-out letter may be required depending on the role taken by the Voya IM affiliate on the new issue syndicate. The carve-out letter must represent that:

3)

The securities sold in the underwriting and purchased by Voya IM for client accounts, have not been credited to securities allocated to the Voya IM affiliate (syndicate member); and

4)

The securities were purchased prior to the end of the first day on which sales were made, at a price that is not more that the price paid by each other purchaser of securities in the offering.

Voya IM’s standard letter template is attached to this manual as an exhibit and may be sent to the executing broker along with the request. The executing broker’s letter template may be used in lieu of Voya IM’s letter template as long as all required representations are made.

ERISA Clients

New Issues

Absent prior approval from Compliance, ERISA accounts may not invest in the new issue when a Voya IM affiliate is a member of the underwriting syndicate.

Structured Assets

For a variety of reasons, many issuers of structured products include restrictions in their offering materials, indentures or other pertinent documents that may preclude certain ERISA pension plans or funds holding ERISA assets (e.g., collective trust funds and “plan asset” private funds) from purchasing interests, whether in the initial offering or on the secondary market.   These restrictions typically are not set in the investment guidelines nor required by law, but rather are imposed by the issuer and its underwriters in order to help them meet certain legal requirements or exemptions.  Among the types of structured products where these restrictions may appear are ABS, CMBS, RMBS, CLO’s, and loan participations; however, they may appear in other structured products as well.

Such restrictions are often buried in the offering documents and are poorly drafted, making them complicated and unclear.  In addition, the restrictions usually differ from offering to offering.  Finally, the trading screens and venues used for secondary trading in these instruments generally give no indication that such restrictions exist.   For all of these reasons, it is difficult to establish easily applied investment parameters, since the restrictions depend on the particular issuance being purchased.

In an effort to avoid inadvertent violations of restrictions in offering documents, Voya IM has implemented the following measures in order to assist the portfolio management teams in screening potential investments.

When purchasing securities on behalf of ERISA accounts, set forth below are various compliance steps and procedures that should be implemented to avoid potential violations of investment restrictions that may be in offering and other materials for structured products, including, but not limited to, ABS, CMBS, RMBS, CLOs, or other structured products.

Asset-backed Securities including, but not limited to, CMBS, RMBS and ABS:

•

No purchase of a tranche that does not have at least one investment grade rating from a Nationally Recognized Statistical Rating Organization (NRSRO), unless expressly permitted within the transaction documentation or otherwise concluded as ERISA eligible by Voya Legal or Compliance.

•

Analysis regarding ERISA-eligibility should be augmented by reviewing the offering circular for potential ERISA restrictions related to the applicable security.  For example, perform a word search for the following terms: “ERISA” and “benefit plan investor.”   Any questions or concerns should be brought to Legal or Compliance.

•

Note: If a security purchased on behalf of an ERISA account is investment grade at the time of purchase and subsequently such security is downgraded below investment grade, then such security generally may continue to be held in an ERISA account.  The rating at the time of purchase usually determines whether a pass-through security is ERISA-eligible.  Thus, a security that is rated investment grade at the time of original issuance may no longer be ERISA-eligible if such security is subsequently downgraded to below investment grade.

Other Structured Products (e.g., Securitizations, CLOs, CDOs, Re-REMICS, Non-US REITS, SPV-issued Sovereign Debt, and other structured products):

•

No purchase of a subordinated tranches, a first loss or residual tranche, or next-to-lowest tranche without checking with Legal or Compliance first.  Typically, these tranches will be ERISA-restricted in the offering documents.

•

Offering circular should be obtained and a word search done for the following terms: “Notes,” “ERISA” and “benefit plan investor”.  Any questions should be brought to Legal or Compliance.

If you have any questions please contact Kate Ippen kate.ippen@voya.com; 770-690-6753 or Patti Uzzel patti.uzzel@voya.com; 770-690-4591.

Mutual Funds

Affiliated Underwritings

For SEC-registered investment companies (mutual funds), a Form 10f-3 must be prepared if an affiliate is a member of the underwriting syndicate.  The form and applicable carve-out letters must be submitted to the Funds’ Compliance along with the monthly mutual fund checklist.

Trades in Connection with the Sale of Fund Shares

Pursuant to Rule 12b-1(h) under the Investment Company Act of 1940, as amended, Voya IM does not compensate7F8 any broker-dealer for promoting or selling shares of Mutual Funds advised or sub-advised by Voya IM by directing, committing, promising, agreeing or otherwise undertaking8F9 to direct any brokerage transactions to such broker-dealer. Voya IM employees responsible for selecting broker-dealers for portfolio transactions do not take into account the broker-dealer’s promotion or sale of Fund shares in making such selections. This policy does not prohibit securities transactions with broker-dealers who also promote or sell Fund shares so long as the requirements of the policy are met and provided that the broker-dealer can provide best execution.

Affiliated Broker-Dealer & Principal Transactions

The U.S. fixed income market is mostly an over-the-counter market trading on a principal basis.  Generally, the Investment Company Act of 1940 and ERISA prohibit an investment adviser from engaging in principal transactions with a SEC-registered investment company or an ERISA account.  Therefore, Voya IM will not place trades with affiliated broker-dealers for the SEC-registered investment companies and ERISA clients.  For clients permitting principal transactions, Voya IM generally does not trade with affiliated broker-dealers unless the client has specifically consented to such transaction in writing and before the transaction takes place.  Client consent may be obtained only after informing the client of all relevant facts about the proposed transaction.

Cross Trades

As a general matter, a cross trade is a pre-arranged transaction between two or more funds or accounts, each of which is managed by the same adviser; for these purposes exposure to the market would generally be exposure for a reasonable period of time under the circumstances to an established exchange or other trading venue.

  An internal cross trade is effected without the use of a broker or the cost of a broker’s transfer fee.  A cross trade may also involve a broker in a pre-arranged transaction in which an instrument is sold to a counterparty on behalf of one or more Voya IM managed portfolios with the understanding that the instruments will be purchased back from that counterparty on behalf of one or more Voya IM managed portfolios.  Pre-arranged agreements to sell and eventually buy the same security at different prices, or on different days between accounts or from the same intermediary may be classified as cross trade.

Regulations governing cross trades vary significantly depending on the type of client therefore, The PM/ Trader must contact Compliance before effecting cross trades to confirm that all applicable client, regulatory and Voya IM procedural requirements are met.

Rule 144A Securities

Rule 144A securities are “restricted securities” and are marketed specifically to “QIBs” (qualified institutional buyers).9F10  While Voya IM’s clients may meet the definition of a QIB, clients may prohibit investments in Rule 144A securities (with and/or without Registration Rights).  The security data for Rule 144A securities is not always readily available in our trading systems or from third party data sources (Bloomberg) particularly for mortgages and structured securities. As a result, the automation of compliance testing for such securities is not complete or reliable. Accordingly, the PM should consult with Compliance before purchasing 144A securities.

A Trading Counterparty will generally require a QIB certification letter before the trade settles, if they do not already have one on record.  A Trading Counterparty should request an updated letter every 16 months.  Voya IM’s standard IA Representative Letter may be provided to a Trading counterparty when requested.  All requests for QIB certifications are to be forwarded to Compliance or the Law department.

Regulation S Securities

For U.S. client accounts, Voya IM is prohibited from purchasing Reg S securities in the primary market (i.e., new issues).  Reg S securities are “restricted securities” and generally offered to non-U.S. investors located outside the U.S.  These non-U.S. investors are not afforded the protection of U.S. regulations.  Voya IM may purchase the Reg S security in the secondary market after it has become “seasoned.”  Generally, a fixed-income security will become “seasoned” 40 days after the first settlement date.

Although seasoned Reg S securities may be permissible for U.S. client accounts, the risks associated with investing in this type of security must be taken into account.  During the financial crisis, several issuers of Reg S securities elected to leave the U.S. bondholders out of any tender offers and/or exchanges.  As a result, the U.S. bondholders had to sell their positions at a discount to the tender price to foreign broker-dealers to avoid holding an otherwise illiquid position.

Questions concerning an account’s eligibility to purchase Reg S securities are to be directed to Compliance with the applicable documentation before committing to purchase the security.

VII.

Trade Errors

As a fiduciary, Voya IM seeks fairness to all advisory clients in the execution and allocation of orders.  Voya IM has adopted an Error Policy and Procedures to ensure that all clients are treated in a fair and equitable manner.    Although not all errors can be anticipated, Voya IM will take reasonable steps to prevent the occurrence of errors.  To the extent an error in connection with a trade occurs, Voya IM will take reasonable measures to determine the source of the error and design mitigating controls to prevent a reoccurrence.  Additionally, Voya IM will take reasonable measures to protect the interests of clients affected by any trade error (see Appendix 8 Error Correction Policy and Procedures).

As a general policy, clients will be made whole, on a net basis, for losses caused by Voya IM. Voya IM does not take opportunity cost into account when calculating the economic impact of a trading error.

VIII.

Compliance Monitoring

Compliance shall monitor compliance with this manual. Any questions related to this manual shall be directed to Compliance.

IX.

Records

PMs are required to promptly record and time stamp (or have automated capabilities) all orders when received.  All transactions are to be verified by Operations. These records should identify the specific accounts for which each order is placed and record the amount, type, and price of the security(ies) included in the transaction. These records must be maintained for at least six years, two years in a readily accessible place.

Senior Loan Group Policy

Investment Allocation and Trade Aggregation

(July 1, 2017)

Scope –

This Policy on Investment Opportunity Allocation and Trade Aggregation (“Policy”) has been adopted by the Voya Senior Loan Group (the “Group”) of Voya Investment Management and applies to all portfolios managed by the Group.

Purpose –

The purpose of this Policy is to set forth: (i) how the Group allocates investment opportunities among the portfolios it manages; (ii) when the Group will aggregate orders for the secondary purchase or sale of senior loans;10F11 and (iii) the manner in which aggregated secondary purchases or sales will be allocated among participating portfolios.

Statement of Policy –

It is the policy of the Group that each portfolio receive individualized investment advice and treatment, and that investments be allocated among its portfolios in a fair and equitable manner and in such a manner as to reasonably ensure that no portfolio or group is systematically favored or disfavored over time. In addition, it is the policy of the Group to aggregate secondary trades in accordance with this Policy.

Responsible Parties –

The following persons are charged with responsibilities under this Policy:

A.

The Group’s Investment Committee11F12 is responsible for general oversight of all of the Group’s portfolios and is the ultimate decision maker with respect to this Policy. In its role of providing general oversight to all portfolios, no member of the Investment Committee will have any greater responsibility over one portfolio than any other.

B.

Each of the (“portfolio manager”) is primarily responsible for making investment decisions with respect to the portfolios assigned to such portfolio manager by the Chief Investment Officer.

In such role, the portfolio managers will give orders to the traders for the purchase and sale of senior bank loans.

C.

The Group’s senior loan traders are responsible for executing purchase and sale orders for senior loans as instructed by the Investment Committee and/or the portfolio managers.

Procedures –

To implement this Policy, the Group will follow the procedures set forth below.

Primary Market Transactions –

1.

When the group trader receives an allocation of a senior loan in the primary market, a member of the Investment Committee, (“CCO, CIO, CEO or traders) will apportion such allocation among eligible portfolios based upon the factors set forth in Exhibit I to this Policy.

Secondary Market Purchases –

2.

If more than one order for the purchase of a particular senior loan is placed12F13 on any trading day,13F14 such orders will be combined and be treated as a single order or an “aggregated trade.”

3.

For an aggregated trade, if a sufficient amount of the particular senior loan is purchased on a trading day to satisfy all of the aggregated orders, each order will be filled in full.

4.

For an aggregated trade, if an insufficient amount of the particular senior loan is purchased on a trading day to satisfy all of the aggregated orders, such purchases will be allocated pro rata based upon the relative sizes of such orders (adjusted for market round lot convention).

5.

Notwithstanding the above, if one or more orders that may be part of an aggregated trade will accept a higher purchase price than other orders for the purchase of the same senior loan, such orders may be filled (partially or in full) at a higher purchase price. To the extent that any orders are filled at a higher price than other portfolios are willing to pay, those orders will be treated as a separate aggregated trade (or as an individual trade if only one portfolio accepts such higher price). Any unfilled portion of those orders will remain as a part of the original aggregated trade, subject to being filled at such higher price on a subsequent trading day.

6.

Orders that are not filled or cancelled on a particular trading day will be carried over to the following trading day. All such carried over orders will be combined with purchase orders for the same senior bank loan received on such following trading day.

Discretionary Sales –

7.

If more than one order for the sale of a particular senior loan is placed on any trading day, such orders will be combined and treated as a single order or an “aggregated trade.”

8.

For an aggregated trade, if a sufficient amount of the particular senior loan is sold on a trading day to satisfy all of the aggregated orders, each order will be filled in full.

9.

For an aggregated trade, if an insufficient amount of the particular senior bank loan is sold on a trading day to satisfy all of the aggregated orders, such purchases will be allocated pro rata based upon the relative sizes of such orders (adjusted for market round lot convention).

10.

Notwithstanding the above, if one or more orders that may be part of an aggregated trade will accept a lower sales price than other orders for the sale of the same senior loan, such orders may be filled (partially or in full) at a lower sales price. To the extent that any orders are filled at a lower price than other portfolios are willing to accept, those orders will be treated as a separate aggregated trade (or as an individual trade if only one portfolio accepts such lower price). Any unfilled portion of those orders will remain as a part of the original aggregated trade, subject to being filled at such lower price on a subsequent trading day.

11.

Orders that are not filled or cancelled on a particular trading day will be carried over to the following trading day. All such carried over orders will be combined with sales orders for the same senior bank loan received on such following trading day.

Strategic Portfolio Sales –

12.

 “Strategic portfolio sales” are sales that are initiated at the direction of the CIO, CCO or his/her designee, without the option for a portfolio manager to alter the terms of the order. A strategic portfolio sale generally results in orders calling for the full liquidation of all positions held in a portfolio, and are placed for all portfolios simultaneously. All trades associated with a strategic portfolio sale will be aggregated and, unless completely filled on a particular trading day or cancelled, each selling portfolio will participate in each day’s aggregated trades pro rata based upon the relative holdings of the sold senior loan in each respective portfolio (i.e., the relationship of the amount of the senior loan held a portfolio to the aggregate amount of the loan held by all portfolios managed by the Group) (adjusted for market round lot convention).

Cost Sharing –

13.

Each portfolio taking part in an aggregated trade will participate at the same unit price. Transaction costs and expenses will be shared by the participants on a pro rata basis according to the amount of their participation.

Deviation from Procedures –

14.

Any deviation from the procedures in this Policy must be approved in writing (including the basis therefore) by a member of the Group’s CIO, CCO, or their designee..

Monitoring, Reporting and Recordkeeping –

15.

The Investment Committee will monitor the implementation of this Policy on an on-going basis.

16.

On a monthly basis, the Investment Committee will complete a Compliance Acknowledgement Form for Voya Funds Services with regard to any portfolio which is a registered investment company with the SEC, and will indicate on such form whether any trade allocations were effected during the month for such registered investment company. For any aggregated trades not allocated on a pro rata basis or otherwise pursuant to this Policy, the Investment Committee will also complete a Trade Allocation Reporting Form stating:

•

name of the senior loan

•

the date of the trades

•

names of the portfolios that placed an order for such senior loan

•

the amount of the order from each portfolio

•

the total of the aggregated orders

•

the total amount purchased on the trading day

•

the breakdown of the allocations

•

the reason(s) for allocating other than on a pro rata basis (adjusted for market round lot convention)

The Compliance Acknowledgement Forms and any Trade Allocation Reporting Form shall be approved by a member of the Investment Committee. A copy of any Trade Allocation Reporting Form shall also be submitted to the Voya IM Compliance Department.

17.

The Investment Committee will maintain written records of each aggregated trade in an easily accessible place for a period of not less than six years, the first two years in an appropriate office of the Group. These records will indicate, for each portfolio participating in an aggregated trade, the amount of the senior loan allocated to or sold from the portfolio, the date the portfolio acquired, liquidated or otherwise disposed of its position, and the price paid or received by the portfolio each time.  The Investment Committee also will maintain in an easily accessible place for a period of not less than six years, the first two years in an appropriate office of the Group, written explanations of any deviations from the procedures in this Policy, including the written approvals thereof.

Voya IM SENIOR LOAN GROUP

POLICY ON INVESTMENT OPPORTUNITY ALLOCATION
AND TRADE AGGREGATION

Exhibit I

When allocating investment opportunities, the following factors may be considered:

a.

The investment objectives of the respective portfolios

b.

The investment restrictions and limitations of the respective portfolios

(i)

asset type (e.g., senior secured, subordinated, unsecured, revolving, delayed-draw)

(ii)

asset rating or lack of rating

(iii)

lending and repayment currency

(iv)

domicile country of borrower

(v)

withholding tax applicability

c.

Minimum transfer and minimum holdings restrictions applicable to the loan

d.

The relative sizes of the respective portfolios

(i)

ensure that an allocation is of a meaningful size to the particular portfolio

(ii)

ensure that any applicable fees will not be disproportionately large for the investment size

e.

Cash availability and projected cash needs of the respective portfolios

(i)

ability or lack of ability to borrow

(ii)

projected subscriptions and/or redemptions

(iii)

projected paydowns and payoffs

(iv)

impact of cash balances

f.

Borrower and industry concentrations, both current and projected, of the respective portfolios

g.

Round lot conventions in the market

h.

Such other factors as the Group’s Investment Committee may reasonably determine

When allocating investment opportunities, the Investment Committee may not make allocations based on any of the following considerations:

−

to unduly favor one portfolio at the expense of another over time

−

to generate higher fees paid by one account over another or (if the Group is compensated by a portfolio on the basis of its performance) to produce increased performance compensation to the Group (or any of its related persons)

−

to develop or enhance a relationship with a client or prospective client

−

to compensate a client for past services or benefits rendered or to induce future services to be rendered to the Group (or any of its related persons)

APPENDIX 7

Portfolio Management Conflict Procedures

(July 1, 2018)

Voya Investment Management (“Voya IM”) investment teams provide portfolio management services to various accounts, including propriety accounts, affiliated accounts, private funds, registered funds, wrap fee accounts and third party institutional accounts, each of which may offer the opportunity to engage in transactions side-by-side involving securities of limited availability.  Some accounts may also short positions while others hold a long position in the same security.  In addition, accounts paying performance based fees may be managed side-by-side with fixed fee paying accounts.  In some situations, the portfolio managers, Voya IM or its affiliates could have a greater economic interest in the performance of certain accounts over others and accordingly, there may be potential conflicts of interest in managing such accounts side-by-side with other accounts.  Voya IM has determined that procedures to address these conflicts should be developed consistent with general industry practice for managing such conflicts.  The procedures set forth below were adopted in order to document the practices that have been implemented by Voya IM to address these potential conflicts of interest with respect to fixed income strategies.1

•

Investments by, and Compensation of, Portfolio Managers — Portfolio Managers of propriety private funds and other senior Voya IM personnel may own an equity interest in such funds.  In addition, Voya affiliates are also able to invest in the funds or other accounts, including for purposes of providing seed capital.  Depending on the terms of a fund and Voya IM’s compensation of Portfolio Managers will generally depend on the performance of the respective funds and accounts managed by the Portfolio Managers.

•

Allocation of orders - There may be a number of legitimate reasons why an investment team would make trading decisions for some accounts that are not the same as for others when both are eligible to participate in an investment opportunity that are not the same or consistent with the decisions made for other accounts within the same strategy.  By way of example, investment objectives, risk parameters, cash flows, liquidity needs and other factors may justify different investment and trading decisions.  However, the overriding concern in making investment decisions and allocating orders among all accounts is that investment decisions must be fair and equitable for all accounts.  The allocation procedures governing fixed income strategies will be applied to all client accounts.

•

Net Short Positions – As a general matter, with the exception of U.S. Treasury securities and derivatives (including TBA’s), a long-short fund should not have a net short position in a security held by a long-only account.1 However, from time to time a long-short fund may have such a net short position.  These situations are generally very infrequent and arise in unique circumstances, such as when a particular fixed income instrument cannot be disposed of due to liquidity constraints or the long-only account is precluded from entering into a short position due to regulatory or investment guidelines limitations.  In any situation of this nature, the rationale for the investment decision will be documented (including, if relevant, the relative size or potential market impact of the short position vis-à-vis that of the long-only account(s) and/or the applicable trading market).  The Conflicts Committee will review these transactions at its periodic meetings.  In addition, a net short position in a security will not be entered into for a long-short fund that is inconsistent with the investment direction being taken in the security with respect to the long-only accounts (e.g., where a long-only account is overweight the security versus the relevant benchmark).  Passively managed strategies are excluded from the requirements of this “Net Short Positions” section.

1A “net short position” would not include a hedged position or a short position taken “against the box” (i.e., where the long-short fund holds a position in the security equal to or larger than the short position).

•

Same Price – To the extent possible, where one or more accounts are purchasing or selling a security alongside other accounts, the trades are aggregated, and all accounts participating in the block receive the same price.  Orders for wrap-program accounts are most often entered directly by the program sponsor and are not aggregated with other non-wrap fee accounts pursuant to the agreement with the wrap fee sponsor firm.

•

Front-Running – In general, no one account should invest in, or sell, a particular security shortly before other accounts.  Trades in the same security should be aggregated and allocated in compliance with Voya IM’s trade aggregation and allocation policies and procedures.  The Voya IM Compliance Department will monitor the timing of trades and report them to the Conflicts Committee.

•

Disclosure – Disclosure of potential conflicts of interest must be made to clients in Voya IM’s Form ADV, fund offering documents and/or other account related documents.

Board of Trustees Reports – As may be requested by the Board of Trustees of any registered investment company, including the Voya funds, reports of portfolio manager personal holdings of a proprietary fund paying a performance incentive fee shall be provided.  Voya IM will also provide reports showing relative performance between a proprietary long-short fund and the respective registered investment company or companies managed by the same Portfolio Manager(s).  Voya IM will also report any net short positions by a long-short fund of securities (including their relative sizes), upon request.

Conflicts Committee – The Voya IM Conflicts Committee (“Committee”) has been established to oversee the management of portfolio conflicts.  The Committee is comprised of representatives of the Compliance, Risk, Business Support & Operations,

Public Investments, Client Portfolio Management and Insurance Portfolio Management.  The Committee reviews the allocation process and participates, as needed, in the resolution of issues that need to be handled on a case-by-case basis.  The Committee meets regularly, typically quarterly.  The Committee will review these written procedures no less than annually.

Compliance Review – The Voya IM Compliance Department performs a regular review of portfolio trades and allocations across client accounts to confirm that all accounts are treated fairly.  The Compliance Department will prepare a summary of its review for the Conflicts Committee.

APPENDIX 8

Error Correction Policy and Procedures

(Dated July 1, 2018)

Statement of Policy

Voya IM takes utmost care to minimize the possibility of errors.  In the event an error occurs, Voya IM promptly researches and corrects the error.  For purpose of this policy, an error that arises in connection with investment and/or trading activities constitutes a “trade error”.  Examples of trade errors include, but are not limited to: purchasing or selling one security when the intent was to purchase or sell a different security; selling a security when a purchase was intended; incorrect number of shares purchased or sold; or transactions resulting in a breach of regulatory or client guidelines.  Trade errors do not include changes to broker codes, commission rates, reallocations, settlement dates and similar administrative changes, operational errors, or inadvertent delays in executing orders. Good faith investment decisions that result in losses do not constitute trade errors.

PROCEDURES

Trade Compliance.

Portfolio Managers are responsible for being aware of all client guidelines, including any restrictions that may have been imposed.  For specific investment guidelines, each account is subject to an advisory agreement, registration statement, memorandum, plan of operations, insurance policy, trust document, and/or other written document, which describes the investment guidelines for a particular account and is the final authority regarding the investment guidelines including any limitations imposed thereon.

Voya IM has implemented trading systems that allow Voya IM to monitor whether such clients’ investment guidelines and restrictions are being followed.  In the event that the trading system detects an alleged breach, the portfolio manager, a compliance officer and other officers of Voya IM will be advised.  The compliance officer will investigate whether a violation in fact has occurred and will advise the appropriate personnel of such finding in order that corrective action may be effected and a record of the error and corrective action may be completed.

Trade Verification and Reconciliation.

Each Portfolio Manager shall evaluate all trades made on behalf of their account(s) on a timely and regular basis.  In the event a portfolio manager believes that a trade error may have occurred, he or she shall immediately contact the trading professional who executed the trade, if applicable, and a compliance officer in order to evaluate the transaction in detail and agree upon corrective measures.  Trade errors are to be promptly reported and corrected following discovery.  In the event that circumstances cause a delay in the correction of an error beyond a reasonable period after the error is initially discovered, the Portfolio Manager shall promptly obtain a CO’s approval.  This approval shall describe the reason for the delayed error correction, the final error correction decision, and the basis of such decision. The portfolio manager or his/her delegate will work with Compliance to properly document the error and its resolution.

All trades are verified and reconciled daily by Operations.  In evaluating a trade report, if it is determined that an error has occurred, the trading professional who executed the trade and the Compliance Department shall be contacted to evaluate the error in detail and agree upon corrective measures.   The Operations Department will work with Compliance to properly document the error and its resolution.

Errors that occur in connection with the processing of corporate actions or other administrative activities are to be reported to the Compliance Department and management.  An event evaluation will be conducted by Operations and Compliance who will determine the corrective action and the adoption of remedial action to prevent future errors.

Error Notification Procedures

Errors are to be reported to Compliance and ORM immediately upon discovery. Compliance reports the error to the Error Notification Group comprised of applicable senior representatives of, Client Services, Operations, Investments and Trading.  The Voya funds CCO is notified when an error impacts a Voya funds’ portfolio.

A final error report is issued to the Error Notification Group for approval once all the facts surrounding the error are confirmed.  The Error Notification Group confirms that the remedial action and, if applicable, reimbursement calculation are appropriate.

Calculation of Cost of Correction

Voya IM limits its obligation to reimburse for an error to the actual out of pocket losses caused by the error. For example, in the event a security is sold when a purchase was intended, Voya IM will return the client to the same position it would have been had the trade not occurred.  Voya IM does not take opportunity cost into account when calculating the economic impact of an error.

Prohibited Practices.

Voya IM investment and trading professionals shall not use client assets, directly or indirectly, to correct errors (e.g. using soft dollars to correct the error or crossing transactions that would not otherwise be executed) unless the error was a direct result of a client’s error or omission and a compliance officer has reviewed the error and approved the proposed method of correction in writing.

Netting of gains and losses between clients is not permissible.  However, netting of gains or losses in the case of multiple transactions related to an error for the same client is permissible.

Exceptions.

The appropriate Portfolio Manager, Trader and/or Operations manager, where applicable, and Chief Compliance Officer must approve any exception to the general procedures set forth above in writing.  A record of any exceptions will be maintained by the Compliance Department.

Client and Third Party Errors

Voya IM will promptly notify a client upon discovery of an error resulting from a third party’s actions (i.e. errors made by a client’s custodian) in order for the client to instruct the appropriate action to take. Voya IM will work to cancel or modify pending transactions and work to correct settled transactions as instructed by the client. Voya IM will take reasonable steps, short of instituting litigation or an arbitration proceeding, to assist a client in recovering the losses associated with a third party trade error.

Compliance Monitoring

The Compliance Department shall monitor compliance with this Policy and shall report the results to senior management.  Any questions related to this Policy shall be directed to the Compliance Department.

Records

Voya IM is required to maintain accurate records which show, separately for each error incident, information that includes the facts surrounding the error, quantification of the error, reimbursement records, remedial actions and approvals.  These records must be maintained for at least six years, two years in a readily accessible place.

APPENDIX 9A

SOFT DOLLAR SERVICE REQUEST FORM

(Amended October 2017)

Completion instructions and workflow overview:

1.

Senior Equity Analyst or equivalent delegate (“Requestor”) completes all required fields.

2.

Requestor obtains CIO’s signoff (for all services and employee’s) and Head of Trading signoff (for new services only).

3.

Requestor sends the form via email to Compliance at Voya IM Soft Dollar Request VoyaIMSoftDollarRequest@voya.com for 28(e) eligibility review.

4.

Compliance determines percentage of 28 (e) eligibility, if any.

5.

Compliance sends the form to Market Data Services - Sourcing (“MDS”) via email at                     SHR-US-MDS

6.

MDS procures the service and returns the fully executed form via email to Compliance sdforms@spemail.iam.intranet

7.

Compliance retains completed forms on the Compliance M Drive.

Reasons why a request WILL BE REJECTED:

1.  Failure to complete ALL form fields.

2.  Failure to obtain ALL approvals.

3.  Service is not wholly or partially 28-e eligible.

Requestor Information: (Requestor and Approver cannot be the same person)

User: (List name of person who will be using the service)
Department:
Manager’s Name: (Last Name, First Name)
Cost Center: (Department ID)
Date Requested:

Service Information: ****Fill out Existing or New Service Section only****

Existing Services: (Fill out this table if Voya already uses requested service)
Platform: (This is the platform the service is on – informational purposes only)
Services: (List any data feeds that are additional to the Service listed above – (i.e. ,MSCII)
Estimated Cost:
New Services: (Fill out this table if the service is not currently used at Voya)
Service Name:
Estimated Cost:
Vendor’s Name: (If known and if different than Service name)
Vendor’s Contact information: (Person, phone number, e--mail address)	Request Justification: (Please describe why this service is required for this individual/group, and specify what value it provides to the investment decision process. Use grey box below.)

Is the amount of commission that will be used to pay for the service reasonable in proportion to the value of the research services?	☐Yes ☐No
User understands that the services are being acquired in whole or in part with soft dollar credits and confirms that the firm’s clients benefit from the services received.	☐ I Understand
Approver Information: (Request and Approver cannot be the same person)
Manager approval: (Last Name, First Name)	☐I approve
Head Trader approval: (Only needed if service is new to Voya IM)	☐I approve
CIO approval: (Last Name, First Name)	☐I approve
Compliance (to be completed by Compliance Only)

Does the product or service constitute eligible brokerage or research under Section 28(e)? ☐Yes  ☐No

Research Services

Does the product or service provide lawful and appropriate assistance in the performance of his or her investment decision-making responsibilities?

☐Yes  ☐No

Does it reflect the expression of reasoning or knowledge and relate to securities or the advisability of investing in securities?

☐Yes  ☐No

Brokerage Services

Do the services begin when an order is transmitted to a broker-dealer and end with the clearance and settlement of a trade?

☐Yes  ☐No

Are the services related to the execution, clearing, and settlement of securities transactions and other incidental functions?

☐Yes  ☐No

Will the service be used/accessed exclusively by 28-e eligible users? If not, provide user count to total users.
Compliance representative approval: (Last Name, First Name)	☐I approve % Approved ____
Date Approved:

Market Data Services - Sourcing
Vendor’s Name: (If known and if different than Service name)
Vendor’s Contact information: (Person, phone number, e--mail address)
Cost (Annual): (New services only)
Allocated cost(Annual): (Existing services only)
Cancelation terms:
FITS updated:	☐Yes ☐No
MDS-Sourcing representative managing process: (Last Name, First Name)
Date completed

APPENDIX 9.B

CSA SERVICE REQUEST FORM

(Dated July 1, 2018)

Completion instructions and workflow overview:

1.

Requestor (must be designated manager of each investment group that has authority to request a service through CSA) completes this form for their group and the CSA payment facilitator forwards form to Compliance for approval.

2.

Compliance returns the form to CSA payment facilitator with Compliance’s approval or non-approval.

3.

CSA payment facilitator submits payment instructions to CSA aggregator and also notifies appropriate brokers/research providers of pending payment, and retains the original request form.

4.

Finance reconciles CSA credits with Liquidnet on a monthly basis.

Requestor Information: (Requestor and Approver cannot be the same person)

The individual that is requesting this CSA shall be responsible for the following:

•

That the form is completely filled out.

•

That the research/service being received will benefit their investment decision-making process.

•

That the form is forwarded to Compliance.

Voya IM investment group requesting this service:
Manager’s Name: (Last Name, First Name)
Cost Center: (Department ID)

Name of Research Provider(s):
Broker Vote Period (if applicable):
28(e) Eligible Services being provided:

 ☒  Trading Software and Tools

☒  Limited clearance, settlement and short term custody services

☐  Research related to market for securities

☒ Market, financial, economic and similar data

☒  Other (please describe):_________________________

CSA Justification: (How will these services be used by applicant(s) as part of his/her job and the overall investment process?)

How does this service aid in the investment decision-making process?

User understands that the services are being acquired in whole or in part with CSA credits and agrees that the firm’s clients benefit from the services received.	☐ I understand

Approver Information: (Requestor and Approver cannot be the same person)
Requestor: (Last Name, First Name)	☐ I approve
Compliance representative approving this request: (Last Name, First Name)	☐ I approve
Head Trader approving this request:	☐ I approve
CSA Payment Facilitator completing this request:	☐ I approve

APPENDIX 10

Directed Brokerage Policy and Procedures

(Dated July 1, 2018)

Philosophy

Directed brokerage is an arrangement where a client instructs Voya IM to direct some or all account transactions to one or more designated brokers in exchange for some type of commission recapture directly by the client. Depending on the circumstances, in some cases, directed brokerage or commission recapture arrangements could potentially impair our ability to contain total implementation costs (inclusive of commissions, market impact, and opportunity costs), thereby compromising our ability to obtain best overall execution.

A key benefit of Voya IM’s client trading program is the ability to block or aggregate client trades and thereby execute more efficient block trades.  We normally block or aggregate client trades when trading the same security for more than one account.  We believe it is more likely for clients to receive best overall execution on a share block negotiated with a single broker for the benefit of multiple clients, than if executed on a dedicated account basis. Clients that designate the use of a particular broker may lose: (i) the possible advantage that non-designating clients derive from aggregation of orders; (ii) the ability to effectively negotiate the commission rate; and (iii) performance relative to non-directed accounts managed in the same strategy. In addition, client accounts with directed trade instructions may trade after non-directed client accounts.

We realize, however, that some clients require the direction of commission dollars to pay for client-related services, to recapture commissions, or to achieve other objectives determined by the client. Therefore, when a client instructs Voya IM to direct commissions to a particular broker or group of brokers, Voya IM will use reasonable efforts to execute an agreed-upon percentage (generally, not to exceed 10%) of a client’s trades through such broker or group of brokers. Voya IM cannot direct principal trades. Trade directions to brokers that Voya IM, in the normal course of business, transacts in large trade volumes have a higher probability of meeting client targets than trades directed to lower volume brokers.  In all cases, Voya IM directs trades on a reasonable efforts basis, meaning that we will attempt to meet the target where doing so will not adversely affect other clients.  Voya IM in its sole discretion may stop trading with a particular broker at any time.

Clients who wish to direct brokerage are required to establish arrangements with large, full service brokerage firms meeting the standards of Voya IM’s broker approval requirements.  Such arrangements must be structured so that commissions are tracked by the designated broker utilizing an OASYS identifier and credited to the client without the need for specific instructions from Voya IM.

Voya IM applies two methods to satisfy client request for directed brokerage.  First, it may execute the trade on behalf of a client with a broker selected by the client, which may or may not be the broker used by Voya IM for other trades in the same security during that period. Alternatively, Voya IM may use a

“step-out” trade mechanism to satisfy a client’s request for directed brokerage.  A step-out involves a negotiation by Voya IM with the executing broker to handle the entire block trade, on Voya IM’s block-negotiated terms, and then to step-out a portion of the block to another broker designated by Voya IM.  For example, Voya IM may ask Broker ABC to execute a trade of 100,000 shares and instruct it to step-out, or give up 10,000 shares to client directed Broker XYZ.  Broker ABC effectively performs all the execution work on the 100,000 share trade, and would normally be entitled to commission on the entire trade but instead agrees to give up 10,000 shares, and the corresponding commission, to step-out Broker XYZ. The use of step-out trades can, in some circumstances, minimize disadvantages that may be associated with the inability to participate in aggregated executions.  Step-out trades are an accommodation by the executing broker and may not be available in all circumstances to satisfy request for directed brokerage.

Procedure

•

Any request for proposal (RFP) suggesting that a prospective client will seek to direct commissions through a directed brokerage instruction or commission recapture program should be communicated immediately to the CCO and Head of Equity Trading for review prior to submitting a response thereto.

•

The Voya IM Legal Department is to be notified of any directed brokerage arrangement or commission recapture program proposed in connection with a new client/account to ensure that the terms of the direction or recapture are in the advisory agreement or in a directed brokerage letter.

•

Directed brokerage instructions must be in writing naming one or more brokers and setting target goals. The instructions may be evidenced either in the advisory agreement or in a separate directed brokerage letter (Exhibit 1).

•

Direct brokerage instructions must be recorded on the Directed Brokerage Approval Form (Exhibit 2).

•

Directed brokerage instructions are reviewed as part of the new business on-boarding process and approved by the Head of Client Service, Head of Trading, CCO and CIO.

•

Directed brokerage with targets exceeding the 10% policy guideline must be approved by, in addition to the above referenced approvers, the Head of Client Group and relevant strategy CIO.

•

Clients are to acknowledge and agree to the directed brokerage instructions in writing as approved by Voya IM.  The client acknowledges and agrees that: (i) directing brokerage may be restricting the account from obtaining as favorable a transaction price or commission rate as it might otherwise be able to obtain; (ii) the account may forego benefits from savings on execution costs that may otherwise be obtained, most notably by aggregating brokerage orders for various accounts; and (iii) if a broker is not on Voya IM’s approved list of brokers, there may be additional credit and/or settlement risk.

Monitoring

The Voya IM Compliance Department monitors directed brokerage arrangements for compliance with these procedures and to evaluate potential conflicts of interest. The Voya IM Brokerage/Soft Dollar Committee will periodically review the level of outstanding directed brokerage arrangements, including the actual commission volumes being directed on behalf of clients.

Exhibit 1

Form of Directed Brokerage Letter

[Client Address]

Voya Investment Management:

We hereby direct you to execute transactions for the [Account Name] (the “Account”) with the broker or brokers listed below (collectively, the “Brokers”) for [up to __%] of the value of the Account’s commissions. We also hereby represent and warrant that: we have determined that the allocation of brokerage described in this letter is prudent for the Account; we have all necessary authority under relevant governing documents to give this direction; the benefits from this directed brokerage (in the form of services obtained, expenses paid or cash rebates received) will go only to the Account; and any expenses reimbursed from directed brokerage are properly payable by the Account.

We recognize that by directing you to execute these transactions with the Broker(s):

(i) we may be restricting your ability to obtain as favorable a transaction price or commission rate as you might otherwise be able to obtain; (ii) the Account may forego benefits from savings on execution costs that may otherwise be obtained, most notably by aggregating brokerage orders for various accounts; and (iii) if a Broker is not on the Voya IM approved list of brokers, there may be additional credit and/or settlement risk.

We also recognize that, while you will use reasonable efforts to direct the requested level of commissions to the Broker(s), you will not do so if it would adversely affect other clients and you may not reach the targeted level.

Accordingly, we agree to indemnify and hold you harmless against any claim or other damages that may result from the use of the Broker(s) for the Account.

Sincerely,

[Signature of Client or Authorized Representative]]

Broker(s)

__________________________

__________________________

__________________________

Exhibit 2

Directed Brokerage Approval Form

Account Name/Client: _______________________________

Directed Brokerage:

________

Recapture Program:

________

Percentage to be directed:     up to 10% or ________ %

Directed or Recapture Broker(s):

Approval (one person from each group must approve):

 (insert name of approver)

Chief of Staff Equity Investments:

____________________________

Chief Compliance Officer

_____________________________
Head of Client Service:

_____________________________
Head of Equity Trading:

_____________________________

For direction exceeding 10%:

Head of Client Group:

_____________________________

Strategy Chief Investment Officer:

_____________________________

Documentation:

Advisory Contract:

______
Directed Brokerage Letter:

______

NOTE:  Copies of all forms must be submitted to the Compliance Department.  The trading desk will not be authorized to establish a directed brokerage arrangement on to its books unless and until it receives a completed copy of this form from an Voya IM compliance officer.

APPENDIX 11

Proxy Voting Guidelines

(Dated July 1, 2018)

Introduction:

 Voya Investment Management (“Voya IM”) believes that proxies must be voted in the best interest of our clients. The Voya IM Proxy Voting Guidelines (“Guidelines”) summarize various issues of concern to investors, and give a general indication of how Voya IM will vote a client’s portfolio securities on proposals dealing with particular issues.

These Guidelines:

•

cover only accounts managed by Voya IM for which the client has delegated voting authority to Voya IM;

•

reflect the usual voting position on certain recurring proxy issues;

•

are not expected to involve unusual circumstances;

•

may not anticipate every proposal that will appear before all accounts managed by Voya IM;

•

are subject to change as issues arise; and,

•

should not be construed as binding.

While Voya IM typically looks to vote proxies similarly across managed accounts for which it has voting authority, Voya IM may, when agreed upon in writing, vote proxies for certain clients in accordance with the client’s own proxy voting policy (e.g., clients wishing to accord a heightened focus to environmental, social, and corporate governance issues).

Responsibility of Investment Manager to Vote Proxies:

Voya IM has delegated certain administrative duties with respect to voting proxies to Institutional Shareholder Services Inc., (“ISS”). ISS is an independent proxy voting adviser that specializes in providing a variety of fiduciary-level proxy related services to institutional investment managers, plan sponsors,  and other institutional investors. The services provided include in-depth research, global issuer analysis, and voter recommendations. While Voya IM may review and utilize the recommendations of ISS in making proxy voting decisions, we are in no way obligated to follow such recommendations. In addition to research, ISS provides vote execution, reporting, and recordkeeping services.

Adviser Procedures:

Voya IM has a team responsible for Voya IM proxy voting activity.  The team is led by the Proxy Manager, which includes the Voya family of funds Proxy Coordinator team (“Proxy Coordinator” and collectively the “Proxy Team”).  The Proxy Team is responsible for the oversight of ISS and the Voya IM proxy voting process. The Proxy Team works with Voya IM’s Back Office, Senior Loan Operation Teams, and client custodians to ensure proper set-up and maintenance of all accounts with ISS. Responsibilities assigned to the Proxy Manager under these Guidelines may be performed by the Proxy Coordinator as deemed appropriate by the Proxy Manager.

Voya IM has a Proxy Committee whose primary responsibility is to ensure that proxies are voted consistent with Voya IM’s Guidelines.  In so doing, the Proxy Committee reviews and evaluates the Guidelines, oversees the development and implementation of the Guidelines, and resolves ad hoc issues that may arise. The Proxy Committee shall conduct its activities in accordance with its charter.

Procedural Items:

1.

Voting Practices – Unless otherwise noted in these Guidelines, best efforts will be used to vote proxies in all instances. However, in addition to certain provisions described below, Voya IM may determine not to vote proxies under certain circumstances including, but not limited to, the following:  (1) if the economic effect on a client’s interests or the value of the portfolio holding is indeterminable or insignificant, e.g., proxies in connection with fractional shares or securities no longer held in a client portfolio, or proxies being considered on behalf of an account that has been liquidated or is otherwise no longer in existence; (2) if the expenditure of resources required to vote the proxy outweighs the benefits, e.g., certain international proxies for which meeting- or market-specific restrictions are imposed or documentation is required (e.g., Powers of Attorney or share blocking practices that may impose trading restrictions (see item 5, below)); or (3) if ballots cannot be procured by ISS in time to execute the vote by the stated deadline, e.g., certain international proxies with early voting deadlines.

2.

Securities Lending – When an account participates in the lending of its securities and the securities are on loan at record date, proxies related to such securities will not be forwarded to ISS by the account’s custodian and therefore will not be voted.

3.

Conflicts of Interest – Voya IM shall establish and maintain procedures to identify and address conflicts that may arise from time to time, including those concerning ISS or its affiliates (each, a “Potential ISS Conflict”) and Voya IM or its affiliates, Voya IM clients, top counterparties used by Voya IM to execute equity trades on behalf of Voya IM clients, and/or key vendors of Voya IM  (each, a “Potential Voya IM Conflict”).

a.

Potential ISS Conflicts.  The Proxy Manager, through the Proxy Coordinator, has adopted annual and periodic assessment procedures in which actions are taken to (1) reasonably ensure ISS’ independence, competence, and impartiality and (2) identify and address conflicts that may arise from time to time concerning ISS or its affiliates.  The procedures includes comprehensive due diligence regarding policies, practices, and activities of ISS and its affiliates as well as specific analysis of ISS’ services on behalf of Voya IM and its clients.

b.

Potential Voya IM Conflicts.  The Proxy Team maintains a Potential Proxy Conflicts List, which it uses to screen for Potential Voya IM Conflicts whenever the Proxy Committee considers voting contrary to the Guidelines (see item 3, below).

4.

Investment Team Input – Members of the Investment Team (defined for purposes of these Guidelines to include Voya IM Portfolio Managers, Equity Research Analysts, and Traders) may submit recommendations to the Proxy Committee, through the Proxy Manager, regarding the voting of proxies related to the portfolio securities over which they have day-to-day portfolio management responsibility. Input from the relevant member of the Investment Team will be given consideration in the determination of how the proxy will be voted.

If a member of the Investment Team wishes to diverge from the Guidelines, the request shall be sent to the Proxy Manager for review and action.  Before acting on any Investment Team input, the Proxy Manager shall first determine whether a Potential Voya IM Conflict is present and whether the security is held by more than one Portfolio Manager.

a.

If the Proxy Manager determines that a Potential Voya IM Conflict is present, the Proxy Manager will follow the course noted in 4.d., below.

b.

If the Proxy Manager determines that no Potential Voya IM Conflict is present and the security is held by only one Portfolio Manager, the Proxy Manager shall inform the Proxy Committee of the request but may instruct the Proxy Team to execute the vote as requested, provided that no member of the Proxy Committee asks that a meeting be called to further consider the vote.

c.

If the Proxy Manager determines that no Potential Voya IM Conflict is present and more than one Portfolio Manager holds the security, the Proxy Manager will consult with the other relevant member(s) of the Investment Team on the voting matter.  If all members of the Investment Team concur, the Proxy Manager will follow the course noted in 4.b., above.  If all members of the Investment Team do not concur, the Proxy Manager will follow the course noted in 4.d., below.

d.

When required to resolve a Potential Voya IM Conflict or consider multiple views from members of the Investment Team, the Proxy Manager will call a meeting of the Proxy Committee.  The Proxy Committee will consider the matter and vote on the best course of action.  Additional insight may be provided to the Proxy Committee from internal analysts who cover the security.  The Proxy Manager shall use best efforts to convene the Proxy Committee with respect to all matters requiring its consideration.  In the event quorum requirements cannot be timely met in connection with a voting deadline, the Proxy Manager shall execute the vote in accordance with the Guidelines.

A record shall be maintained regarding any determination to vote contrary to the Guidelines, including those where a Potential Voya IM Conflict is present, referencing the member(s) of the Investment Team requesting the vote and their rationale for it.

5.

Share-blocking Countries – Voya IM does not generally vote proxies in countries which impose share-blocking or for which custodians may impose share-blocking. Voya IM may vote proxies in share-blocking countries if the proxy is listed as non share-blocking by ISS.

6.

Unverified Accounts – From time to time, ballots may be posted by ISS to accounts designated as Voya IM accounts but not yet verified as such. Voya IM will not vote ballots until it has been verified to be a Voya IM account for which Voya IM has been given voting authority. Treatment of ballots during the verification process will generally be tailored to operational considerations of the business line to which the account is related:

How Voya IM Votes Proxies:

Except where Voya IM has agreed to implement a client-specific proxy voting policy, the proxies received by accounts for which Voya IM has been delegated voting authority by the client, are generally voted using the ISS Benchmark Policy, which is designed to assist in the informed exercise of proxy voting worldwide, taking into account the differing legal, political, and economic systems existing in each country. Core to the development of the proxy voting guidelines are key theoretical underpinnings that include: enhancing shareholder value, mitigating risk, ensuring accountability of directors to shareholders, providing checks and balances, and promoting transparency and engagement. The application of these guidelines varies for different markets, with the basic principles of governance remaining evident in each region’s policies. An understanding of local market structures and practices is essential for making informed voting decisions. The exercise of an institution’s proxy voting rights is a key component in protecting the shareholder franchise.

Below is a summary of the guidelines used in the ISS Benchmark Policy. Accordingly, Voya IM will generally vote in accordance to the ISS Benchmark Policy as summarized below.

1.

Audit Items:

-

Vote FOR proposals to ratify auditors unless:

a.

An auditor has a financial interest in or association with the company, and is therefore not independent

b.

There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position; or

c.

Poor accounting practices are identified that rise to a serious level of concern or non-audit fees are generally deemed excessive if they exceed audit fees plus audit related fees plus tax compliance/preparation fees.

-

Shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services will be evaluated on a case by case basis.

-

Shareholder proposals asking for audit firm rotation will be evaluated on a case by case basis. , taking into account: the tenure of the audit firm; the length of rotation specified in the proposal; any significant audit-related issues at the company; the number of Audit Committee meetings held each year; the number of financial experts serving on the

Audit Committee; and whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.

2.

Board of Directors:

The ISS Benchmark Policy applies four fundamental principles when determining votes on director nominees:  independence, composition, responsiveness, and accountability.  Withold support from non-independent directors if:

a.

The inside or affiliated director serves on any of the three key committees: audit, compensation, or nominating;

b.

The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

c.

The company lacks a formal nominating committee, even if the board attests that the independent directors fulfill the functions of such a committee; or

d.

The full board is comprised of less than a majority of independent directors.

-

Withhold support from continuing directors if there are problematic takeover defenses, problematic audit-related practices, problematic compensation practices, or governance failures.

-

Withhold support from continuing directors at companies with sustained poor performance relative to peers and problematic governance provisions.

-

Continuing directors will be evaluated on a case-by-case basis when the board is not responsive to shareholders.

-

Withold support from continuing directors for attendance issues and overboarding.

-

Vote FOR proposals for majority threshold voting requirements.

-

ISS’ recommendations allow for lead director and countervailing governance structure in lieu of separation of CEO and chairman roles.

-

Vote FOR a CEO director unless the CEO director serves on more than two public company boards besides their own, withholding support only at their outside boards. Vote FOR a non-CEO director unless the director serves on more than five boards.

3.

Proxy Contests:

-

Director nominees in contested elections will be evaluated on a case by case basis,  considering the following factors:

a.

Long term financial performance of the target company relative to its industry;

b.

Management’s track record;

c.

Background to the proxy contest;

d.

Qualifications of director nominees (both slates);

e.

Strategic plan of dissident slate;

f.

Quality of critique against management;

g.

Likelihood that the proposed goals and objectives can be achieved (both slates); and

h.

Stock ownership positions.

-

Proposals to reimburse proxy solicitation expenses will be evaluated on a case by case basis. When voting in conjunction with support of a dissident slate, ISS generally recommends a vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

-

Vote FOR shareholder proposals calling for the reimbursement of reasonable costs incurred in connection with nominating one or more candidates in a contested election where the following apply:

a.

The election of fewer than 50 percent of the directors to be elected is contested in the election;

b.

One or more of the dissident’s candidates is elected;

c.

Shareholders are not permitted to cumulate their votes for directors; and

d.

The election occurred, and the expenses were incurred, after the adoption of this bylaw.

4.

Anti-takeover Defenses and Voting Related Issues:

-

Each item will be evaluated  on a case-by-case basis supporting proposals that allow shareholders to submit proposals/nominations reasonably close to the meeting date and within the broadest window possible, recognizing the need to allow sufficient notice for company, regulatory and shareholder review. In general, support additional efforts by companies to ensure full disclosure in regard to a proponent’s economic and voting position in the company so long as the information requirements are reasonable and aimed at providing shareholders with the necessary information to review such proposal.

-

Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote unless the company has a shareholder approved poison pill in place or the company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either shareholders have approved the adoption of the plan or the board determines that it is in the best interest of shareholders to adopt the pill without delay. A poison pill adopted only by the board would be put to a shareholder ratification vote within 12 months of adoption or expire.

-

Management proposals on poison pill ratification will be evaluated on a case by case basis, focusing on the features of the shareholder rights plan which should contain the following attributes:

a.

No lower than a 20 percent trigger, flip-in or flip-over;

b.

A term of no more than three years;

c.

No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill; and

d.

Shareholder redemption feature (qualifying offer clause).

-

Management proposals to adopt a poison pill for the stated purpose of preserving a company’s net operating losses will be evaluated on a case by case basis considering the following factors:

a.

The trigger;

b.

The value of the net operating losses;

c.

The term;

d.

Shareholder protection mechanisms; and

e.

Other factors that may be applicable.

-

Withhold support from the entire board of directors if the board adopts or renews a poison pill without shareholder approval, does not commit to putting it to a shareholder vote within 12 months of adoption, or reneges on a commitment to put the pill to a vote.

5.

Mergers and Corporate Restructurings

-

Mergers and acquisitions will be evaluated on a case by case basis, reviewing and evaluating the merits and drawbacks of the proposed transaction, balancing various and countervailing factors including:

a.

Valuation;

b.

Market reaction;

c.

Strategic rationale;

d.

Negotiations and process;

e.

Conflicts of interest; and

f.

Governance

6.

State of Incorporation

-

Proposals to change a company’s state of incorporation will be evaluated on a case by case basis, giving consideration to both financial and corporate governance concerns including:

a.

Reasons for incorporation;

b.

Comparison of company’s governance practices and provisions prior to and following the reincorporation; and

c.

Comparison of corporate laws of original state and destination state.

-

Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

7.

Capital Structure

-

Proposals to increase the number of shares of common stock or preferred stock authorized for issuance will be evaluated on a case by case basis taking into account company-specific factors which include, at a minimum, the following:

a.

Past Board Performance:

1.

The company’s use of authorized shares during the last three years

b.

The Current Request:

1.

Disclosure in the proxy statement of the specific purposes of the proposed increase;

2.

Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the request; and

3.

The dilutive impact of the request as determined by an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company’s need for shares and total shareholder returns.

-

Vote FOR proposals to approve increases beyond the allowable cap when a company’s shares are in danger of being de-listed or if a company’s ability to continue to operate as a going concern is uncertain.

-

Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights (“blank check” preferred stock).

-

Vote FOR proposals to create “de-clawed” blank check preferred stock (stock that cannot be used as a takeover defense).

-

Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

-

Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

-

Vote FOR proposals to increase the number of authorized common shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.

-

Vote AGAINST proposals at companies with more than one class of common stock to increase the number of authorized shares of the class of common stock that has superior voting rights.

-

Vote AGAINST proposals to increase the number of authorized common shares if a vote for a reverse stock split on the same ballot is warranted despite the fact that the authorized shares would not be reduced proportionally.

8.

Executive and Director Compensation:

-

Vote against if the plan proposal if the combination of below factors indicates that the plan is not overall, in shareholders’ interest:

a.

Plan Cost:  The total estimated cost of the company’s equity plans relative to industry/market cap peers, measured by the company’s estimated Shareholder Value Transfer (SVT) in relation to peers;

b.

Plan Features:  Automatic single-triggered award vesting upon a change in control, discretionary vesting authority, liberal share recycling, and lack of minimum vesting periods; or

c.

Grant Practices: Excessive three year burn rate, plan duration use of performance conditions, claw-back policy, and post-exercise/share-holding requirements.

-

Vote AGAINST compensation plans if ISS believes a pay-for-performance disconnect exists, awards may vest in connection with a liberal change-of-control definition, or the plan would permit repricing of underwater options without shareholder approval.

-

Withholding support for “egregious” pay practices.

-

Advisory Vote on Compensation (SOP) – Each item will be evaluated on a case by case basis considering  three key factors that may be critical to long-term shareholder value:

-

a.

Whether there is a significant misalignment between CEO pay and company performance;

b.

Whether the company maintains problematic pay practices; and,

c.

Whether the board has exhibited persistent poor communication and lack of responsiveness to shareholders.

9.

Corporate Social Responsibility Issues:

-

Each item will be evaluated on a case by case basis considering  environmental and social issues on a case-by-case basis, evaluating each on an industry by industry basis through a long-term risk mitigation prism in an effort to identify the impact on the firm’s immediate economic value as compared to its peers.

10.

International Proxies:

-

Voya IM will generally vote in accordance with ISS’ international voting policies, which provide for varying regulatory and legal requirements, market practices, and political and economic systems existing in various international markets. ISS’ voting policies in connection with proxies of U.S. issuers may also be applied to international proxies when applicable. Withhold support from international proxy proposals in cases  if the relevant disclosure by the issuer, or the time provided for consideration of such disclosure, is inadequate.

APPENDIX 12

Books and Records to be Maintained in Connection with Business as a Registered Adviser

(Dated July 1, 2018)

The Advisers Act imposes a number of recordkeeping requirements on registered Advisers. Set forth below are the books and records required to be maintained by registered Advisers and the required periods of retention. Unless otherwise indicated below, the primary location and responsible person for retaining the books and records for each Adviser are as follows. This table is designed to summarize recordkeeping requirements established under Advisers Act Rule 204-2, which may change from time to time.  Employees should contact the Compliance Department with specific questions regarding recordkeeping requirements.

Adviser	Primary Location(s)
Voya Investment Management Co. LLC	One Orange Way Windsor, CT 06095 230 Park Avenue, 13th Floor New York, NY 10169 5780 Powers Ferry Road Atlanta, GA 30327 7337 E. Doubletree Ranch Road Scottsdale, AZ 85258
Voya Investment Management LLC	5780 Powers Ferry Road Atlanta, GA 30327
VAAM	230 Park Avenue, 13th Floor New York, NY 10169 5780 Powers Ferry Road Atlanta, GA 30327 7337 E. Doubletree Ranch Road Scottsdale, AZ 85258
Voya Investment Management (UK) Limited	60 London Wall London EC2M 5TQ
Required Documents	Primary Location and Responsible Person (if different from locations and persons noted above)	Period of Retention*
1. Organizational Chart and Personnel Directory		6 Years
2. Documents evidencing registration status of the Adviser with (i) the Securities and Exchange Commission ("SEC"); or (ii) the various states (as applicable)		6 Years
3. Uniform Application for Investment Adviser Registration on Form ADV, as filed with the SEC and the various states		6 Years
4. Annual Amendments of Form ADV, including Schedule I, as filed with the SEC		6 Years
5. Representations or Undertakings Made to the Various States (as applicable)		6 Years

6. A copy of each Part II of Form ADV (or separate Disclosure Document or Brochure) delivered to clients and prospective clients, or offered for delivery to clients, along with a record of the date on which the Adviser’s Brochures were delivered or offered for delivery and a copy of all written acknowledgements of receipt obtained from clients.

6 Years
7. All agreements, and related documents, relating to the conduct by the Adviser of its investment adviser business, including
a. Investment Advisory and Investment Advisory Agreements		6 Years
b. Fee Schedules (if not included in the investment advisory agreements, above)		6 Years
c. Documents (if not included in the investment advisory agreements, above) reflecting the granting to the firm of power of attorney or discretionary authority		6 Years
d. Agreements with Third-Party Broker-Dealers concerning the provision of "soft dollars" to the Adviser, as applicable		6 Years
e. Agreements with affiliates concerning the purchase or sale of research and other services, as applicable		6 Years
f. All other Agreements		6 Years
8. Documents Concerning Brokerage Policies and Affiliations		6 Years
a. List of all broker-dealers affiliated with the Adviser (e.g., Voya Investment Management Services LLC)		6 Years
b. List of all broker-dealers used by the Adviser, along with the sum total of commissions paid to each		6 Years

c. List of broker-dealers providing "soft dollars" to the Adviser (and related documents), as applicable, specifying: (i) the nature of the research or other services provided by each such broker-dealer; (ii) the conditions, if any, imposed by the broker-dealers for the Adviser’s receipt of those services; (iii) the total "hard dollar" cost of such research or other services (if known); and (iv) an indication of whether those research or other services are used to service all of the Adviser's clients or just those whose order flow pays for it

6 Years
9. Documents Concerning Advertising and Sales Literature:
a. Copies of all notices, circulars, advertisements, newspaper articles, investment letters, bulletins, and other communications used to inform or solicit clients		6 Years
b. Copies of all performance figures or performance charts used		6 Years
c. Internal records or documents supporting any statements made in the above		6 Years
10. Documents or Instructions Relating to Client Investment Objectives		6 Years
11. Documents Relating to Third-Party Solicitors, as applicable, including:
a. Cash Solicitation Agreements with Third-Party Solicitors		6 Years
b. Disclosure Statements of Third-Party Solicitors		6 Years
c. List of Third-Part Solicitors with whom the Adviser has contracted		6 Years
d. List of Accounts Obtained by Each Third-Party Solicitor		6 Years

12. Documents Relating to Referrals from Pension Fund Consultants (to the extent not covered above), including (i) List of Pension Fund Consultants who referred Accounts to the Adviser; and (ii) List of Accounts referred by Each Pension Fund Consultant

6 Years
13. Written Policies and Procedures and Related Documents
a. Compliance/Supervisory Procedures that are, or at any time within the last five years have been, in effect and related memoranda		6 Years
b. Policies or procedures, and related memoranda, concerning compliance with the Insider Trading and Securities Fraud Enforcement Act of 1988		6 Years
c. Other policies and procedures and related memoranda		6 Years
14. Internal Guidelines concerning the following matters:		6 Years

a. Investment decisions, including: (i) how investment decisions originate; (ii) how the selection of issues to be purchased or sold is made; (iii) use of approved issuers lists; (iv) investments in repurchase agreements ("repos") and reverse repos; and (v) how transactions are authorized

6 Years
b. Transactions with affiliates		6 Years
c. Proxy voting		6 Years
d. Legal actions potentially affecting client interests (i.e., bankruptcy or class action suits involving issuers of portfolio securities)		6 Years
15. Organizational Books and Records
a. Articles of Incorporation/Partnership Agreement/LLC Agreement.		Indefinitely
b. By-laws		Indefinitely
c. Minute Book		Indefinitely
d. Stock Certificate Books or Ownership Records		Indefinitely
16. Records concerning the Adviser’s associated persons and affiliations, including:

a. List containing the names, addresses and social security numbers (or CRD numbers) of the Adviser's officers, directors, partners, employees, and stockholders (indicating the percentage of ownership of any class of the Adviser's outstanding securities

6 Years
b. List containing the names of all advisory affiliates, indicating the social security number (or CRD number) and the month and year each such person was first employed		6 Years
c. List of all past, present, or prospective partnerships or other arrangements either participated in or formulated by the Adviser or its directors, officers, or employees		6 Years
d. Form of records of every transaction in any security in or which the firm or any advisory representative has a direct or indirect beneficial interest		6 Years
17. Books and Records Concerning Financial Condition
a. Periodic Trial Balance		6 Years
b. Periodic Balance Sheets		6 Years
c. Certified Audited Reports		6 Years
d. List of all loans to the Adviser, including loans from clients (if any), indicating the terms, amounts, dates of such loans, and current balance		6 Years
e. Evidence of Bonding (as required by various states)		6 Years
18. General Books and Records
a. Journals or summary journals ( or any other record of original entity)		6 Years
b. General auxiliary ledgers reflecting assets, liabilities, reserve, capital, income and expense accounts		6 Years
c. Check book, bank statements, cancelled checks, and cash reconciliations		6 Years
d. Bills and statements relating to Adviser’s business		6 Years
19. Documents and Related Records Concerning Advisory Activities, including:

a. Memoranda of orders given by the Adviser, of instructions received from a client concerning the purchase, sale, receipt, or delivery of a particular security, and of any modification or cancellation of any such order or instruction, indicating: (i) the terms and conditions of the order, instruction, modification, or cancellation; (ii) the investment officer who recommended the transaction; (iii) the person who placed such order; (iv) the account for which the order was placed; (v) the date of the order's entry; (vi) the bank or broker-dealer by or through which the order was executed; and (vii) whether the order was entered pursuant discretionary authority

6 Years
b. Custodian Statements (and reconciliations)		6 Years
c. Periodic Statements Sent to Clients		6 Years
d. Confirmations		6 Years
e. Fee Statements		6 Years
f. Client Correspondence		6 Years
g. List or other record of all accounts in which the Adviser is vested with any discretionary power with respect to the funds, securities, or transactions of any client		6 Years
h. Records for each Account securities purchased and sold, setting forth the date, amount, and price of each transaction		6 Years
i. Records for each security in which any client has a current position, setting forth the name of each client and current interest or number of shares owned by each such client		6 Years
j. Records and/or forms evidencing trade errors and their resolution		6 years
20. Records in Connection with Custody or Possession of Client Funds or Securities, as applicable, including:
a. Copy of the custody and possession agreement		6 Years
b. List of all custodians and depositories to be used for clients' funds and securities, if applicable		6 Years

c. Form of statements to be sent to clients, setting forth the funds and securities of each client held by the firm; in the case of private investment vehicles, copies of audited financial statements provided to investors

6 Years
d. Form of records for each security in which any client may have a position reflecting the name of the client, the amount of his or her interest, and the location of the security		6 Years
21. Correspondence File (including Privacy Notices if separate from Form ADV)		6 Years
22. Client Complaint File		6 Years
23. Reports Filed Under the Securities Exchange Act of 1934:
a. Schedule 13Ds		6 years
b. Schedule 13Gs		6 years
c. Form 13Fs		6 years

24. List of all prior, present, or potential litigation in which the Adviser or its officers, directors, or employees has been or is presently a party, or is aware of possibly being named as a party, which relates in any way to the business of the Adviser

7 years
25. Copies of all correspondence with the SEC or appropriate state or foreign regulatory authorities concerning the Adviser's business, including no-action letters		6 years
26. Records in Connection with Proxy Voting, including:
a. Proxy Voting Policies		6 years
b. Records of each proxy vote cast on behalf of a client (these records can be maintained by a third party proxy voting service)		6 years
c. Any document generated that was material to a proxy voting decision		6 years
d. Each client request for information on how an Adviser voted proxies for a client and a copy of the Adviser’s response		6 years
27. Records in Connection with Payments to Labor Organizations, Union Officials, and Related Trusts
a. Form LM-10 filed with Department of Labor		6 years
b. Information and data to verify the accuracy and completeness of the report (e.g., vouchers, worksheets, receipts)		6 years
28. Records in Connection with Political Contributions and Payments to Placement Agents and Solicitors.
a. A list of all advisory clients that are Government Entities including those invested in a Covered Investment Pool in the past five years		6 years
b. Names and business address of each placement agent and solicitor retained by the Adviser to solicit a Government Entity		6 years
c. Names, titles and business and residence addresses of all the Adviser’s Covered Associates		6 years

d. All direct and indirect contributions made by the Adviser or any of its Covered Associates to an official of a Government Entity (must be in chronological order and include the amount of each contribution and the recipient)

6 years

e. All direct or indirect payments to a political party of a state or political subdivision thereof or to a political action committee (must be in chronological order and include the amount of each contribution and its recipient)

6 years

APPENDIX 13

Voya INVESTMENT TRUST CO.

Bank Secrecy Act Policies and Procedures

(Dated July 1, 2018)

These Policies and Procedures Supplement, and Should Be Read in Conjunction With, the Voya Anti-Money Laundering Framework

1.

Statement of Policy

Voya Investment Trust Co. (“Voya Trust”) will not participate in, nor will it engage in any activity that facilitates money laundering or the funding of terrorist or criminal activities.  Voya Trust shall comply with the Bank Secrecy Act, as amended by the USA Patriot Act, and regulations promulgated thereunder, OFAC Regulations and relevant Executive Orders and any other applicable laws.  Any employee found to have participated or assisted in money laundering, either knowingly, by failing to comply with Voya Trust policies or by disregarding plainly suspicious circumstances, is subject to disciplinary review that may result in various sanctions, including suspension or dismissal.

Voya Trust is a subsidiary of Voya Investment Management Co., LLC an SEC registered investment advisor with a diverse offering of investment strategies delivered through a multi-faceted distribution system.  Voya Trust is supervised by the State of Connecticut Department of Banking and is authorized to do business as a Trust Bank under Connecticut law.  A non-depository institution, Voya Trust offers investment management services primarily through its common and collective trust funds.  Voya Trust may also enter into trust relationships to manage non-pooled investments as well.  Voya Trust’s clients are institutional in nature, and consist of employee benefit plans, charities and foundations, and educational institutions.14F15

2.

Risk Assessment

Voya Trust is a Trust Bank existing under Chapter 664b of the Connecticut General Statutes.  As such, it provides investment management and custody services through the management of common and collective trust funds, the participants of which are almost exclusively employee benefit plans, foundations, charities and non-profit organizations.

Such participants are generally publicly known organizations (or affiliates thereof) for which public information is readily available.15F16  Prior to accepting any investor into any fund, Voya Trust personnel engage in a lengthy negotiation and due diligence process directed to, among other things, assuring that the client’s investment objectives and legal status is consistent with the nature of the investment, and that account documentation appropriately reflects the obligations of the parties.

New business is typically handled by field personnel (housed outside of the main office) in conjunction with inside client service representatives, who are responsible for documenting the business relationship and retaining relevant files.

To meet client cash flow needs, Voya Trust will instruct its custodian bank to wire funds from the trust account to the client’s bank account.  The custodian bank, currently The Bank of New York, consults the necessary government lists prior to wiring funds.  Additionally, given the nature of the client, banking relationships are established with a client account at their bank. These bank account relationships are typically set up at the beginning of the trust relationship, and although they may be changed from time to time as the client may change its banking relationships, they typically remain static over relatively long periods of time.

As set forth above, given the nature of Voya Trust’s clients, it’s sales process (particularly its centralization) and products and services, no special BSA/AML risks have been identified requiring specific attention in these policies and procedures.

3.

Detection, Prevention and Reporting of Money Laundering

A.

Consultation and Reporting

Voya Trust’s BSA Compliance Officer is Monia Piacenti (referred to herein as the “Money Laundering Reporting Officer”, or “MLRO”), and is responsible for implementing and monitoring Voya Trust’s anti-money laundering (“AML”) policies and procedures, including:

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Filing Suspicious Activity Reports (“SARs”), as necessary;

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Evaluating the effectiveness of current policies and procedures in light of regulatory and business developments, and drafting and recommending to the Board appropriate policies and procedures directed at achieving compliance with the Bank Secrecy Act and related AML requirements;

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Conducting AML training of appropriate personnel.

The MLRO of Voya Trust is responsible for filing reports required by this program under the Voya Anti-Money Laundering Framework (the “Framework”) or applicable law.  The MLRO will seek to consult as appropriate with Voya Financial, Inc. Law Department and the Voya Financial, Inc. MLRO.  The fact of the report and a copy will be recorded in the unit’s AML register.

Should the MLRO be unavailable for purposes of the reporting obligations under this section, such reports will be made by the Chief CO or his designee.

B.

Bank of New York Mellon Investment Servicing (U.S.) Inc.

Voya Trust has contracted with BNY Mellon (“BNYM”), to perform certain functions under our AML program, including the customer identification program (the “CIP”) and suspicious activity monitoring.  Performance by BNYM as Voya Trust’s authorized designee is pursuant to contracts assuring (a) AML procedures equivalent to those required by the Voya Financial, Inc. Framework and (b) regulator access to appropriate files. Voya Trust acknowledges that BNYM is not a “financial institution” subject to AML program requirements under the Bank Secrecy Act; therefore, to the extent Voya Trust delegates responsibility to BNYM for implementation and operation of the CIP, the MLRO for Voya Trust will actively monitor BNYM’s operation of the CIP and assess BNYM’s effectiveness on an ongoing basis.  BNYM’s AML program incorporates queries, reports, procedures and training calculated to detect and report unusual activity in the accounts it maintains for Voya Trust.  Voya Trust will receive all updates to BNYM’s AML Policies and Procedures and will also receive copies of BNYM’s SSAE 16 and independent AML audit reports in order to independently assess whether BNYM is performing as expected.

When a Voya Trust fund is initially set up on BNYM’s transfer agent system, BNYM will go through various fund level settings.  The CIP flag will be set at this time to ensure that all of the Trust’ applicable accounts will undergo CIP.  As new accounts are added, BNYM will work with Client Services to receive instructions for setting up new accounts.  The set-up form includes a Product Code designation.  There are product codes specific to Trust and Advisory.

A      ADVISORY
C      COLLECTIVE TRUST
I       INDIVIDUAL REVOCABLE TRUST
T      COMMON TRUST

A CIP flag will be set for all accounts that have one of these values.

BNYM Corporate Actions will only take instructions with regard to account setups from an authorized signer from Voya or from the BNYM Voya IM Relationship Manager as our proxy.

As part of the annual on-site due diligence visit with BNYM, the MLRO will request from BNYM’s system (or hardcopy reference), the list of accounts that are ‘tagged’ to go and to not undergo CIP to ensure that all Voya Trust and Advisory accounts continue to undergo CIP.

C. Customer Identification Program

Voya Trust’s services are sold to an institutional clientele through its own sales personnel or outside consultants.  In most instances, trust relationships are established only after face to face meetings, often times at the client’s place of business.  Prior to the formalization of the relationship, Voya Trust personnel have begun to investigate servicing, banking and consultant relationships in order to ensure the proper servicing of the account.  Such activity is critical in establishing a basis for “Knowing our Customer” for AML purposes.

“Customer” shall mean:

(A) A person that opens a new account; and

(B) An individual who opens a new account for an individual who lacks legal capacity (e.g., a minor or incompetent person; or

(C) An entity that is not a legal person (e.g., trust, foundation, union),

With the following exceptions:

(A)  If an existing client opens a new account, it is not necessary to obtain and verify the customer’s information if Voya Trust is able to form a reasonable belief that the true identity of the client is known.

(B)

A company whose shares are listed on the NYSE, the AMEX, or, in some cases, the NASDAQ (including, but only to the extent of operations in the U.S., a publicly traded financial institution).

(C)  A department or agency of the U.S., a State, or a political subdivision of a State.

(D)  A financial institution (e.g., mutual fund or broker-dealer) regulated by the SEC, a federal banking agency, or certain other federal regulators, or a bank regulated by a state bank regulator.

Voya Trust personnel must take reasonable steps to verify and document:

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The purpose and nature of the client’s trust account; and

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The source of the client’s (grantor’s or principals) assets.

Identity Verification

At or prior to account opening (defined as the date upon which the first funding is received) the Voya Trust must fulfill its obligation to form a reasonable belief that it knows the true identity of the customer.  In the event the required steps have not been completed, Voya Trust’s MLRO must be advised, and the MLRO will choose from among the following actions; i) refuse to allow the funding of the account ii) allow funding but impose restrictions on transactions while efforts are made to collect additional information, iii) close the account if those efforts are unsuccessful, and iv) if appropriate under the circumstances, file a suspicious activity report.

 At a minimum, the following information must be obtained and documented within a reasonable period not to exceed 90 days after a client opens a new account:

For Individuals

Given the nature of Voya Trust’s products and services, it is unlikely that a relationship will be established with a natural person.  However, should a special case for consideration arise, the following must be considered in the account opening process:

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Client’s name, date of birth, social security number or other tax identification number and additionally for non-U.S. customers, passport number and country of issuance; client identification card number; or number and country of issuance of a foreign government issued photo identification card.

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Client’s home telephone number and residence address (not a P.O Box), and the mailing address if different from residence address.  For a U.S. citizen who does not have a U.S. residential or U.S. business street address, an Army Post Office (APO) or Fleet Post Office (FPO) box number, or the U.S. residential or U.S. business street address of a next of kin or another contact individual (not a P.O Box).;

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Client’s source of wealth for funding the account.

For Non-individuals (entities):

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Client’s name, tax identification number.

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Address of principal place of business, local office, or other physical location (not a PO Box.).

An account may not be opened if any of this information is missing.  If a customer refuses or states that they will refuse to provide identifying information, or appears intentionally to have provided false or misleading information, the MLRO must be notified, and the MLRO will conduct an investigation and document the investigation, and if appropriate, will file a Suspicious Activity Report (“SAR”) with Financial Crimes Enforcement Network (“FinCEN”).  Documentation as to the rationale for filing or not filing a SAR will be kept with such documentation.

In addition, no Voya Trust business will engage in transactions with or open accounts for an agent when the agent’s principal is undisclosed.

      All applicable (not performed for banks, public corporations, 401k plans or any other account exempt from the obligation) new accounts will be run against a database provided by an outside vendor.  LexisNexis® Bridger Insight TMXG system (“Bridger Insight”) technology for CIP Screening for individuals and entities has been selected by BNYM to provide a non-documentary form of verification, in accordance with regulations issued under Section 326 of the USA PATRIOT Act.  Bridger Insight technology will utilize sophisticated analytics and a multiple sets of data tables; to look for any inconsistent, or unusual elements of a customer’s identity; i.e. Social Security number, tax ID number, address, home phone, work phone, driver’s license and date of birth.  BNYM will run this account verification against the appropriate verification database out of the first nightly cycle after account opening.  Bridger Insight technology will provide BNYM with reports indicating any customer with a questionable verification.

BNYM will review reports to determine why a customer was unable to be verified.  In instances where information was not validated due to typographical errors, registration format, or incomplete information, BNYM will make the necessary maintenance to the account and code the account as verified.

BNYM will provide the Voya Trust MLRO with notice of any change to vendors and will promptly advise the MLRO of any Material Deficiencies in the services provided by Bridger Insight technology.

Once a Bridger Insight technology search is completed, if verification can be completed by BNYM’s Bridger Insight technology, the record will be noted in Bridger Insight and the account will be coded as verified.  If customer identity information is unable to be verified, BNYM will begin the process of corresponding with Client Services to verify the customer’s identity.

BNYM will inform Client Services to contact the customer to obtain the required identity verification evidence as described below:

For Individuals

In the case of sales to individuals (not including enrollments of individuals participating in group contracts open to employees of employers) as follows:

An unexpired government photo ID matching all of the information on the application is necessary to assist in providing a reasonable basis for determining the true identity of the customer.  However, if the name or address on the ID differs from that on the application a second piece of documentation will be required as evidence of the customer’s name or U.S. address.  Acceptable forms of evidence are as follows:

(1) Evidence to Support Identity

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U.S. Driver’s license (1st choice)

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Military driver’s license or other military identification card

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Alien registration card (Form I-551)

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State issued identification card (within 6 months)

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U.S. Passport

(2) Evidence to Support Address or Name

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U.S. Driver’s License (assuming it bears the same address as the address on the application)

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Valid Marriage Certificate (to evidence name change)

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Recent utility bill, gas, electric, or telephone (within 60 days)

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Vehicle registration card

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Pay check or stub

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Recent cable TV bill (within 60 days)

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Recent credit card bill (within 60 days)

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Internal Revenue Service or state tax form (issued by the government)

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Bank statement

Client Services should request that the customer fax or email the documents.  Faxes or scanned copies of documents are acceptable since the information will be used in conjunction with other evidence to form an overall basis for evaluation.

When documents of this type are unavailable or unfamiliar, or the circumstances suggest an enhanced risk of money laundering, other evidence appropriate for the type of account in question will be used to verify identity – including, perhaps among other things, identification software, a credit bureau report, public database search, or an attestation of a personal visit to a business or home address.

In the case of individual employees participating in group products issued to employers in order to provide benefits to employees:

•

through evidence establishing status as an employee eligible to participate in the contract – including, perhaps among other things, lists of eligible employees obtained from the employer or documents reflecting deductions from the individual’s salary.

For Non-individuals (entities):

In the case of an entity qualifying as a “customer” – i.e., a corporation, partnership, foundation, pension plan, estate or trust that is not exempt from the definition of “customer” set forth above, where the entity’s identity cannot otherwise be verified, BNYM will check the IRS Exempt Organizations Select Check database to verify the customer’s name and tax identity number. This website can be found at:

http://apps.irs.gov/app/eos/mainSearch.do;jsessionid=Nq0TPNVp8DK60VhKfkhhtfpS6JRjyNGGLsFBDLzhtQh11J37ChyG!-1918420530?mainSearchChoice=pub78&dispatchMethod=selectSearch

In addition, as the IRS website does not include addresses, BNYM will contact Client Services to provide Articles of Incorporation, third party industry information (e.g. Internet Search, Yellow Pages, Yahoo, Google), a financial statement, a government-issued business license, a partnership agreement, the trust certificate of incumbency, IRS issued 501(c) letter or other government issued documentation, or estate documents.

The documents listed above may also stand alone as identity verification, as they may evidence the existence of the entity.

In the case of an entity qualifying as a “customer” – i.e., a corporation, partnership, estate or trust that is not exempt from the definition of “customer” set forth above, where the entity’s identity cannot otherwise be verified, information must be provided about the individuals with authority or control over the account, including trustees or persons with authority to effect transactions in the account.  For example, the authorized trustees/trader would provide the required elements. In addition, the legal name and principal place of business, local office or other physical location for the entity is required.

Identity verification documentation will be forwarded to BNYM to become part of the customer’s CIP account records.

The Voya Trust Customer Identification Program will apply to the funding of all third party affiliate accounts, unless an alternative customer identification process has been clearly communicated and agreed upon by Client Services and the affiliate.

D.

Beneficial Ownership Rule

FinCEN issued the Customer Due Diligence (“CDD”) Rule to amend existing BSA regulations in order to clarify and strengthen customer due diligence requirements for certain financial institutions. The CDD Rule outlines explicit customer due diligence requirements and imposes a new requirement for these financial institutions to identify and verify the identity of beneficial owners of legal entity customers, subject to certain exclusions and exemptions. FinCEN intends that the legal entity customer identify its ultimate beneficial owner or owners and not “nominees” or “straw men.”

The existing four pillars to an effective BSA program are: 1) development of internal policies, procedures, and related controls, 2) designation of a compliance officer, 3) a thorough and ongoing training program, and 4) independent review for compliance. CDD requirements, under the new rule, are now the 5th Pillar of BSA programs.

The date for compliance with the rule is May 11, 2018, and the rule is to be applied prospectively.  There are now four mandatory components of CDD:

1)  CIP - Customer Identity Procedures will remain as they exist today, but are now incorporated into CDD Programs the “5th pillar” of a required BSA Program.

2)  Identity and Certification of Beneficial Owners of Legal Entity Accounts - Covered financial institutions are now required to identity via a certification at the time of account opening, equity and control-based beneficial owners, and verify and record their identity. In order to comply with the requirements, account applications for the trusts will be updated to include a substitute government form that includes customer certification for certain legal entities.

3)  Nature and Purpose – Covered financial institutions must have an understanding of the nature and purpose of customer relationships to develop customer risk profiles.  The customer risk profile refers to information gathered about a customer to form the baseline against which customer activity is assessed for suspicious transaction reporting.  Information relevant to understanding the nature and purpose of the customer relationship may be self-evident and, depending on the facts and circumstances, may include such information as the type of customer, account or service offered, domicile, or principal business, as well as, in the case of existing customers, the customer’s history of activity. The covered financial institution must use this information as part of any investigation for possible filing of a Suspicious Activity Report.

4)  Maintenance - Updating of CDD information must be performed on a risk basis.  If a Covered Institution is aware of an event in an account, such as a SAR being filed, changes to signatories on an account, currency transaction reports being filed, subpoenas or any other occurrence that affects the customer’s risk; a covered institution must reach out to get more current information from the account owner.

BNYM Mellon Asset Servicing (“BNYM”) intends to offer a CDD Program Service. As part of this service, they intend to offer the following:

6)

Recognition that they have received a new account application for a Legal Entity account;

7)

Validation that there is a control owner identified in the new account application, and that the requisite certification is signed. (The identification of the beneficial owner and the certification are included as portions of the substitute government form that will be incorporated into our clients’ new account application kits.)

8)

If there is no control owner identified for these accounts, or if the certification is not signed for these accounts, BNYM intends to reject the new account application.

9)

Suspicious activity investigations to include beneficial ownership information.

10)

OFAC searches against the names provided as beneficial owners

D. Wire Transfers

Clients of Voya Trust generally make deposits and take distributions from their accounts through wire transfers.  Voya Trust is not a participant in the Federal Wire System.  Rather, client funds are transferred via the FedWire facility of the client’s bank and Voya Trust’s custodian bank, currently BNYM.

As a customer of its custodian bank, Voya Trust will request such transfers as are necessary in the normal course of its business.  Whenever BNYM transfers funds via wire of $3,000 or more, it will record on the transmittal order at least the following information: (i) the name and, if payment is ordered from an account, the account number of the transmitter; (ii) the address of the transmitter; (iii) the amount of the transmittal (iv) the execution date of the transmittal; (v) the identity of the recipient's financial institution (vi) the identity of the transmitter’s financial institution (vii) and as many of the following items as are received: the name and address of the recipient; the account number of the recipient; and any other specific identifier of the recipient.

Checks against OFAC and any other required government list will be completed by the FedWire participating Banks, as required.

E. Record Keeping Requirements

Voya Trust shall retain the following information for five years after the client’s account is closed:

•

Client’s name, date of birth (if a natural person), address and tax identification number.

A record of the information used to verify the client’s identity shall be retained for five years after the record is made.

Such information includes:

?

A description of the document used to verify customer identity (type of document, identification number, place of issuance, date of issuance and expiration date);

?

A description of methods and results of non-documentary measures used to verify identity;

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A description of any substantive discrepancy between identifying information and how resolved.

F. Government Lists

The Voya Trust AML Program relies on two kinds of policies and procedures to ensure compliance with regulations.  The first are policies and procedures that BNYM performs in an attempt to identify, through scans of accounts or transactions using a vendor’s software to monitor accounts and transactions – those customers, accounts or transactions to which OFAC regulations may apply.  The second category of safeguards consists of policies and procedures that make it more likely that transactions in the Voya Trust will be routed through a bank or financial institution whose AML systems or AML programs will serve to protect the Voya Trust from participation in prohibited activity.

The OFAC regulations require special handling – “blocking” – of accounts, transactions, or trades in which any of the following individuals or entities have a direct or indirect interest:

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Individuals, entities, or vessels appearing on OFAC’s Specially Designated Nationals and Blocked Persons list.

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Nationals, governmental entities and officials of countries subject to sanctions, as designated by OFAC http://www.treas.gov/offices/enforcement/ofac/programs/index.shtml

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Certain current and former government officials.

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All Cuban citizens (except those legally residing in the U.S. or unblocked by an OFAC license); all individuals, regardless of citizenship, residing in Cuba; all companies located in Cuba; all companies, wherever located, that are organized in or controlled from Cuba.

Because the regulations are potentially applicable to accounts or transactions in which these individuals or entities have “a direct or indirect interest,” they extend, in addition, to persons acting on behalf of individuals, governments and entities subject to sanctions and entities they own or control.

When BNYM investigates an apparent match and also when BNYM determines that a person with an interest in an account or transaction is subject to OFAC regulations, BNYM will immediately notify the Voya Trust MLRO and her designee.

The Voya Trust MLRO will notify the MLRO of Voya Financial, Inc., who may in turn consult with the Voya Financial, Inc. Law Department to determine the steps required by applicable OFAC regulations.  (Depending upon the applicable sanctions, Voya may be required to refuse the transaction or close the account, or to accept funds and block an account, perhaps among others.)

SAR Reporting – SAR regulations, as supplemented by guidance issued by FinCEN, often require the filing of a SAR in addition to an OFAC report.  The relevant standards are discussed below, in the section on SARs.

EU Sanctions List/United Nations Sanctions List

The European Union (“EU”) and the United Nations (“UN”) have adopted a variety of sanctions, similar in some respects to OFAC sanctions.  In a number of cases, sanctions are limited to matters, such as arms trafficking which are very unlikely to involve Voya Financial, Inc. businesses.  Depending on their terms, these sanctions may not be binding on companies, such as those through which Voya  Financial, Inc. conducts its business, that are not incorporated or that do not have offices in the EU.

When BNYM investigates an apparent match and also when BNYM determines that a person with an interest in an account or transaction is subject to EU regulations, BNYM will immediately notify the Voya Trust MLRO and his/her designee,

If the Fund were to get a potential match to the EU List, the MLRO or her designee should follow these guidelines:

Name only match – no other information available.

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Pull the account activity and if no other suspicious or unusual activity is apparent within the account, consider it a “false positive.”

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If there appears to be red flags within the account, escalate the account to the Voya Financial Inc., MLRO and Voya Financial Inc. Law Department for their opinion.

Name + Matches

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If there are other matching criterion (i.e. address, date of birth, etc.), pull the account history and report the account and supporting documentation to the Voya Financial Inc. Law Department for review.

Matches between Voya Trust customers and individuals and entities on the EU or UN lists must be reported to the Voya Financial Inc. MLRO and the Voya Financial Inc. Law Department must also be consulted before any action is taken with respect to the accounts and transactions involved.

314(a) Requests

FinCEN regularly distributes lists of persons for identification by financial institutions in an effort to locate assets of those persons.  The Compliance Department is responsible for downloading the FinCEN lists of names to a secure BNYM web portal.  BNYM is responsible for receiving and comparing them against the Trust’s accounts or determining if the Voya Trust has conducted transactions within the prescribed periods, for any “subject” named in such a request.  Any identified matches will be forwarded to the MLRO who will make the necessary filing with FinCEN and will advise the Voya Financial Inc. MLRO.

Notice

Voya Trust shall provide notice to any customer that is opening an account that information is being sought to verify its identity.  The notice shall be provided prior to the opening of the account.

The terms of the notice shall read as follows:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you:  When you open an account, we will ask for your name, address, taxpayer identification number, date of birth (if applicable) and other information that will allow us to identify you.

Voya Trust will not knowingly open an account if the account holder is a “Foreign Shell Bank”, i.e., a foreign bank that does not have a physical presence in any country.  Opening an account for any foreign bank requires the prior written approval of the Chief Executive Officer.

G.

No Cash or Cash Equivalent Bearer Instruments

Money laundering often involves the placement of illegal cash proceeds into legitimate financial channels. To deter and monitor the movement of illegally obtained cash, many jurisdictions have instituted reporting and record keeping laws that require financial institutions to obtain detailed information about large cash transactions. These laws also prohibit the structuring of cash transactions for the purpose of evading reporting and record keeping requirements.

Voya Trust prohibits cash and cash equivalent transactions.  For purposes of these Policies and Procedures, “cash and cash equivalents” includes U. S. Dollar and non-Dollar currencies, money orders and travelers checks.  “Cash and cash equivalents” does not include wire transfers, cashier’s checks, checks drawn on the customer’s account, or “in-kind” securities transfers.

All checks received at BNYM go through a form of review for acceptance or rejection.

In the event that cash  is are received in amounts requiring the filing of a report, the MLRO will be notified and BNYM will file a Currency Transaction Report (CTR) at https://www.fincen.gov/resources/filing-information ,

Currency and Monetary Instrument Transportation Report (“CMIR”) at https://www.fincen.gov/resources/filing-information with the IRS, if required, within 15 days of discovery of reportable transfers.

Foreign Bank and Financial Accounts Report (“FBAR”).  The Voya Trust does not hold or have signature authority over any foreign financial accounts.  In the event that the Voya Trust holds or has signature authority over a financial account in a foreign country with an aggregate value of more than $10,000, then the MLRO will be notified and Voya Trust will file FBAR Form TD F 90.22.1 (found at https://www.fincen.gov/resources/filing-information.

H.

Special Regulation/Suspicious Transactions/Red Flags

Voya Trust is subject to SAR reporting obligations with respect to its account activity.  Accordingly, all employees must report any suspicious or questionable conduct to the Voya Trust MLRO. Under U.S. law, it is illegal to disclose suspicious activity reports to customers or any other party; and these reports may not even be disclosed in response to a subpoena.  Any request or legal process seeking disclosure of any report filed under this program should be called to the attention of the Voya Financial Inc. MLRO and the Voya Financial Inc. Law Department, immediately.

SAR Filing

Suspicious Activity Reports are required under the BSA to be reported within 30 days of discovery of the suspicious activity.  An additional 30 days are allowed if the institution is unable to identify the suspect.

FinCEN has published guidance clarifying the necessity for a “90-day Update” of a previously filed SAR.  As a rule of thumb, organizations should report continuing suspicious activity with a report being filed at least every 90 days.  This 90-day update provides a detailed account of suspicious activity that has occurred since the last SAR filing.

The Voya Trust MLRO will file a SAR on behalf of the Voya Trust when suspicious activity is detected by BNYM.  BNYM has automated unusual activity system queries, and processing BNYM associates are trained to look for other potential suspicious activity (i.e., a phone call asking unusual questions about redemption requirements), which may result in investigations.

Transactions will be monitored by BNYM via exception reports in the following ways:

Daily Surveillance Reports
BNYM Mellon produces daily surveillance reports designed to monitor accounts with the following transaction activity:
Large dollar purchases;
Large dollar redemptions;
Redemptions following new account establishment;
Redemptions following a change of address; and
Offsetting transactions.

Monthly Surveillance Reports

BNYM Mellon produces monthly surveillance reports designed to provide alerts on accounts that have pre-determined number of purchases and/or redemptions that exceed certain aggregate dollar thresholds. In addition, BNYM Mellon monitors accounts that have redemptions to foreign alternate payees.

Each of these scenarios includes filters at the account and transaction level to eliminate lower risk transactions that might otherwise qualify them for review.  BNYM performs the following measures related to transaction monitoring:

1. Transaction scenario reports are delivered to the AML Analysts.
2. Potentially suspicious transactions are recorded in the AML Monitoring database.
3. BNYM notifies its AML clients of incidents that may meet reporting criteria.

Employee accounts, including accounts maintained by MLROs, will be subject to the same monitoring as non-employee accounts.

Upon learning of any suspicious activity in Voya Trust processing, regardless of the amount, BNYM will alert the Voya Trust MLRO.  The MLRO will review the referred information and file a SAR, if it is deemed that the activity is such that requires a SAR filing.  The SAR must contain all relevant facts, and the Voya Trust will maintain a copy of the SAR, along with any supporting documentation as confirmation of the filing.

Further, any employee of the Voya Trust who becomes aware of any potentially suspicious transactions must bring them to the attention of the MLRO. The MLRO must investigate the facts and circumstances of the activity in consultation with legal and senior management as necessary, and determine whether the activity is such that requires an SAR filing.

The results of such investigations, including supporting documentation and the SARs, if filed, will be retained by Voya Trust for five years.  Additionally, all filed SAR’s shall be reported to the Board of Directors no later than the next scheduled Board Meeting.

Suspicious conduct includes:

•

Any known or suspected Federal criminal violation or pattern of criminal violations, committed or attempted against the firm or involving a transaction conducted through the firm where the firm was either an actual or potential victim of a criminal violation, or series of criminal violations, or where the firm was used to facilitate a criminal transaction.

•

Any transaction or pattern of transactions that the firm knows, suspects, or has reason to suspect:

(i)

involves funds derived from illegal activity or is designed or intended to conceal such funds;

(ii)

is designed to avoid AML reporting requirements; or

(iii)

 has no business or apparent lawful purpose or is not the sort in which the customer would normally be expected to engage.

In addition, employees of Voya Trust should be aware of the following money laundering risk indicators and report any suspicions to the MLRO:

In connection with the opening of an account:16F17

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The customer provides incomplete or fictitious information.

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The customer provides information that is difficult or impossible to verify.

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The customer uses a mailing address outside the US.

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The customer’s telephone has been disconnected.

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The customer wishes to engage in transactions that lack business sense, apparent investment strategy, or are inconsistent with the customer’s stated investment objective.

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The customer exhibits unusual concern for secrecy, particularly with respect to his or her identity, type of business, assets or dealings with firms.

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Upon request, the customer refuses to identify or fails to indicate a legitimate source for his or her funds or assets.

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The customer exhibits a lack of concern regarding risks, fees, and other transaction costs.

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The customer does not care about how any or all investments perform.

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The customer’s main concern is the ability to get out of any investment quickly.

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The customer appears to operate as an agent for an undisclosed principal, but is reluctant to provide information regarding the principal.

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The customer has difficulty describing the nature of his or her business.

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The customer is or appears to be a marijuana-related business.

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The customer lacks general knowledge of his industry.

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For no apparent reason, the customer has multiple accounts under a single name or multiple names.

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The customer is from, or has accounts in, a country identified as a haven for money laundering.

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The customer, or a person publicly associated with the customer, has a questionable background, including prior criminal convictions.

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The customer insists that they can only remit funds via third party check, money order, bank draft, cashier’s check and/or traveler’s check.

With respect to activity in an account:

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The customer account has unexplained or sudden extensive wire activity, especially in accounts that had little or no previous activity.

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The customer’s account shows numerous cashier’s check transactions aggregating to significant sums.

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The customer’s account has a large number of wire transfers to unrelated third parties.

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The customer’s account indicates large or frequent wire transfers, immediately withdrawn by check.

•

The customer’s account shows a high level of activity with very low levels of securities transactions.

In the case of a match of a name on the OFAC list:

If a customer’s information matches the information on the OFAC list, a SAR should be filed – unless (i) in the event that OFAC regulations require blocking (as opposed to rejecting a transaction), the business has no information suggesting that the match is  suspicious in addition to the information reported on the OFAC “blocking report,” or (ii) in the event that OFAC regulations require rejection of the transaction, the transaction is not otherwise suspicious within the meaning of the SAR regulation.

In the case of employees or consultants:

?

An employee or consultant whose lavish lifestyle cannot be supported by his or her salary.

?

An employee or consultant who is reluctant to take a vacation.

?

Employees or consultants who use their U.S. business address for customer mailings.

?

Employees or consultants showing a significant increase in high dollar business transactions.

I.

Foreign Correspondent and Private Banking Accounts

Foreign Correspondent Accounts

Generally, the Voya Trust is required by regulations implementing Section 312 of the USA PATRIOT Act to implement an enhanced due diligence program to enable them to detect and report,

on an ongoing basis, any known or suspected money laundering activity conducted through or involving any “correspondent account” established, maintained, administered or managed in the United States for a “foreign financial institution.”

Under these regulations, a “correspondent account” is an “account” established for a “foreign financial institution” to receive deposits from, or to make payments or other disbursements on behalf of, the foreign financial institution, or to handle other financial transactions related to such foreign financial institution.

Finally a “foreign financial institution” means:

(i)

A foreign bank;

(ii)

Any branch or office located outside of the United States of any financial institution that is subject to these due diligence requirements (generally, any federally-regulated bank, broker-dealer, futures commission merchant or introducing broker, or mutual funds);

(iii)

Any person organized under foreign law (other than a branch or office of such person in the United States) that, if it were located in the United States, would be subject to these due diligence requirements (generally, any foreign bank, broker-dealer, futures commission merchant or introducing broker, or mutual fund); and

(iv)

Any person organized under foreign law (other than a branch or office of such person in the United States) that is engaged in the business of and is readily identifiable as a currency dealer or exchanger, or a money transmitter (unless such activities are merely incidental to the person’s business).

b.

Correspondent Accounts for Foreign Shell Banks

With regard to foreign correspondents accounts, Voya Trust’s due diligence program (which is risk-based) has four parts and the required risk assessments and risk-based due diligence performed will be documented by BNYM.

1.

Identifying accounts that may be established or maintained for “foreign financial institutions.”  To assist the Voya Trust with regard to monitoring this prohibition with regard to new foreign financial accounts, BNYM will operate a control to identify potential foreign correspondent accounts opened during the previous day’s business or foreign accounts that  are no longer broker controlled (i.e. Fund/SERV matrix level 3).  Accounts that appear on the report will be forwarded by BNYM to the MLRO, for the MLRO’s review.  Upon execution of the Voya Trust’s’ due diligence requirements which will include taking reasonable steps to identify the owners of certain statutorily designated foreign banks (respondent banks) if the respondent banks shares are not publicly traded, the MLRO in conjunction with the Voya Financial Inc. MLRO shall grant an exception and allow the account to remain or shall determine on a case by case basis as to how the monies shall be held until the account can be closed.

2.

Complying with requirements applicable to “foreign banks.”  Regulations promulgated pursuant to the USA PATRIOT Act prohibit certain “covered financial institutions” – including trust companies – from establishing “correspondent accounts” for “foreign shell banks.”  Those regulations also require specified due diligence with respect to correspondent accounts for other foreign banks in order to assure that they do not act on behalf of “foreign shell banks.” Those regulations also require specified due diligence with respect to correspondent accounts for other foreign banks in order to assure that they do not act of behalf of “foreign shell banks.”

The Voya Trust will not open or maintain an account for a foreign shell bank.

Every three years a report will be prepared for the MLRO by BNYM indicating all existing Foreign Financial Institutions.  The list will be reviewed by the MLRO to identify all accountholders whose name includes the terms, “Bank,” “Banco,” “Banque,” “Trust,” and any other terms that denote or suggest that an entity may function as a bank as such term is expressed in the languages of the foreign jurisdictions whose banks may have open accounts.  The MLRO will then seek a model Treasury certification from each account identified above as a foreign bank.

The MLRO will detect correspondent accounts for unregulated foreign shell banks by reviewing the returned Treasury certifications and checking for a signed certification that they are not shell banks and for an indication of a physical presence in a place of business that is maintained by a foreign bank and is located at a fixed address, other than solely an electronic address, in a country in which the foreign bank is authorized to conduct banking activities.

Upon a finding that no signed certification is received within 30 days verifying that such accounts are not shell banks or that no physical presence is indicated on the certification or suspecting such accounts, the MLRO will instruct BNYM to terminate any verified correspondent account in the United States for an unregulated foreign shell bank.  The MLRO will also terminate any correspondent account that is determined to not be maintained by an unregulated foreign shell bank but is being used to provide services to such a shell bank.  BNYM will exercise caution regarding liquidating positions in such accounts and will take reasonable steps to ensure that no new positions are established in these accounts during the termination period.

•

The MLRO will keep a list of all correspondent accounts opened.  The MLRO will ensure that if the Voya Trust receives a written request from a federal law enforcement officer for information on a correspondent account, a response will be provided within seven (7) days of receipt of such request.

•

The MLRO will also ensure that if the Voya Trust receives a written notice from the Secretary of the Treasury or the Attorney General that a foreign bank for which Voya maintains a correspondent account has failed to respond to a summons or subpoena issued under authority of the PATRIOT Act or has commenced proceedings to contest the summons or subpoena, the account will be closed within 10 days after receipt of such written notice.

3.

Assessing the money laundering risk presented by the account.  For those foreign correspondent accounts allowed to be opened, including foreign banks (and other foreign financial institutions), information about these accounts will be entered into BNYM’s Foreign Correspondent Due Diligence (“FCDD”) database to support further investigation. A formal letter and supplemental application will be sent to each account.  Images of these letters and questionnaires will be retained.

After two unsuccessful attempts to obtain a supplemental application response from the potential foreign financial institution, a purchase restriction will be placed on the account in the recordkeeping system and written notification will be sent to the shareholder, and to Voya Trust Client Services, regarding this purchase restriction. BNYM will prepare an AML case and deliver it to the MLRO.

Upon receipt of a completed supplemental application in good order, a record of its receipt is made along with an image of the document for retention. Responses to the questionnaire will be reviewed and a determination will be made as to whether the account is a foreign financial institution as defined in the Rule.

If an account is deemed to be a foreign financial institution, the responses to the supplemental application will be rated by means of a standardized score sheet and a final risk ranking will be assigned to the account. The assessment will be documented and retained. The assessment documentation will include a record of which analyst performed the risk assessment and which person conducted the independent review. In order to document the results of this assessment, certain information will be entered into the FCDD database. Also, the risk rating for each account determined to be a foreign financial institution will be entered into the shareholder recordkeeping system.

BNYM will notify the MLRO of accounts that have been rated at a heightened and/ or highest risk category.   The MLRO will instruct BNYM to terminate any correspondent account for which is determined that the entity presents a heightened and/or high risk to the Voya Trust.

The risk rating is re-evaluated for each open foreign correspondent account on a periodic basis by re-mailing the questionnaire to the account holder. The procedures described herein for new account mailing, following up, risk ranking, and client escalation will also apply to re-evaluations.

4.

Monitoring the Accounts.  To assist the MLRO with monitoring account activity in foreign financial institution accounts, a social code will be given to those accounts identified to be a Foreign Financial Institution (social code 90). In addition, BNYM will conduct a number of enhanced due diligence procedures for foreign accounts including but not limited to those under an offshore license and those in a jurisdiction found to be of primary money laundering concern under the U.S. PATRIOT Act.  Those due diligence procedures will include:

•

No checks or wires will be accepted from foreign financial institutions.

•

W-8 processing – Controls are in place to assure W-8s are received for foreign accounts.  W-8s provide further documentation supporting the identification, tax classification and residence of a foreign account owner.

•

OFAC monitoring.

•

FATF “Strategic Deficiencies List” screening – The FATF has developed a process to uncover critical weaknesses in AML systems, which serve as obstacles to international co-operation.  All new accounts will be screened against this database daily.  Any potential match will be reported to the MLRO.

•

EU Freeze List screening – As with the other lists, new accounts are compared daily to this list with potential matches reported to the MLRO.

•

Monitoring -Transaction activity reports will be monitored for each foreign correspondent shareholder account on a periodic basis by assigned risk categories in order to detect unusual or suspicious activity. As part of this review, the transaction reports will be subjected to AML analysis and a comparison will be performed of the activity of each foreign correspondent account against expected activity derived from the shareholder responses on the current supplemental application.

As in the assessment process as described in Section 3 above, the MLRO will instruct BNYM to terminate any correspondent account that the MLRO determines, during the monitoring process, presents a high risk to the Voya Trust.  In addition, any activity which is identified through BNYM’s periodic suspicious or unusual activity monitoring procedures on accounts will be forwarded for review to the MLRO.  The MLRO will review the information and file a SAR, if it is deemed that such activity warrants a SAR.

c.

Private Banking Accounts

After review of the relevant criteria, the Voya Trust has determined that they do not themselves currently maintain any private banking accounts. Regulations promulgated pursuant to the USA PATRIOT Act require certain measures with respect to “private banking accounts,” (i.e.,. accounts or combinations of accounts requiring an aggregate investment of $1,000,000 or more; established on behalf of one or more individuals who have a direct or beneficial ownership interest in the account; and is assigned to, or is administered or managed by, in whole or in part, an officer, employee, or agent of a financial institution acting as a liaison between the financial institution and the direct or beneficial owner or owners of the account).  The MLRO will review the firm’s offerings once a quarter to assure that no new products, qualifying as private banking accounts, are being offered.  If an Voya Trust employee is made aware that the Voya Trust may or will be offering a product requiring an aggregate deposit of $1,000,000, the employee will immediately notify the MLRO.  The MLRO will immediately take steps to review the proposed offering to determine whether its other characteristics will result in the establishment of one or more private banking accounts and, if so, to establish procedures that are required by applicable regulations and appropriate in light of the offering and the money laundering risks it may present.  Any such procedures will be discussed with the Voya Financial Inc. Law Department as well as the Voya Financial Inc. MLRO and will provide for enhanced due diligence.  In addition, the procedures will provide for monitoring the account’s activity to ensure that such activity is consistent with the information gathered about the account, its purpose, and its funding.

4.

Documentation of Program/Record Keeping

Voya Trust will retain all supporting documentation relating to its AML policies and procedures in accordance with regulatory record retention requirements.

5.

Confidentiality

All reports made under AML laws or policies will be maintained in strict confidence. Any request, or legal process, seeking disclosure of any report filed under this program will immediately be called to the attention of the MLROs of Voya Trust and Voya Financial Inc. who may consult with legal counsel prior to disclosure.

6.

Training

The MLRO will conduct appropriate training of personnel of Voya Trust.  Training will include an initial orientation process and distribution of AML compliance procedures as part of Voya Trust’s Policies and Standards as well as periodic training to reinforce Voya Trust’s AML Procedures and to inform employees of relevant developments in the AML laws and regulations.

Training will be conducted annually in accordance with a plan developed to address firm specific issues and industry developments.  The MLRO will be responsible for verifying completeness of training for both Registered Representatives and Operations’ personnel by comparing completion reports to the Financial Industry Regulatory Authority (“FINRA”) CRD list of Active Registered Representatives as of the date all training was required to be completed.  The lists provided at the onset of the annual training by the Managers of Client Services, Treasury Operations and Accounting and Valuation as to personnel to be trained will also be checked against the training completion reports. Documentation of such training verification will be maintained with Voya Trust’s records.  All records relating to the training, including training materials, sign in sheets and training plan, will be retained for a five year period.

7.

Independent Audit Program

Voya Trust is required under its policies and procedures to undergo an audit every 18 months of all fiduciary functions.  Voya Trust will ensure that an audit will be completed every 18 months in which Voya Trust’s AML policies, procedures and controls will be tested as to the adequacy of, and compliance with, the Firm’s BSA obligations.  The audit may be conducted by internal or external auditors who must, in any case, be independent of the MLRO.

1.

 Ratification of Bank Secrecy Act Policies and Procedures

The Voya Trust Board of Director’s will review and ratify these procedures on an annual basis.  Evidence of the review will be documented in the Voya Trust Company meeting minutes.

APPENDIX 14

Social Media Policy

(Dated July 1, 2018)

1.

Background and Applicability

The use of social media tools have become part of the daily lives of many Voya Investment Management (Voya IM) employees. Examples of these tools we all use include FaceBook, LinkedIn, and Twitter.  As these tools become more prevalent, the transition from personal usage to real world applications in a business setting is quickly converging.

Social media tools can potentially present opportunities for Voya IM to promote its products and services, but usage can also have its pitfalls.  These communication tools can raise potential issues concerning the content of messages that may run contrary to regulatory restrictions, or in the way such tools are used to promote investment products or advisory services. Accordingly, this policy is designed to establish guidelines for both business and personal use of social media, approval and retention of social media.

1.1

General Limitations

Unless authorized, Voya IM employees are generally prohibited from using social media for business purposes.   Voya IM employees must seek permission to access and use social media from the company network.  Access to social media sites are provided on a case-by-case basis.  See Section 3 for guidance as to how to access social media tools from the company network.  All social media activity conducted for business purposes must be done through the company’s social media application tool and not natively (i.e., gong to the social media site directly).

2.

Personal Use of Social Media

Social media can be used for personal use outside of the business environment. Generally, employees may not use social media sites for personal purposes on Voya systems and it is expected that the use of such sites will be conducted during non-business hours (unless otherwise permitted).

2.1

Best Practices For Personal Use of Social Media Tools

When using social media for personal purposes, Voya IM employees must not communicate or otherwise represent on a social media site that the employee is conducting the business of Voya IM, its parent company, and affiliates (collectively, “Voya”) or other securities related business.  Employees are also prohibited from advertising or selling Voya products or services through social media tools.

If you identify yourself as an employee of Voya IM, you automatically become the “face” of the firm.  What you say and do reflects upon the reputation of the firm.  Personal use of social media should not negatively impact Voya’s reputation or brand; we recommend that employees should not refer to Voya, or identify their employment connection to Voya.

However, if you choose to indicate your employment affiliation with Voya on a social media site, you will have to adhere by certain generals standards of good conduct.

•

Voya  Affiliation Requirements – You can only disclose the following:

Your employment at Voya IM.

a.

Your corporate title (e.g., AVP, VP) and/or functional title (e.g., Accounting Manager, Client Service Specialist)

b.

Where appropriate in your profile section of the social media application, please add the following statement: “Any opinions and positions expressed are my own and do not necessarily reflect those of Voya Investment Management and its affiliates.”

*You may not describe your job responsibilities in detail nor have content that solicits your network of connections to contact you for business opportunities associated with your employment at Voya IM.

*You may use your Voya email address in your LinkedIn profile, so long as you are employed by the Company.  For all other social media sites, you must use a personal email address (not your Company email address.

•

Voya IM Business Activities – there can be no posting or open discussion of Voya IM operations or its products or services, and your social media account may not be used to generate interest or discussions relating to Voya or its products and services.

•

Be Respectful and Professional – though social media sites serve as a sound board for your own opinions or allows you to comment on various topics, it is important that your comments be in good taste.  Once you disclose that you are an employee of the firm, your actions, whether you intend it or not, may affect the reputation of the firm.  Be respectful and professional and avoid using unprofessional online personas.

   Consistent with the firm’s position of using the proper tone and content in electronic communications, employees are prohibited from using any disparaging remarks toward the firm or our competitors and from posting any type of information which could be deemed offensive or inappropriate in any way.

•

Media Relations (discussing the company in a public forum) - recognize that information communicated over social media sites can spread rapidly and be picked up by the media.

•

Procedures and Control Processes – As with several company policies, there may be many internal company procedures and control processes that apply to the use of social media. (e.g., requirement to obtain prior approval before posting to social media sites).

•

Proprietary Information - Confidential and non-public information cannot be shared through social media sites.

Voya IM Privacy Policy - The requirements of the Privacy Policy apply when communicating via a social network.  Please refer to Appendix 5 of this Manual for the Voya IM Privacy Policy.

3.

Use of Social Media in Business Applications

3.1

Governance

Voya IM recognizes that there are several potential applications for social media.  Any proposed use of social media for business purposes must be approved by the sponsoring business unit, the Chief Marketing Officer (or his or her designee) and submitted to the Compliance Department for approval prior to initiating social media content.

3.2

Restrictions on Usage

Access to approved social media sites for business purposes will be limited so that proper controls can be maintained.  Once approval has been granted, social media users must attend any related training in this area. The training will include the review and approval process for static and interactive content, Social Media do’s and don’ts, and guidelines for social media use in personal and professional situations. Furthermore users will need to attest annually that they comply with all of the requirements in this policy and any additional Voya policies and procedures related to the use of social media.

As with all electronic communications, all information transmitted through the Voya IM network or company owned devices is subject to monitoring and considered firm property.  There should be no expectations of privacy with regards to such communications.

3.3

Existing Company Policies and Procedures and Control Processes applicable to Social Media Initiatives and Use.

A number of Voya Company policies, including the Voya Financial Social Media Policy, must be upheld when using social media and social media users must be very familiar with these policies.

Examples of existing Company policies and procedures that apply to social media use are as follows:

•

Voya Code of Business Conduct and Ethics - http://voya.net/bu/policyhouse/policyhouse_content.nsf/byUID/AMER-972S3H   Insider Trading  - to be cognizant of not presenting any type of firm information, which could be considered as material, non-public information.

•

Protecting Customer Information - to be mindful of the type of information you can convey on social media websites to ensure compliance with privacy and confidentiality issues, particularly since this information may be viewed and shared with others.

•

Media Relations (discussing Company in a public forum) - to recognize that information communicated over social media sites can spread rapidly and be picked up by the media. Procedures and Control Processes:  As with several Company policies, there may be many internal Company procedures and control processes that apply to the use of social media.

APPENDIX 15

Stable Value Operating Policy

(July 1, 2018)

STABLE VALUE

OPERATING POLICY

Voya Life Insurance and Annuity Company

Voya Investment Management Co. LLC

I.

INTRODUCTION

This Stable Value Operating Policy (this “Policy”) sets forth the standards and guidelines that apply to the operation of the stable value business for which Voya Life Insurance and Annuity Company (“VRIAC”) issues a  group annuity contract or funding agreement to a contract holder, which provides benefit-responsive liquidity for certain participant-initiated transactions under an employee benefit plan (the “stable value contract”), and Voya Investment Management Co. LLC (“Voya IM”), or its affiliate, provides investment management services for all or a portfolio of assets covered by the stable value contract.  The stable value business may be structured in one of the following ways:

(1) VRIAC issues a StabilizerSM stable value contract to a contract holder.  Voya IM provides investment management services to VRIAC, pursuant to an investment management agreement between VRIAC and IIM (the “VRIAC IMA”), for assets covered by the stable value contract and held in a VRIAC separate account. (The Policy does not apply to non-ERISA Stabilizer accounts)

(2) VRIAC issues a Managed Custody Account stable value contract to a contract holder.  The contract holder or its discretionary investment manager or other plan fiduciary independently selects Voya IM to provide investment management services for assets covered by the stable value contract and held in a custody account.  Voya IM provides such services pursuant to an investment management agreement between Voya IM and the client.  Such client may or may not be the contract holder to which VRIAC issues the stable value contract.

VRIAC and Voya IM are subject to various state and federal laws and regulations with respect to the stable value business.  In order to ensure that VRIAC and Voya IM comply with such laws and regulations, employees of VRIAC and Voya IM that support the stable value business, as identified in Section II below, are required to adhere to this Policy at all times.  In furtherance of the foregoing, as further described in Section VI below, such employees are required to provide periodic certifications that they have read and complied with the provisions of this Policy.

In the event an employee has any doubts in a given situation as to what action is appropriate, he or she should not hesitate to refer the matter to the Voya IM Law Department or the VRIAC Law Department, as the case may be.

II.

STABLE VALUE SERVICE GROUPS

A.

Voya IM

The individuals who are a part of Voya IM Client Portfolio Managers, Voya IM Client Service,17F18 Voya IM Compliance, Voya IM Consultant Relations, Voya IM Consulting, Voya IM Finance, Voya IM Institutional Sales, Voya IM Operations, Voya IM Information Technology (“Voya IM IT”), Voya IM

Portfolio Management18F19, the Voya IM RFP Team, and the Voya IM Law Department are those Voya IM employees with the most direct contact with the  stable value products as listed in Exhibit A and VRIAC SV Employees, as that term is defined below; however, all Voya IM employees are subject to the Policy (“Voya IM SV Employees”).

B.

VRIAC

The individuals who comprise the VRIAC stable value operations (the “VRIAC SV Operations”), VRIAC stable value product (the VRIAC SV Product”), VRIAC Compliance, the VRIAC Law Department and VRIAC Risk19F20 that service, or otherwise provide support in connection with, stable value contracts are listed in Exhibit B (the “VRIAC SV Employees”).

III.

INTERNAL CONDUCT AND COMMUNICATIONS

In order to ensure the proper separation of the asset management and book value wrapper functions of Voya IM and VRIAC, respectively, no VRIAC SV Employee may provide investment direction to any member of Voya IM Portfolio Management with respect to the assets covered by the stable value contract outside of the agreed upon parameters or communication guidelines as established and directed by the client.  Further, except as permitted under Section V, in no event will any VRIAC SV Employee or IIM SV Employee communicate to members of Voya IM Portfolio Management any of the following in respect of a stable value contract:

•

book value;

•

credited rate; or

•

market to book value ratio.

  Additionally, no Voya IM SV Employee may communicate the market value of any managed custody account contract to a VRIAC SV Employee, unless the contract holder or its designee has provided written consent for Voya IM to disseminate market value information to VRIAC or for VRIAC to receive the market value information.

As further described below, there may be instances in which some employees will have access to certain stable value data.  To the extent that systematic restrictions are not in place to appropriately restrict access to such data, those employees must adhere to the foregoing communications policy and provide the requisite periodic certifications as to their continued compliance with this Policy.

IV.

OPERATIONS

A.

Reporting

Voya IM’s standard institutional client reporting does not include reference to book value or the credited rate for any stable value clients.  Voya IM Client Service generates monthly, quarterly, or ad hoc holdings, performance, or portfolio characteristics reports for stable value clients on the market value account only.  Information and data for the reports is culled from Pages (Client Reporting Tool), Aladdin (Portfolio Management Tool), and Voya Data Store (Custody/Accounting Information supplied by a third party vendor).

1.

Stabilizer

Voya IM Client Service generates client reports for Stabilizer on a quarterly basis.   Once generated, Voya IM Client Service delivers the reports to VRIAC SV Operations.  VRIAC SV Operations then provides notification to Voya IM to deliver the reports to the clients (via Voya IM third party printing vendor).

2.

Managed Custody

For managed custody accounts, Voya IM services the client and provides reports directly to the client.  VRIAC does not have access to Voya IM’s reporting data or the reports themselves, unless explicit consent has been provided by client.  VRIAC does not have independent access either to generate or obtain a copy of such reports.

B.

Voya IM and VRIAC Shared Systems

1.

BNYM TA System

The BNYM transfer agent system, (the “BNYM TA System”), is a shared recordkeeping system between VRIAC and Voya IM.  The activities conducted by VRIAC SV Operations and Voya IM Operations which are supported by the BNYM TA System include:

•

Ensuring all money movements associated with stable value transactions are processed out of the transfer agent account for the appropriate amounts and on time;

•

On-boarding/off-boarding coordination on the BNYM TA System;

•

Conducting transaction oversight for market value to ensure the following:

o

All market value transactions requested by VRIAC are processed by the transfer agent,

o

Daily review of the cash in and out of the DDA bank account at BNYM,

o

Nightly valuations are received for stable value accounts and recorded by the transfer agent, and

o

Earnings are allocated correctly for the stable value accounts;

•

Investment-related accounting; and

•

Non-investment related accounting (e.g., management fees).

There are three unique user roles defined within the BNYM TA System, with access limited by role: Voya IM Client Service, Voya IM Operations, and VRIAC SV Operations.

Voya IM Client Service Access

Voya IM Client Service primarily accesses data from the BNYM TA System via CSS2, a separate Voya IM front-end system, which does not allow access to VRIAC stable value client information.   In CSS2, Voya IM Client Service does not have the ability to view book value or credited rate of the stable value contracts.  Rather, Voya IM Client Services has the ability to view market value only.

Voya IM Client Service has access to input new Stabilizer funds onto the BNYM TA System.  Information on new clients and Stabilizer funds includes identifying information, strategy and benchmark.  Such information does not include the book value or credited rate of the stable value contract.

Voya IM Operations Access

Voya IM Operations has the ability to view the book value and credited rate of the stable value contracts on the BNYM TA System.  The ability to view the book value and credited rate of the stable value contracts is in connection with the performance by Voya IM Operations of certain ancillary services to VRIAC.  Additionally, certain of Voya IM IT’s personnel, including members of the Desktop, Applications and Offshore Teams, may have technical access to book value and credited rate information.

VRIAC SV Operations Access

VRIAC SV Operations has the ability to view the market value of the stable value contracts on the BNYM TA System.  Additionally, VRIAC SV Operations has the ability to run reports using DRAS, the reporting database in the BNYM TA System.  All data in the BNYM TA System is available to be included in such reports.

Notwithstanding such ability, no one in VRIAC SV Operations should view, run any report to include, or otherwise access the market value of any managed custody stable value contract, unless the contract holder has provided VRIAC or Voya IM with written consent, or otherwise has caused the market value to be previously reported to VRIAC for the applicable time period.

2.

Voya Data Store

Voya Data Store is a database that houses information relating to Voya IM’s business, which includes the book value information and credited rate of all stable value contracts.  The book value and credited rate information is transmitted from the BNYM TA System, through Voya Data Store, and then loaded nightly into BonAire (described below).  Both Voya IM Client Service and Voya IM Operations have access to all information in Voya Data Store.  VRIAC has no direct access to Voya Data Store.

Notwithstanding their access to book value and credited rate information, no one in Voya IM Client Service or Voya IM Operations should view, run any report to include, or otherwise access the book value or credited rate information for any stable value contract.

3.

BonAire

BonAire is a fee system that is utilized jointly by Voya IM and VRIAC to calculate investment management fees and perform invoice payment activities (e.g., recognize payments, mark invoices as paid, research issues).  Voya IM utilizes BonAire for management fee invoices and VRIAC utilizes BonAire for stable value contract fee invoices.   Book value data from the BNYM TA System is transmitted through Voya Data Store into BonAire.  Voya IM Client Service, Voya IM Finance and Voya IM Operations have access to the book value information on BonAire.

Notwithstanding their access to book value information, no one in Voya IM Client Service, Voya IM Finance or Voya IM Operations should view, run any report to include, or otherwise access the book value information for any stable value contract in BonAire.

4.

Shared Network Drive

VRIAC and Voya IM both have access to a shared network drive, which stores client performance reports for Voya IM managed stable value accounts.  There is no book value data on the shared drive, but market value is displayed for each account for which prior authorization or reporting has been secured.

V.

CLIENT MEETINGS AND COMMUNICATION

All joint client meetings with, or presentations to, a stable value client should be conducted such that the investment portfolio review occurs separately from the stable value contract overview.  For the convenience of the client, however, a single session may be conducted following written direction from clients that Voya IM and VRIAC are permitted to meet jointly to conduct review and make presentations relating to the respective stable value contracts and/or related stable values services.  Such direction will be requested from the client using the language set forth in Exhibit C.   Further, no joint client communications that include book value or credited rate information should be issued unless in connection with a joint client meeting or presentation in compliance with this Policy or reviewed and approved by the Voya IM Law Department and the VRIAC Law Department.

VI.

COMPLIANCE MONITORING/CERTIFICATIONS

Voya IM Compliance and VRIAC Compliance shall monitor compliance with this Policy. Any questions related to this Policy shall be directed to the Voya IM Law or Compliance Departments or

VRIAC Law or Compliance Departments.  Any exceptions to this Policy must be reviewed and approved in advance by the Voya IM or VRIAC Law Department.

Voya IM SV Employees and VRIAC SV Employees will be required to provide the following annual certifications regarding compliance with this Policy:

•

All Voya IM SV Employees and VRIAC SV Employees are required to certify that they have read and complied with the provisions of this Policy.

•

Voya IM Operations SV Employees are required to certify that they have not communicated the book value or credited rate of any stable value contract to any individual in Voya IM Portfolio Management.

•

All Voya IM SV Employees, except Voya IM Operations SV Employees, are required to certify that they have not viewed, run any report that includes, or otherwise accessed book value or credited rate information for any stable value contract on any shared platform.

VII.

ONGOING POLICY OVERSIGHT AND REVIEW

The Voya IM and VRIAC Law Departments shall periodically review this Policy to confirm determine whether any enhancements or modifications need to be made to reflect any changes in operational processes and procedures, roles and responsibilities or applicable law.  The Policy will be circulated to all Voya IM SV Employees and VRIAC SV Employees with any modifications made following such review.

EXHIBIT A

Voya IM SV EMPLOYEES

*Denotes that the individual is a

  contract employee.

Voya IM Client Service

Jill Ahern

Christine Charno

Jacob Counter

Paul Irvine

Sally Louro

Eileen Madden

Mary Lou Marino

Rosa Martone

Jessica Ouellette

Andrew Packtor

Roxanne Punwasi

Voya IM Operations

Richard Aiello

Janet Anderson

Patricia Barnes

Karen Bergman

Lisa Carrington

Brian Choquette

Rachel Gonyea

Cory Hudak

Zena Irving

Jennifer Lange

Steven Langlois

Nabeel Peters

David Rowe

Tim Sundell

Susan Syme

Voya IM IT Personnel

Andy Artale

Sameer Ahuja*

Michael Albers

Prateek Bhatt

Michael Crean

Ryan Edquist

Mark Franusiak

Matthew Fuller

Pankaj Gera (offsite)

Todd Healy

Scott Hiestand

Praveen Jayaraman*

Cathy Jepson

Melinda Kelly

Lori Kennedy

Deepika Kota

Amar Nath (offsite)

Kuman Nishant (offsite)

Frank Proto

Rishipal Rajput (offsite)

Voya IM Portfolio Management

Sean Banai

Paul Buren

Michael Mata

Matt Toms

Steve Ruth

Lauren Kirchner

Voya IM Law

Carolyn Augur Birbara

Thomas Byrne

Susan O’Brady

Voya IM Compliance

Brian Coroso

Stephen Easton

Stephen Hinck

James LeFebvre

Anita McClin

Monia Piacenti

Eric Richner

Patti Uzzel

Kerris Wigfall

Teneisha Wilson

Trudi Steele

Voya IM Finance

Adriana Alvarez

Amy Audet

Michael Bell

Peter Dunn

Mary Guerrette

Celeste Hite

Sean Kinsman

Christopher Kurtz

Jerry Leonard

Michael Look

Chris Norton

Robert Presser

Grace Ogbomo

Keith Skowera

Voya IM Institutional Sales

Michael Alvarez

Russel Greig

Kevin Kuhner

Darren Massey

Ken Sarafa

Richard Shusman

Sandy Sinor

Jennifer Wu

Voya IM Consultant Relations

Michael Beckerman

Caroline Braunfeld

Brant Grimes

June Kaminski

Conor Sullivan

Voya IM RFP Team

Colleen Dunne

Isabel Han

Julia Hines

Lauren Mandeville

Maite Martinez

John Troise

EXHIBIT B

VRIAC SV EMPLOYEES

VRIAC SV Operations

Jian Chan

Maria Pedraza

Valerie Rivera

Sue Southworth

Mary Lou Ulatowski

Linda Walter

Robert Windisch

VRIAC SV Product

Anthony Camp

Matthew Condos

Ralph Ferraro

Tom Manente

Richard Mason

Jessica Ouellette

Robert Waldo

VRIAC Law Department

Tina Campbell

Sumy McEleney

Monica McGill

Robert N. Merritt

VRIAC Compliance

Brian Baranowski

Anne Iezzi

Colin Moore

VRIAC Risk

Robert Buzdon

Michael Hoag

Lisa Helm

Mark Kaye

Christine Latino

Mi Li

Tim Magnotta

Scott Shepherd

Arthur Wallace

EXHIBIT C

CLIENT DIRECTION FOR JOINT MEETINGS AND PRESENTATIONS

I.

New Client

We understand that you and Voya Investment Management Co. LLC (“Voya IM”), as investment manager for the assets covered by the Contract, segregate your respective roles and responsibilities in providing services to us in connection with the Contract.  Notwithstanding your and Voya IM’s separate roles, by checking the box below, we are requesting that you and Voya IM, for our administrative convenience, meet jointly with us (1) for periodic reviews of the Contract and the underlying asset portfolio covered by the Contract, and (2) for any presentations in connection with Contract and/or related stable value services.

r

We request that you and Voya IM meet jointly with us, or our appointed designee, to conduct reviews and make presentations to us with respect to the Contract and/or related stable value services.

II.

Existing Client – Joint Meetings and Presentations

We are continuously seeking ways to better serve you and your plan, and would like to confirm your request for us and Voya IM to present jointly at the upcoming meeting as well as future meetings. While this affords several benefits such as seeing all your plan’s stable value information together, VRIAC and IIM segregate their respective roles and responsibilities in providing all other services in connection with your Stabilizer contract, so you may prefer to hold separate meetings and review the contractual provisions separate from the underlying asset portfolio information. In order to ensure that we are serving you in the best way, please confirm which approach you prefer.

III.

Existing Client – Joint RFP Responses

We would like to confirm receipt of the recently distributed RFP and our intent to respond. The RFP appears to contemplate VRIAC and Voya IM jointly preparing a single response covering both the contractual provisions and the underlying asset portfolio information.  However, VRIAC and Voya IM segregate their respective roles and responsibilities in providing all stable value services, so you may instead choose to receive separate documents from us and Voya IM, pertaining to our respective roles & responsibilities within your stable value fund. In order to ensure that we are serving you in the best way, please confirm which approach you prefer.

Footnotes

1 Anything of Value is defined as anything that provides a benefit to the recipient.

2 17 CFR part 162 (CFTC) amended to add subpart C.  17 CFR part 248 (SEC) amended to add subpart C.

3 Voya funds was not included in this analysis. The Voya funds have adopted a Red Flag Program.

4 Where the investment advisory agreement or other relevant document is silent regarding proxy voting, the presumption generally is that the client retains proxy voting authority unless it is an ERISA client.  However, this should be confirmed.

5 Personal relationship includes, without limitation, family members and relatives, close personal friends, former employers, etc.

6 Compensation includes any commission, mark-up, mark-down, step-out or other fee (or portion thereof) received or to be received from the Fund’s portfolio transactions by the broker-dealer.

7 Not only are formal agreements prohibited, but also non-binding understandings and arrangements, including oral arrangements.

8 Compensation includes any commission, mark-up, mark-down, step-out or other fee (or portion thereof) received or to be received from the Fund’s portfolio transactions by the broker-dealer.

9 Not only are formal agreements prohibited, but also non-binding understandings and arrangements, including oral arrangements.

10

A QIB is an entity that invests on a discretionary basis at least $100mm in securities of issuers that are no affiliated with the entity.

11

For the purposes of this Policy, the term senior bank includes all debt instruments (other than bonds) purchased or permitted to be purchased by the various investment portfolios managed by the Group.

12

Whenever in this Policy an action is to be taken by a member of the Investment Committee, such action may be taken by any member of the committee acting singly, or by such person’s delegate.

13

Orders “placed” on any trading day shall include orders carried over from the previous trading day.  All orders shall be placed by means of an email directed to the loan traders and copied to the Group’s Investment Committee and all portfolio managers.

14

In this Policy, “trading day” shall mean the time from the beginning of business on any business day and ending at 4:00 pm EST.  Trades effected after the end of a trading day shall not be aggregated.

15 Certain products offered by Voya Investment Trust Co. are available only to institutional investors and not to individual investors.

16 See above.

17 For purposes of this section, “customer” in the context of a legal person includes any legal representative or agent purporting to have the legal authority to act on the customer’s behalf. It is noteworthy that certain products offered by the Voya Trust are not available to individuals.

18 Voya IM Client Service is comprised of individuals responsible for interfacing directly with Voya IM’s institutional clients, including, but not limited to, stable value clients.

19 Voya IM Portfolio Management is comprised of individuals who are responsible for the day-to-day management of assets covered by a stable value contract.

20 VRIAC Risk is comprised of those individuals who provide assistance with underwriting and other risks assessments in connection with the stable value contracts.

Endnotes

Use to add additional information, if needed.